UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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The Babcock & Wilcox Company

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13024 Ballantyne Corporate Place, Suite 700
Charlotte, North Carolina 28277

April 1, 2011

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of The Babcock & Wilcox Company, which will be held on Thursday, May 12, 2011, at The Ballantyne Hotel in the Ballantyne Ballroom, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, commencing at 9:30 a.m. local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

We are utilizing the Securities and Exchange Commission’s Notice and Access proxy rule, which allows us to furnish proxy materials to you via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our 2011 Proxy Statement and Annual Report to Stockholders, as well as how to vote either online, by telephone or in person for the 2011 Annual Meeting.

It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.

Thank you for your support of our company.

Sincerely yours,

BRANDON C. BETHARDS
President & Chief Executive Officer

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 12, 2011.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

THE BABCOCK & WILCOX COMPANY
13024 Ballantyne Corporate Place, Suite 700
Charlotte, North Carolina 28277

Notice of 2011 Annual Meeting of Stockholders

The 2011 Annual Meeting of the Stockholders of The Babcock & Wilcox Company, a Delaware corporation, will be held at The Ballantyne Hotel in the Ballantyne Ballroom, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, on Thursday, May 12, 2011, at 9:30 a.m. local time, in order to:

(1) elect Brandon C. Bethards, D. Bradley McWilliams and Anne R. Pramaggiore as Class I directors of our Board of Directors and elect Larry L. Weyers as a Class III director of our Board of Directors;

(2) hold an advisory vote on the compensation of our named executive officers;

(3) hold an advisory vote on the frequency of the advisory vote on named executive officer compensation;

(4) approve material terms for performance-based awards for section 162(m) purposes under the Amended and Restated 2010 Long-Term Incentive Plan;

(5) approve material terms for performance-based awards for section 162(m) purposes under the Amended and Restated Executive Incentive Compensation Plan;

(6) ratify our Audit & Finance Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

(7) transact such other business as may properly come before the meeting or any adjournment thereof.

If you were a stockholder as of the close of business on March 14, 2011, you are entitled to vote at the meeting and at any adjournment thereof.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 1, 2011, we mailed the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 14, 2011 and posted our proxy materials on the Web site referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the Web site referred to in the Notice or may request a printed set of our proxy materials. The Notice and Web site provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

If you previously elected to receive a printed copy of the materials, we have enclosed a copy of our 2010 Annual Report to Stockholders with this notice and proxy statement.

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

By Order of the Board of Directors,

JAMES D. CANAFAX
Secretary

Dated: April 1, 2011

Proxy Statement for 2011 Annual Meeting of Stockholders

Page

General Information	2
Voting Information	2
Record Date and Who May Vote	2
How to Vote	2
How to Change Your Vote or Revoke Your Proxy	3
Quorum	3
Proposals to Be Voted on; Vote Required; and How Votes Are Counted	3
Confidential Voting	4
Election of Directors (Proposal 1)	5
Corporate Governance	10
Director Independence	10
Executive Sessions and Communications With the Board	10
Board Leadership Structure and Roles in Risk Oversight	10
Board of Directors and Its Committees	11
Compensation Committee Interlocks and Insider Participation	13
Director Nomination Process	14
Compensation of Directors	15
Director Compensation Table	15
Named Executives Profiles	17
Executive Officers	23
Advisory Vote on Executive Compensation (Proposal 2)	25
Advisory Vote on the Frequency of the Vote on Executive Compensation (Proposal 3)	26
Compensation Discussion and Analysis	27
Compensation Committee Report	48
Compensation of Executive Officers	49
Summary Compensation Table	49
Grants of Plan-Based Awards	52
Outstanding Equity Awards at Fiscal Year End	56
Option Exercises and Stock Vested	58
Pension Benefits	61
Nonqualified Deferred Compensation	63
Potential Payments Upon Termination or Change in Control	65
Security Ownership of Directors and Executive Officers	74
Security Ownership of Certain Beneficial Owners	75
Audit & Finance Committee Report	76
Approval of Material Terms for Performance-Based Awards for Section 162(m) Purposes under the Amended and Restated 2010 Long-Term Incentive Plan (Proposal 4)	77
Approval of Material Terms for Performance-Based Awards for Section 162(m) Purposes under the Amended and Restated Executive Incentive Compensation Plan (Proposal 5)	84
Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 6)	86
Certain Relationships and Related Transactions	87
Section 16(a) Beneficial Ownership Reporting Compliance	88
Stockholders’ Proposals	88

General Information

Our Board of Directors has made these materials available to you over the Internet or, upon your request, has mailed you a printed version of these materials in connection with our 2011 Annual Meeting of Stockholders, which will take place on May 12, 2011. We mailed the Notice to our stockholders on April 1, 2011, and our proxy materials were posted on the Web site referenced in the Notice on that same date.

We have sent or provided access to the materials to you because our Board of Directors is soliciting your proxy to vote your shares at our Annual Meeting. We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation for a fee that will not exceed $15,000, plus out-of-pocket expenses. In addition, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person and they will not be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the annual meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the Thrift Plan for Employees of B&W and Participating Subsidiary and Affiliated Companies (our “Thrift Plan”) and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you should instruct the trustee on how to vote your plan shares.

Voting Information

Record Date and Who May Vote

Our Board of Directors selected March 14, 2011 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the Record Date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Brokers holding shares in street name can vote routine matters if the beneficial owner has not provided voting instructions at least 10 days before a meeting. As a result of a change in the rules of the New York Stock Exchange, the election of directors is no longer considered a routine matter. That means that brokers may not vote your shares in the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker.

On the Record Date, 117,452,887 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.

How to Vote

Most stockholders can vote by proxy in three ways:

•	by Internet at www.proxyvote.com;

•	by telephone; or

•	by mail.

If you are a stockholder of record, you can vote your shares by voting by Internet, phone, mailing in your proxy or in person at the Annual Meeting. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the Internet, you will save us mailing expense.

By giving us your proxy, you will be directing us how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.

If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Change Your Vote or Revoke Your Proxy

For stockholders of record, you may change your vote or revoke your proxy entirely by written notice to our Corporate Secretary, granting a new later dated proxy, submitting a later dated vote by telephone or on the Internet or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy entirely. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.

Proposals to Be Voted On

We are asking you to vote on the following:

•	the election of Brandon C. Bethards, D. Bradley McWilliams and Anne R. Pramaggiore to Class I and Larry L. Weyers to Class III of our Board of Directors

•	an advisory vote on the compensation of our named executive officers (“Named Executives”)

•	an advisory vote on the frequency of the vote on the compensation of our Named Executives

•	the approval of material terms for performance-based awards for section 162(m) purposes under the 2010 Long-Term Incentive Plan (as amended and restated, the “Amended 2010 LTIP”)

•	the approval of material terms for performance-based awards for section 162(m) purposes under the our Executive Incentive Compensation Plan (as amended and restated, the “Amended EICP”)

•	the ratification of our Audit & Finance Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2011.

Vote Required

In the election of directors, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. Director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors. This means that the individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Votes withheld, which are deemed abstentions, and broker non-votes are not counted for purposes of election of directors.

For the proposals on the Amended 2010 LTIP, Amended EICP and executive compensation, you may vote “FOR” or “AGAINST” or you may “ABSTAIN.” For the proposal on the frequency of the vote on executive compensation, you may vote “1 Year,” “2 Years,” “3 Years” or “ABSTAIN.” Each of these proposals requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to votes on these proposals. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes shall not be considered as entitled to vote on these proposals, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on the adoption of these proposals.

For the proposal to ratify the appointment of Deloitte, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal.

How Votes are Counted

For stockholders of record, all shares represented by the proxies mailed to stockholders will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where a stockholder returns their proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of the Board of Directors’ nominees; (2) “FOR” the approval of the compensation of our Named Executives; (3) “FOR” the selection of one year as the frequency of the advisory vote on executive compensation; (4) “FOR” the approval of the Amended 2010 LTIP; (5) “FOR” the approval of the Amended EICP; (6) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm; and (7) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

For beneficial owners of shares held in street name, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. A broker, bank or nominee does not have discretion to vote on the election of directors, approval of the Amended 2010 LTIP, approval of the Amended EICP, approval of executive compensation, or frequency of the vote on executive compensation. If you do not instruct your broker, bank or nominee how to vote, no votes will be cast on your behalf on those matters. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Deloitte as our independent registered public accounting firm. Any shares of our common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.

We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.

Confidential Voting

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board of Directors;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

Election of Directors

(PROPOSAL 1)

Our Certificate of Incorporation provides for the classification of our Board of Directors into three classes, with the term of one class expiring each year.

Current Directors:

		Year Term
Name	Class	Expires
Brandon C. Bethards	Class I	2011
John A. Fees	Class III	2013
Robert W. Goldman	Class II	2012
Stephen G. Hanks	Class II	2012
Oliver D. Kingsley, Jr.	Class I	2011
D. Bradley McWilliams	Class I	2011
Richard W. Mies	Class III	2013
Anne R. Pramaggiore	Class I	2011
Larry W. Weyers	Class III	2013

The term of office of our Class I directors will expire at this year’s Annual Meeting. The current Class I directors are Brandon C. Bethards, Oliver D. Kingsley, Jr., D. Bradley McWilliams and Anne R. Pramaggiore. Messrs. Bethards, Kingsley and McWilliams were elected to our Board on July 2, 2010 in connection with our spin-off from McDermott International, Inc. (“McDermott”). Ms. Pramaggiore was appointed to the Board in January 2011 and assigned to Class I in connection with Mr. Kingsley’s previously announced decision to not stand for re-election and retire from our Board, effective at this year’s Annual Meeting. Accordingly, on the nomination of our Board following the recommendation of the Governance Committee, Messrs. Bethards and McWilliams will each stand for re-election as a Class I director for a term of three years and Ms. Pramaggiore will stand for election as a Class I director for a term of three years.

Mr. Larry W. Weyers was appointed to our Board in December 2010 and assigned to Class III to more evenly distribute the number of directors among the three classes as prescribed by our Certificate of Incorporation. Because of his assignment to Class III, Mr. Weyers’ current term of office will expire at our 2013 Annual Meeting. However, to provide our stockholders the opportunity to ratify the selection of Mr. Weyers as a Class III director, our Board has determined to submit the nomination of Mr. Weyers for election at this year’s Annual Meeting. Accordingly, on the nomination of our Board following the recommendation of the Governance Committee, Mr. Weyers will stand for election as a Class III director at this year’s Annual Meeting for a term of two years.

Ms. Pramaggiore and Mr. Weyers are the only new director nominees for the 2011 Annual Meeting standing for election for the first time. Ms. Pramaggiore was identified as a potential nominee by one of our non-management directors and Mr. Weyers was identified as a potential director nominee by our Chief Executive Officer. The Governance Committee recommended each of Ms. Pramaggiore and Mr. Weyers to our Board of Directors for nomination as a director.

Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

Set forth below is certain information (ages are as of May 12, 2011) with respect to each nominee for election as a director and each director of our company who will continue to serve as a director after this year’s Annual Meeting, including the specific experience, qualifications and skills considered by the Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director.

Class I Nominees

Brandon C. Bethards	Director Since 2010

Age — 63 President & Chief Executive Officer

Brandon C. Bethards is our President and Chief Executive Officer. He has served in that role since November 2008, having served as Interim Chief Executive Officer of B&W since September 2008. Previously, he served as President of Babcock & Wilcox Power Generation Group, Inc. (“B&W PGG”), one of our subsidiaries, from January 2007 to October 2008 and Senior Vice President and General Manager of B&W PPG’s Fossil Power Division from February 2001 to January 2007. His earlier positions with B&W PGG included Vice President of Business Development, General Manager, District Engineer and Field Service Engineer.

Mr. Bethards has been affiliated with B&W for 37 years, having started with the predecessor to B&W PGG in the early 1970s. He has held a number of management positions within the B&W organization, including most recently as President and Chief Executive Officer. His tenure with the company, experience in the power industry and in-depth knowledge of the operations and culture of our company make him highly qualified to serve our stockholders.

D. Bradley McWilliams	Director Since 2010

Age — 68 Lead Independent Director Audit & Finance Committee — Member Governance Committee — Chairman

From April 1995 until his retirement in April 2003, Mr. McWilliams was Senior Vice President and Chief Financial Officer of Cooper Industries Ltd., a worldwide manufacturer of electrical products, tools and hardware. He was Vice President of Cooper Industries from 1982 until April 1995. Mr. McWilliams is also a member of the Board of Directors of McDermott, where he has served since 2003.

Mr. McWilliams, a Certified Public Accountant and licensed attorney, has more than 30 years of accounting and financial experience, having served most recently as the chief financial officer of a large, publicly traded company for nine years. Mr. McWilliams has served on many corporate boards both for profit (including Kronos Incorporated and McDermott, where he served as chairman of the audit committee for 12 years and six years, respectively) and non-profit boards (including as Life Member of the board of directors of the YMCA of the Greater Houston area). Including his service on the board of directors of McDermott, Mr. McWilliams is the most tenured member of our Board of Directors.

Anne R. Pramaggiore	Director Since 2011

Age — 52 Audit & Finance Committee — Member Governance Committee — Member

Since May 2009, Ms. Pramaggiore has served as President and Chief Operating Officer of Commonwealth Edison Company (“ComEd”), an electric utility company. She joined ComEd in 1998 and, prior to her current position with ComEd, served as its Executive Vice President, Customer Operations, Regulatory and External Affairs from September 2007 to May 2009, Senior Vice President, Regulatory and External Affairs from November 2005 to September 2007 and Vice President, Regulatory and External Affairs from October 2002 to November 2007. She also served as its General Counsel.

Ms. Pramaggiore is a licensed attorney and brings to the Board extensive experience in the utilities industry, as highlighted by her years of service at ComEd. She is a current executive within another public company and her perspective on the technical, regulatory, operational and financial aspects of the industry make her a valuable addition to the Board.

Our Board recommends that stockholders vote “FOR” the Class I nominees named above.

Class III Nominee

Larry L. Weyers	Director Since 2010

Age — 66 Compensation Committee — Member Safety & Security Committee — Member

In March 2010, Mr. Weyers retired as Chairman of Integrys Energy Group, Inc. (previously WPS Resources Corporation), a holding company with operations providing products and services in regulated and nonregulated energy markets. Previously, he served as its Chairman, President and Chief Executive Officer from February 1998 to December 2008, having joined Wisconsin Public Service Corporation, a utility subsidiary of Integrys Energy Group, Inc., in 1985. Since July 2010, he has served as Vice President and Lead Director of the board of directors of Green Bay Packers, Inc., on which he has served since 2003.

Mr. Weyers brings a wealth of experience in the nuclear and fossil fuel power generation industries to the Board and possesses substantial corporate leadership and governance skills. Having served over 24 years with Integrys Energy Group, Inc., he has extensive knowledge of the utility industry and provides a valuable resource for our power generation operations. Mr. Weyers has a bachelor’s degree in mathematics from Doane College, a master’s degree in nuclear engineering from Columbia University and a master’s degree in business administration from Harvard Business School.

Our Board recommends that stockholders vote “FOR” the Class III nominee named above.

Class II Directors

Robert W. Goldman	Director Since 2010

Age — 69 Audit & Finance Committee — Chairman Compensation Committee — Member

Since October 2002, Mr. Goldman has served as an independent financial consultant. Previously, Mr. Goldman worked for Conoco Inc., an international, integrated energy company and predecessor to ConocoPhillips, from 1988 to 2002, most recently as its Senior Vice President, Finance and Chief Financial Officer from 1998 to 2002. He formerly served as the Vice President, Finance of the World Petroleum Council from 2002 to 2008. Mr. Goldman is also a member of the board of directors of El Paso Corporation (since 2003), Parker Drilling Company (since 2005) and Tesoro Corporation (since 2004) and served as a member of the board of directors of McDermott from 2005 to 2010.

Mr. Goldman has an extensive background in corporate finance and operations. While serving as Chief Financial Officer of Conoco, Inc., Mr. Goldman played vital roles in the initial public offering and split-off of Conoco, Inc. from DuPont and the subsequent merger of Conoco and Phillips Petroleum. As a member of our Board, he offers valuable public company board experience and significant energy-industry specific knowledge. Mr. Goldman’s service on the audit and finance committees of other public and non-public companies also provides substantial benefit as he chairs the Board’s Audit & Finance Committee.

Stephen G. Hanks	Director Since 2010

Age — 60 Audit & Finance Committee — Member Compensation Committee — Member

From November 2007 until his retirement in January 2008, Mr. Hanks was President of the Washington Division of URS Corporation, an engineering, construction and technical services company, and he also served as a member of URS Corporation’s Board of Directors during that time. Previously, from June 2001 to November 2007, he was President and CEO of Washington Group International, Inc. (“Washington Group”), an integrated engineering, construction and management services company, which was acquired by URS Corporation in 2007, and also served on its Board of Directors. He formerly served as Executive Vice President, Chief Legal Officer and Secretary for Washington Group. Mr. Hanks is also a member of the board of directors of Lincoln Electric Holdings, Inc. (since 2006) and McDermott (since 2009).

Through his background with Washington Group and subsequently URS Corporation, Mr. Hanks brings to the Board valuable operations, industry and legal experience from one of the companies in our peer group. He also provides financial experience, having served as Chief Financial Officer of Morrison Knudsen Corporation, and public company board experience through his service on the boards of Lincoln Electric Holdings, Inc. and McDermott.

Other Class III Directors

John A. Fees	Director Since 2010

Age — 53 Non-Executive Chairman Safety & Security Committee — Member

Mr. Fees is the Chairman of our Board of Directors, and has served in that capacity since July 2010. From October 2008 to July 2010, he was Chief Executive Officer and a director of McDermott. He joined B&W in 1979 and served as President and Chief Executive Officer of B&W from January 2007 to October 2008; President and Chief Operating Officer of BWX Technologies, Inc., a subsidiary of B&W, from September 2002 to January 2007; and President, General Manager of BWXT Services, Inc., a subsidiary of BWX Technologies, Inc., from September 1997 to November 2002. His earlier positions at subsidiaries of B&W include Vice President and General Manager. Mr. Fees previously served as a member of the board of directors of McDermott (October 2008 — July 2010).

Mr. Fees’ service as Chief Executive Officer of McDermott and member of McDermott’s board of directors makes him well qualified to serve as Chairman of the Board of B&W. Prior to becoming McDermott’s Chief Executive Officer in 2008, Mr. Fees led a distinguished career at B&W for nearly 30 years. During his time with B&W, Mr. Fees held numerous management positions within B&W’s Government Operations segment, including President and Chief Operating Officer, and served as B&W’s President and Chief Executive Officer. Mr. Fees’ experiences provide him with extensive knowledge of our businesses and strong leadership skills. Mr. Fees also currently serves on the Board of Directors of the Nuclear Energy Institute.

Richard W. Mies	Director Since 2010

Age — 66 Safety & Security Committee — Chairman Governance Committee — Member

Admiral Mies is a Retired Admiral, United States Navy. He served in the U.S. Navy for 35 years, including most recently as Commander in Chief of the U.S. Strategic Command for the U.S. Air Force and U.S. Navy strategic nuclear forces from 1998 until his retirement from the Navy in 2002. Following his retirement from the Navy until 2007, he served as Senior Vice President of Science Applications International Corporation, a provider of scientific and engineering applications for national security, energy, environment, critical infrastructure and health. Since 2007, he has been Chief Executive Officer and President of The Mies Group, Ltd. (a consulting firm). He is also a member of the board of directors of Exelon Corporation (since 2009) and Mutual of Omaha Insurance Company (since 2002) and served as a member of the board of directors of McDermott from 2008 to 2010.

Admiral Mies’ distinguished career as a nuclear submariner in the U.S. Navy and as a former Senior Vice President of Science Applications International Corporation has provided him with extensive experience in nuclear operations, executive leadership and U.S. Government procurement activities. He served as the senior operational commander of the U.S. Submarine Force and as the Commander in Chief of U.S. Strategic Command. He brings to the Board an extensive understanding of the U.S. Government, our single largest customer.

There are no family relationships between any of our executive officers and directors.

Corporate Governance

We maintain a corporate governance section on our Web site which contains copies of our principal governance documents. The corporate governance section may be found at www.babcock.com at “Investor Relations — Corporate Governance — Highlights.” The corporate governance section contains the following documents:

By-Laws
Corporate Governance Principles
Code of Business Conduct
Code of Ethics for CEO and Senior Financial Officers
Board of Directors Conflicts of Interest Policies and Procedures
Audit & Finance Committee Charter
Compensation Committee Charter
Governance Committee Charter
Safety & Security Committee Charter

Director Independence

The New York Stock Exchange (“NYSE”) listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. The Board has established categorical standards which conform to the independence requirements in the NYSE listing standards to assist it in determining director independence. These standards are contained in the Corporate Governance Principles found on our Web site at www.babcock.com under “Investor Relations — Corporate Governance — Highlights.”

Based on these independence standards, our Board of Directors has determined that the following directors are independent and meet our categorical standards:

Robert W. Goldman	Richard W. Mies
Stephen G. Hanks	Anne R. Pramaggiore
Oliver D. Kingsley, Jr.	Larry L. Weyers
D. Bradley McWilliams

In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated. Those transactions are described below, although none were determined to constitute a material relationship with us. Mr. Weyers has no current relationship with B&W, except as a director and stockholder; although he is the former chairman of the board of directors of Integrys Energy Group, Inc., with which company’s subsidiaries we have transacted business in the ordinary course during the last three years. Messrs. Goldman, Hanks and Kingsley and Admiral Mies are directors of entities with which we transact business in the ordinary course. Ms. Pramaggiore is an executive officer of an entity, affiliates of which we transact business with in the ordinary course. Our Board also considered unsolicited contributions by us to charitable organizations with which the directors were associated. Admiral Mies serves as a director of a charitable organization to which we made unsolicited contributions between 2008 and 2010 in the usual course of our annual giving programs. Messrs. Hanks and McWilliams are both directors of McDermott, which was our parent company prior to our spin-off on July 30, 2010. McDermott does not own any shares of our common stock, however, in connection with the spin-off, we entered into a number of agreements with McDermott regarding the spin-off, which allocate responsibilities for obligations arising before and after the spin-off and provide transition services between B&W and McDermott for a limited period of time following the spin-off.

Executive Sessions and Communications With the Board

Our independent directors meet in executive session without management on a regular basis. Currently, D. Bradley McWilliams, the Lead Independent Director, serves as the presiding director for these executive sessions. Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o The Babcock & Wilcox Company, Corporate Secretary’s Office, 13024 Ballantyne Corporate Parkway, Suite 700 Charlotte, North Carolina 28277. Information regarding this process is posted on our Web site at www.babcock.com under “Investor Relations — Corporate Governance — Board of Directors.”

Board Leadership Structure and Roles in Risk Oversight

Our Board does not have a policy requiring either that the positions of the Chairman and of the Chief Executive Officer should be separate or that they should be occupied by the same individual. Our Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on these matters when it elects a new CEO or Chairman of the Board or at other times consideration is warranted by circumstances. Currently, the roles are separate, with Mr. Fees serving as our Chairman and Mr. Bethards as our President and Chief Executive Officer. Our Board believes that this leadership structure is appropriate for us at this time because it allows Mr. Bethards, who, with over 37 years experience with our company including as chief executive officer, is serving as a public company chief executive officer and board member for the first time, to set our strategic direction and manage our day-to-day operations and performance, while Mr. Fees, who has over 30 years experience with our company and prior public company board service with McDermott, is able to set the Board’s agenda, in coordination with our lead independent director and independently lead the Board in its oversight of management.

As part of its oversight function, the Board monitors various risks that we face. To assist with aspects of that function, the Board established the Safety & Security Committee, which oversees the safety, security and reliability of our business operations with specific focus on environmental, regulatory, safety, and security matters. The Audit & Finance Committee further assists the Board in fulfilling its oversight responsibility in the areas of financial reporting and by meeting periodically with management to review financial risk exposures and discuss B&W’s policies and guidelines concerning risk assessment and risk management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs with management and its outside compensation consultant. We further maintain an enterprise risk management program administered by our Risk Management group. The program reviews key external, strategic, operational and financial risks with specific focus on the effectiveness of risk mitigation. Information on the enterprise risk management program is presented to senior management and the Board by our Director of Risk Management.

Board of Directors and Its Committees

Our Board met nine times during 2010. All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2010. In addition, as reflected in our Corporate Governance Principles, we have adopted a policy that each member of our Board must make reasonable efforts to attend our Annual Meeting.

Our Board currently has, and appoints the members of, standing Audit & Finance, Compensation, Governance and Safety & Security Committees. Each of those committees is comprised entirely of independent non-management directors, except for the Safety & Security Committee, and has a written charter approved by the Board. The current charter for each standing Board committee is posted on our Web site at www.babcock.com under “Investor Relations — Corporate Governance — Highlights.”

The current members of the committees are identified below. NYSE listing standards require that all members of our Audit & Finance, Compensation and Governance Committees be independent. Our Board of Directors has affirmatively determined that each member of such committees is independent in accordance with the NYSE listing standards.

Audit & Finance Committee:

Mr. Goldman (Chairman)
Mr. Hanks
Mr. McWilliams
Ms. Pramaggiore

During the year ended December 31, 2010, the Audit & Finance Committee met three times. The Audit & Finance Committee’s role is financial oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit & Finance Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work.

The Audit & Finance Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The committee, among other things, also reviews and discusses our audited financial statements with management and the independent registered public accounting firm. The committee provides oversight of (i) our compliance with legal and regulatory financial requirements; (ii) policies and procedures relating to financial risks; and (iii) aspects of our compliance and ethics program relating to financial matters, books and records and accounting and as required by applicable laws, rules and regulations.

The Audit & Finance Committee also reviews and oversees financial policies and financial strategies, mergers, acquisitions, financings, liabilities, investment performance of our pension plans and the capital structures of B&W and its subsidiaries. Generally, the Audit & Finance Committee has responsibility over many such activities up to $25 million, and for such activities involving amounts over $25 million, the Audit & Finance Committee will review the activity and make a recommendation to the Board.

Our Board has determined that Messrs. Goldman, Hanks and McWilliams and Ms. Pramaggiore each qualify as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors, see their biographical information under “Election of Directors” above.

Compensation Committee:

Mr. Kingsley (Chairman)
Mr. Goldman
Mr. Hanks
Mr. Weyers

During the year ended December 31, 2010, the Compensation Committee met three times. The Compensation Committee has overall responsibility for our officer and non-employee director compensation plans, policies and programs and has the authority to retain, terminate, compensate and oversee any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities. The Compensation Committee oversees the annual evaluation of our Chief Executive Officer. Following the spin-off, the Compensation Committee retained Meridian Compensation Partners, LLC, the compensation consultant to the compensation committee of McDermott’s board of directors (the “McDermott Committee”) at the time of the spin-off, while conducting a new search for an independent consultant. In November 2010, the Compensation Committee engaged Hay Group Inc. (“Hay”) to serve as the committee’s consultant on executive and non-employee director compensation. In determining executive compensation, the Compensation Committee considered recommendations from Hay as well as the joint recommendation of our Vice President of Human Resources and our Chief Executive Officer.

Hay Group and our Chief Executive Officer and Vice President of Human Resources, attend the meetings of our Compensation Committee and participate in the committee’s deliberation on executive compensation (except with respect to each officer’s respective compensation). Please see the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement for information about our 2010 executive officer compensation, including a discussion of the role of the compensation consultant.

The Compensation Committee regularly reviews the design of our significant compensation programs with the assistance of its compensation consultant. We believe our compensation programs work to retain and motivate our employees at appropriate levels of business risk, which risks are generally mitigated through some of the following features:

•	Reasonable and Balanced Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for employees targeted at or near the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of employees provides reasonable compensation opportunities with an appropriate mix of cash and equity, annual and longer-term incentives, and performance metrics.

•	Emphasize Long-Term Incentive Over Annual Incentive Compensation — Long-term incentive compensation, to the extent awarded, typically makes up a larger percentage of an employee’s target total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of employees with those of stockholders. However, tying a significant portion of an employee’s total direct compensation to long-term incentives (which typically vest over a period of three or more years) helps to promote longer-term perspectives regarding company performance.

•	Long-Term Incentive Compensation Subject to Forfeiture for Bad Acts — The Compensation Committee may terminate any outstanding stock award if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or

(2) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

•	2011 Annual and Long-Term Incentive Compensation Subject to Clawbacks — For 2011 incentive compensation awards, we may recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.

•	Linear and Capped Incentive Compensation Payouts — The Compensation Committee establishes financial performance goals which are used to plot a linear payout formula for annual and long-term incentive compensation, eliminating payout “cliffs” between the established performance goals. The maximum payout for both the annual and long-term incentive compensation is capped at 200% percent of target.

•	Use of Multiple and Appropriate Performance Measures — Utilizing diversified performance measures helps prevent compensation opportunities from being overly weighted toward the performance result of a single measure. In general, our incentive programs are based on a mix of financial and individual goals. In 2010, our principal performance measures were based on consolidated operating income and stock price appreciation. Compared to other financial metrics, operating income is a measure of the profitability of our business which helps drive accountability at our operating segments thereby reducing risks related to incentive compensation by putting the focus on quality of revenues not quantity. For 2011 incentive compensation, we incorporated return on invested capital and diluted earnings per share in addition to operating income and stock price appreciation. Operating income and return on invested capital maintain the focus on operational performance while earnings per share and stock price appreciation maintain a focus on longer-term metrics that help drive stockholder value.

•	Stock Ownership Guidelines — Our executive officers and directors are subject to share ownership guidelines which also helps to promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders.

The Compensation Committee administers our Executive Incentive Compensation Plan (the “EICP”), under which it awards annual cash-based incentive compensation to our officers based on the attainment of annual performance goals. Our Compensation Committee approves, among other things, target EICP compensation for each officer and financial goals and, with respect to the Chief Executive Officer, individual goals applicable to EICP compensation. Our Chief Executive Officer and, in respect of the Presidents of our principal operating groups, Chief Operating Officer establish individual goals for our other executive officers applicable to EICP compensation. This committee also administers our 2010 Long-Term Incentive Plan of The Babcock & Wilcox Company (the “2010 LTIP”), and may delegate some of its duties (other than awards to directors under the 2010 LTIP) to our Chief Executive Officer or other senior officers.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee are independent in accordance with the NYSE listing standards. No member of the Compensation Committee (1) was, during the year ended December 31, 2010, or had previously been, an officer or employee of B&W or any of its subsidiaries or (2) had any material interest in a transaction of B&W or a business relationship with, or any indebtedness to, B&W. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our board of directors.

Governance Committee:

Mr. McWilliams (Chairman)
Mr. Kingsley
Adm. Mies
Ms. Pramaggiore

During the year ended December 31, 2010, the Governance Committee met two times. This committee, in addition to other matters, has overall responsibility to (1) establish and assess director qualifications; (2) recommend nominees for election to our Board of Directors; (3) oversee the annual evaluation of our Board of Directors and management, including the Chief Executive Officer in conjunction with our Compensation Committee; and (4) oversee our company’s ethics and compliance program, excluding certain oversight responsibilities assigned to the Audit and Finance Committee of the Board under applicable statutes, rules or regulations. This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” This committee also assists our Board with management succession planning and director and officer insurance coverage.

Director Nomination Process

Our Governance Committee is responsible for assessing the qualifications, skills and characteristics of candidates for election to the Board. In making this assessment, the Governance Committee generally considers a number of factors, including each candidate’s:

•	professional and personal experiences and expertise in relation to (1) our businesses and industries and (2) the experiences and expertise of other Board members;

•	integrity and ethics in his/her personal and professional life;

•	professional accomplishment in his/her field;

•	personal, financial or professional interests in any competitor, customer or supplier of ours;

•	preparedness to participate fully in board activities, including active membership on at least one board committee and attendance at, and active participation in, meetings of the board and the committee(s) of which he or she is a member, and lack of other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so; and

•	ability to contribute positively to the Board and any of its committees.

Our bylaws provide that (1) a person shall not be nominated for election or reelection to our Board of Directors if such person shall have attained the age of 72 prior to the date of election or re-election and (2) any director who attains the age of 72 during his or her term shall be deemed to have resigned and retired at the first Annual Meeting following his or her attainment of the age of 72. Accordingly, a director nominee may stand for election if he or she has not attained the age of 72 prior to the date of election or reelection.

The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, ethnic background, education, viewpoint and personal and professional experiences.

The Governance Committee solicits ideas for possible candidates from a number of sources — including members of the Board, our Chief Executive Officer and other senior level executive officers, individuals personally known to the members of the Board and independent director candidate search firms.

In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our By-Laws. See “Stockholders’ Proposals” in this proxy statement and our By-Laws, which may be found on our Web site at www.babcock.com at “Investor Relations — Corporate Governance — Highlights.”

The Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders, based on the assessment and factors described above. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board.

Safety & Security Committee:

Adm. Mies (Chairman)
Mr. Fees
Mr. Kingsley
Mr. Weyers

During the year ended December 31, 2010, the Safety & Security Committee met three times. This committee has general oversight responsibility regarding the safety, security and reliability of our business operations with specific focus on environmental, regulatory, safety and security matters. In the performance of its responsibilities the committee will review reports and information from management and others and visit key operating facilities and, where appropriate, meet with regulatory authorities. The Safety & Security Committee has the authority to engage outside consultants or other advisors to assist it in the discharge of its responsibilities.

Compensation of Directors

At the time of our spin-off from McDermott, some of our directors — Messrs. John A. Fees, Robert W. Goldman, Stephen G. Hanks, Oliver D. Kingsley, Jr. and D. Bradley McWilliams and Admiral Richard W. Mies (the “Spin-Off Directors”) — served on the board of directors of McDermott. The Spin-Off Directors, other than Mr. Fees who was McDermott’s Chief Executive Officer at the time, received compensation in connection with their McDermott board service. On July 2, 2010, the Spin-Off Directors were elected members of our Board of Directors and, other than Messrs. Hanks and McWilliams, resigned effective July 30, 2010 (the effective date of spin-off) from the Board of Directors of McDermott. None of the Spin-Off Directors received any compensation for their service on our Board of Directors prior to the spin-off. Mr. Larry L. Weyers was appointed to our Board in December 2010. No information is provided for Ms. Anne R. Pramaggiore since she was appointed to our Board in January 2011 and was not a director at any time during the year ended December 31, 2010.

Therefore, the table below summarizes the compensation earned by or paid to our non-employee directors only for services as a member of our Board of Directors for the period from July 30, 2010 through December 31, 2010. Directors who are also our employees do not receive any compensation for their service as directors.

Director Compensation Table

	Fees Earned or	Stock
Name of Non-Employee Director	Paid in Cash(1)	Awards(2)	Total
John A. Fees(3)	$126,750	$109,980	$236,730
Robert W. Goldman	$51,250	—	$51,250
Stephen G. Hanks	$41,250	—	$41,250
Oliver D. Kingsley Jr.	$53,500	—	$53,500
D. Bradley McWilliams	$54,750	—	$54,750
Richard W. Mies	$53,000	—	$53,000
Larry L. Weyers	$12,250	$54,986	$67,236

(1)	See “Fees Earned or Paid in Cash” below for a discussion of the amounts reported in this column.

(2)	See “Stock Awards” below for a discussion of the amounts reported in these columns.

(3)	Prior to the spin-off, Mr. Fees was employed by various affiliates of McDermott for 31 years and participated in qualified and non-qualified pension plans sponsored by such affiliates. We assumed the assets and liabilities in respect of those pensions in connection with the spin-off. The payment of the pension is not conditioned on his service as a director and, therefore, the Director Compensation Table does not include any information regarding Mr. Fees’ pension benefits. Additionally, this table does not include a contribution of $87,051 by McDermott prior to the spin-off to Mr. Fees’ account under McDermott’s supplemental executive retirement plan in connection with his service as McDermott’s Chief Executive Officer. In connection with the spin-off, we adopted a supplemental executive retirement plan and assumed all liabilities of McDermott’s plan attributable to post spin-off employees and directors, including Mr. Fees.

During 2010, non-employee director compensation generally consisted of cash and equity, as described in more detail below.

Fees Earned or Paid in Cash.  Under our current director compensation program, non-employee directors are eligible to receive the following cash compensation:

•	an annual retainer of $45,000, paid in quarterly installments (prorated for partial term); and

•	a fee of $2,500 for each Board meeting personally attended, $1,750 for each meeting of a committee of which they are a member personally attended and $1,000 for each Board meeting and meeting of a committee of which they are a member attended by telephone.

The chairs of Board committees, the Lead Independent Director and the Non-Executive Chairman receive additional annual retainers, paid in quarterly installments, as follows (prorated for partial term):

•	the chair of each of the Audit & Finance Committee and the Compensation Committee: $20,000;

•	the chair of the Safety & Security Committee: $15,000;

•	the chair of the Governance Committee: $10,000;

•	the Lead Independent Director: $10,000; and

•	the Non-Executive Chairman: $175,000.

We also reimburse directors for travel and other expenses incurred in connection with their service on the Board.

Stock Awards.  In addition to the cash payments provided to our directors, each non-employee director was entitled to receive a number of restricted shares of our common stock equal to $110,000 (prorated for partial term) divided by the closing price of our common stock on the grant date, rounded down to the nearest whole share. The amount reported for Mr. Weyers is attributable to restricted shares of our common stock received in connection with his appointment to our Board and represent the prorated amount of the non-employee director stock grant. The restricted stock awards were granted under our 2010 LTIP and vested immediately on the date of grant. See Proposal 4 below for more information regarding the 2010 LTIP.

In May 2010, prior to the spin-off, McDermott made the same grant (the “McDermott Grant”) of restricted shares of McDermott common stock equal to $110,000 to its then-current directors, including the Spin-Off Directors other than Mr. Fees. Those directors each received 4,243 shares of McDermott common stock, with a grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 of $109,979. At the time of the McDermott Grant, the compensation of the non-employee directors following the spin-off was discussed and it was decided that no director appointed to our Board, other than Mr. Fees, who was expected to be appointed Chairman of our Board at the time, would receive any equity-based compensation relating to post-spin-off board service for the 2010/2011 term. As a result, no Spin-Off Director received any of our equity in connection with their 2010 Board service, other than Mr. Fees. The Spin-Off Directors who received the 4,243 shares of McDermott common stock received 2,121 shares of B&W common stock and a cash payment in lieu of a B&W fractional share of $11.58 through the spin-off.

The amounts reported in the “Stock Awards” column represent the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair values are determined using the closing price of our common stock on the date of grant.

The following table reflects the number of shares and grant date fair value with respect to each award of restricted shares of our common stock granted to non-employee directors in 2010 and the stock and option awards each non-employee director had outstanding as of December 31, 2010.

Equity Awards Granted to Directors in 2010 and
Outstanding at December 31, 2010

	B&W Equity Awards			B&W Equity Awards Outstanding at
	Granted in 2010			December 31, 2010(1)
		Shares of
		Restricted	Grant Date
Name	Grant Date	Stock	Fair Value	Stock Awards		Option Awards
John A. Fees	August 12, 2010	4,912	$109,980	72,270	(2)	98,572
Robert W. Goldman	—	—	—	0		5,115
Stephen G. Hanks	—	—	—	0		0
Oliver D. Kingsley Jr.	—	—	—	0		20,616
D. Bradley McWilliams	—	—	—	0		18,938
Richard W. Mies	—	—	—	0		0
Larry L. Weyers	December 10, 2010	2,248	$54,986	0		0

(1)	The equity awards reported represent B&W awards converted in connection with the spin-off from awards originally granted by McDermott prior to 2010.

(2)	The shares reported represent shares in a B&W restricted stock unit award which vested in connection with the spin-off but which, under the terms of the grant agreement, are not payable in B&W common stock until October 1, 2011.

Named Executives Profiles

The following are named executive officer profiles that summarize the compensation earned or paid in 2010 to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we refer to as our “Named Executives.” The individual executive profiles provide biographical information, including age as of May 12, 2011, and summarize the compensation disclosures that are provided in the Compensation Discussion and Analysis and executive compensation tables in this proxy statement. Prior to July 30, 2010, the effective date of our spin-off from McDermott, we were a subsidiary of McDermott. Accordingly, compensation information presented reflects compensation for the year ended December 31, 2010 paid to our Named Executives by McDermott and its subsidiaries prior to the spin-off and by us and our subsidiaries after the spin-off.

These profiles are supplemental, and are being provided in addition to, and not in substitution for, the detailed compensation tables required by the SEC that follow. We believe these profiles provide stockholders with a concise and easy to understand summary of compensation paid to Named Executives for 2010. The compensation information presented in the following executive profiles is derived from the more detailed compensation tables contained in the “Compensation of Executive Officers” section below and should be read in conjunction with those tables, the narrative disclosures following the tables and the Compensation Discussion and Analysis.

Brandon C. Bethards

President, Chief Executive Officer & Director,
The Babcock & Wilcox Company

Age: 63

Tenure with B&W (including as subsidiary of McDermott): 37 years

Mr. Bethards has been President and Chief Executive Officer of B&W since November 2008 after serving as Interim Chief Executive Officer since September 2008. He joined the predecessor to B&W PGG, our principal operating subsidiary providing power generation, environmental, and clean energy solutions, in the early 1970s and served most recently as its President from January 2007 to October 2008 and Senior Vice President and General Manager of its Fossil Power Division from February 2001 to January 2007. His earlier positions within B&W PGG include Vice President of Business Development, General Manager, District Engineer and Field Service Engineer.

2010 Compensation

Annual Base Salary
Base Salary	$665,503

Annual Incentive Compensation
Executive Incentive Compensation Plan	$841,500

Long-Term Incentive Compensation (Grant Date Fair Value)
Restricted Stock Units	$1,249,963
Restricted Stock (Retention Agreement)	$941,062
Stock Options	$865,320

Pension Plan
Annual Increase in Accumulated Pension Benefit	$509,958

Other Compensation
SERP Contribution	$52,275
Thrift Match	$4,900
Service-Based Thrift Contribution	N/A
Tax Gross-Ups	$7,038
Perquisites and Personal Benefits	$47,079

2010 Total Direct Compensation

Michael S. Taff

Senior Vice President & Chief Financial Officer,
The Babcock & Wilcox Company

Age: 49

Tenure with B&W (including as a subsidiary of McDermott): 6 years

Michael S. Taff has been our Senior Vice President and Chief Financial Officer since July 2010. Prior to the spin-off, Mr. Taff served as Senior Vice President and Chief Financial Officer of McDermott from April 2007 until July 2010 and prior to that as Vice President and Chief Accounting Officer from June 2005 until April 2007. Previously, Mr. Taff served as Vice President and Chief Financial Officer of HMT Inc., an engineering and construction company, from June 2004 to June 2005 and as Vice President and Corporate Controller of Philip Services Corporation, a provider of industrial, environmental, transportation and container services, from September 1994 to May 2004.

2010 Compensation

Annual Base Salary
Base Salary	$516,363

Annual Incentive Compensation
Executive Incentive Compensation Plan	$359,936

Long-Term Incentive Compensation (Grant Date Fair Value)
Restricted Stock Units	$302,996
Restricted Stock (Retention Agreement)	$605,025
Stock Options	$209,751

Pension Plan
Annual Increase in Accumulated Pension Benefit	N/A

Other Compensation
Cash Bonus (Retention Agreement)	$294,752
SERP Contribution	$37,810
Thrift Match	$7,350
Service-Based Thrift Contribution	$7,671
Tax Gross-Ups	$3,022
Perquisites and Personal Benefits	$28,114

2010 Total Direct Compensation

Mary Pat Salomone

Senior Vice President & Chief Operating Officer,
The Babcock & Wilcox Company

Age: 51

Tenure with B&W (including as a subsidiary of McDermott): 28 years

Mary Pat Salomone has served as our Chief Operating Officer since January 2010. Most recently she served as Manager of Business Development for Babcock & Wilcox Nuclear Operations Group, Inc. (“B&W NOG”) from January 2009 until January 2010. She also served as Manager of Strategic Acquisitions for B&W NOG from January 2008 to January 2009. From 1998 through December 2007, Ms. Salomone served as an officer of Marine Mechanical Corporation, which was acquired by us in May 2007, including as President and Chief Executive Officer from 2001 through December 2007. Ms. Salomone previously served with two of B&W’s operating divisions, Nuclear Equipment Division and Fossil Power Division, from 1982 until 1998, in a variety of positions, including Manager of Navy Contracts, Project Manager and Manager of Quality Assurance Engineering.

2010 Compensation

Annual Base Salary
Base Salary	$406,000

Annual Incentive Compensation
Executive Incentive Compensation Plan	$242,829

Long-Term Incentive Compensation (Grant Date Fair Value)
Restricted Stock Units	$300,026
Stock Options	$207,699

Pension Plan
Annual Increase in Accumulated Pension Benefit	$577,713

Other Compensation
SERP Contribution	N/A
Thrift Match	$6,230
Service-Based Thrift Contribution	N/A
Tax Gross-Ups	$7,706
Perquisites and Personal Benefits	$82,118

2010 Total Direct Compensation

a

Richard L. Killion

President & Chief Operating Officer,
Babcock & Wilcox Power Generation Group, Inc.

Age: 63

Tenure with B&W (including as a subsidiary of McDermott): 40 years

Richard L. Killion was named President and Chief Operating Officer of B&W PGG in November 2008, after service as Interim President of B&W PGG since September 2008. He joined B&W in 1970 and has served as Vice President and General Manager of B&W PGG’s Fossil Power Division, where he served from May 2007 to September 2008; Vice President of B&W’s Fossil Steam Generating Systems from June 2006 to May 2007; and Director of Global Joint Ventures from May 2002 to June 2006. His earlier positions with B&W PGG include General Manager of Babcock & Wilcox Beijing Company Ltd.

2010 Compensation

Annual Base Salary
Base Salary	$348,765

Annual Incentive Compensation
Executive Incentive Compensation Plan	$193,639

Long-Term Incentive Compensation (Grant Date Fair Value)
Restricted Stock Units	$239,215
Stock Options	$165,623

Pension Plan
Annual Increase in Accumulated Pension Benefit	$338,891

Other Compensation
SERP Contribution	N/A
Thrift Match	$7,350
Service-Based Thrift Contribution	N/A
Tax Gross-Ups	$0
Perquisites and Personal Benefits	$—

2010 Total Direct Compensation

Winfred D. Nash

Former President,
Babcock & Wilcox Nuclear Operations Group, Inc.

Age: 67

Tenure with B&W (including as a subsidiary of McDermott): 41 years

Winfred D. Nash retired from B&W April 1, 2011. Previously, he served as President of B&W NOG, our principal operating subsidiary providing products and services to the U.S. government and commercial customers, since November 2007. He joined B&W in the late 1960s and previously served as President of our Nuclear Operations Division from September 2006 to November 2007 and as Vice President and General Manager of BWX Technologies, Inc., the holding company of our Government Operations segment businesses (“BWXT”) from March 2001 to September 2006. His earlier positions within our Nuclear Government Operations group included a major leadership role with Operations, Quality Control and Program Management.

2010 Compensation

Annual Base Salary
Base Salary	$357,000

Annual Incentive Compensation
Executive Incentive Compensation Plan	$172,409

Long-Term Incentive Compensation (Grant Date Fair Value)
Restricted Stock Units	$217,513
Stock Options	$150,562

Pension Plan
Annual Increase in Accumulated Pension Benefit	$116,224

Other Compensation
SERP Contribution	$32,040
Thrift Match	$6,220
Service-Based Thrift Contribution	N/A
Tax Gross-Ups	$441
Perquisites and Personal Benefits	$—

2010 Total Direct Compensation

Executive Officers

Set forth below is the age (as of May 12, 2011), the principal positions held with B&W or our subsidiaries, and other business experience information for each of our current executive officers other than our Named Executives. For information on our Named Executives, see “Named Executives Profiles” above. Unless otherwise indicated, all positions described below are positions with The Babcock & Wilcox Company.

Jenny L. Apker, 53, has served as our Vice President and Treasurer since joining us in June 2010. Previously, Ms. Apker served as Vice President and Treasurer with Dex One Corporation (formerly R.H. Donnelley Corporation), a marketing services company, from May 2003 until June 2010.

Vangel Athanas, 55, has served as our Vice President of Human Resources since joining us in August 2008. Prior to joining us, Mr. Athanas served with Computer Sciences Corporation, an information technology outsourcing and services provider, from 1995 until August 2008, including his most recent position as the Vice President, Human Resources of World Sourcing Services from April 2007 to August 2008. Mr. Athanas previously served as the Director, Human Resources, Global Transformation Solutions of Computer Sciences Corporation from April 2004 to April 2007. Prior to that, Mr. Athanas was employed by the Electric Boat Division of General Dynamics from 1979 to 1995 in human resources roles of increasing responsibility.

Peyton S. Baker, 63, has served as President of B&W NOG since April 2011. He joined B&W in 1971 and has served in various capacities with B&W NOG, including most recently as Vice President of Programs, Contracts and Central Planning from August 2009 to April 2011; Manager, Programs from August 2006 to August 2009 and Manager, Project Management of the Nuclear Operations Division from January 2005 to August 2006. His earlier positions include Project Manager of the Advanced Carrier Program at B&W NOG, President and General Manager of BWXT of Ohio, Inc., Managing Director of our former subsidiary, Babcock & Wilcox Egypt SAE, and General Manager of Engineering Research, Inc., one of our Department of Defense businesses.

David S. Black, 49, has served as our Vice President and Chief Accounting Officer since July 2010. Prior to the spin-off, Mr. Black served as our Vice President and Controller since January 2007 and Vice President and Controller of BWXT from September 2003 to January 2007. He joined B&W in 1991 as General Accounting Manager for the Nuclear Environmental Services Division. Other positions he held with B&W include Financial Services Manager for the ASD Service Center Division, Controller for B&W Federal Services, Inc., and Controller for BWXT Services, Inc.

James D. Canafax, 40, has served as our Senior Vice President, General Counsel and Corporate Secretary since July 2010. Prior to the spin-off, Mr. Canafax had been affiliated with McDermott since July 2001, where he served as Assistant General Counsel for McDermott from January 2007 until July 2010; Senior Counsel, Legal Manager and Assistant Secretary for J. Ray McDermott, Inc. (“JRMI”) from July 2004 through December 2006; and Counsel and Contracts Manager for JRMI from July 2001 until July 2004. Previously he was an associate attorney with Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. in New Orleans, Louisiana.

S. Robert Cochran, 58, has served as President of Babcock & Wilcox Technical Services Group, Inc., our principal operating subsidiary providing management, operational and technical services for U.S. government facilities and private industry, since July 2006. He joined our company as Senior Vice President of Strategic Development for BWXT, in which position he served from June 2005 through July 2006. Prior to joining B&W, Mr. Cochran served as Senior Vice President of Tyco Infrastructure and President of Kaiser Group International, Inc.

George Dudich, 50, rejoined B&W following the spin-off in August 2010 as our Senior Vice President of Business Development and Strategic Planning. From 1990 to 1999, he served our company in a number of positions of increasing responsibility, including Vice President of Business Development for a prior subsidiary of ours, B&W Services, Inc.; Project Procurement Manager for B&W PGG; and Manager, ASRM Subcontracts, in our former Aerospace Components Division. Prior to joining us in August 2010, he served as Senior Vice President of Business Development for Washington Group beginning in 2004 until URS Corporation acquired Washington Group, at which time he became the Senior Vice President of Business Development for the Global Management and Operations Services group of URS Corporation through July 2010.

Christofer M. Mowry, 48, has served as President of Babcock & Wilcox Nuclear Energy, Inc. (“B&W NE”), our principal operating subsidiary manufacturing nuclear components and providing services for commercial nuclear customers, since April 2010. He joined B&W in August 2008, serving as Senior Vice President and Chief Business Development Officer until June 2009 and then as President of Babcock & Wilcox Modular Nuclear Energy, LLC until April 2010 when it was consolidated under Babcock & Wilcox Nuclear Power Group, Inc. (which changed its name to B&W NE). Prior to joining B&W, Mr. Mowry served as President and Chief Operating Officer of Welding Services, Inc., an energy services company located in Atlanta, Georgia, from January 2005 through June 2008. Previously, he held various global management positions with GE Energy from June 1995 until January 2005, after spending 11 years with the utility PECO Energy.

Advisory Vote on Executive Compensation

(PROPOSAL 2)

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement.

It is our belief that our ability to hire, retain and motivate employees is essential to the success of the company and its stockholders. Therefore, we generally seek to design executive compensation:

•	that provides reasonable and competitive pay, when compared to companies with whom we compete for personnel; and

•	a substantial portion is performance-based compensation structured to drive and reward the achievement of objectives expected to create stockholder value.

As a result, our executive compensation is structured in the manner that we believe best serves the interests of the company and its stockholders. We encourage stockholders to read the Compensation Discussion and Analysis section of this proxy statement which provides a more thorough review of our compensation philosophy and how that philosophy was implemented in 2010. We have given considerable attention to how, why and what we pay our executives. Recognizing that no single compensation structure will match perfectly with all stockholders, we believe that our compensation practices are effective in balancing motivation with retention and ultimately in achieving the goal of driving the creation of stockholder value.

Accordingly, we submit the following resolution to stockholders at the 2011 Annual Meeting:

RESOLVED, that the stockholders of The Babcock & Wilcox Company approve, on an advisory basis, the compensation of executives,

as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the sections entitled “Compensation Discussion and Analysis” and “Compensation of Executive Officers.”

Effect of Proposal

The resolution to approve our executive compensation is non-binding on us and our Board of Directors and Compensation Committee. Accordingly, even if the resolution is approved, the Board of Directors and Compensation Committee retain discretion to change executive compensation from time to time if it concludes that such a change would be in the best interest of the company. No determination has been made as to what action, if any, would be taken if our stockholders fail to approve executive compensation. However, our Board of Directors and its Compensation Committee value the opinions of stockholders on important matters such as executive compensation and will carefully consider the results of this advisory vote when evaluating our executive compensation programs.

Recommendation and Vote Required

Our Board of Directors recommends that stockholders vote “FOR” the approval of executive compensation. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will not have any effect on this proposal.

Advisory Vote on the Frequency
of the Vote on Executive Compensation

(PROPOSAL 3)

We will provide an advisory vote on executive compensation at least once every three years. In accordance with Section 14A of the Exchange Act, we are asking stockholders for an advisory vote on how frequently future advisory votes to approve executive compensation should occur.

After careful consideration, the Board of Directors recommends that the advisory vote to approve executive compensation occur every year (annually). We believe this frequency is appropriate at this time for the following reasons:

•	we value stockholder input on executive compensation and believe that an annual advisory vote will provide us with regular input on important issues relating to executive compensation; and

•	we became an independent public company through a spin-off to McDermott stockholders on July 30, 2010 and an annual advisory vote on executive compensation will allow stockholders to provide direct input as we formulate the compensation philosophy, policies and practices of executive compensation.

Effect of Proposal

The vote on the frequency of advisory votes to approve executive compensation is non-binding on us and our Board of Directors. Our Board of Directors values the opinions of stockholders and will carefully consider the results of this advisory vote. However, irrespective of the Board of Directors’ recommendation and the results of the stockholder vote, the Board of Directors may decide to conduct an advisory vote to approve executive compensation on a more or less frequent basis as it determines would be in the best interest of the company.

Recommendation and Vote Required

Our Board of Directors recommends that stockholders vote for a frequency of “1 YEAR” for the advisory vote to approve executive compensation. Stockholders are asked to specify one of four votes on this proposal: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation. The proxy holders will vote all proxies received for an advisory vote to approve executive compensation every three years unless instructed otherwise. Approval of the frequency of an advisory vote to approve executive compensation requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions are counted as present for purposes of the vote on this matter. Broker non-votes will not have any effect on this proposal.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis, or CD&A, provides information relevant to understanding the compensation of our Named Executives for 2010. It should be read in conjunction with the compensation tables and accompanying narratives under “Compensation of Executives” below.

Summary

On July 30, 2010, The Babcock & Wilcox Company became an independent public company through a spin-off from our former parent company, McDermott International, Inc., or McDermott. As a result, much of the compensation awarded to and earned by our Named Executives in 2010 was determined before the spin-off by the compensation committee of McDermott’s board of directors, which we refer to as the McDermott Compensation Committee. Following the spin-off, the compensation committee of our board of directors, which we refer to as our Compensation Committee, reviewed and, in some cases, adjusted the target total direct compensation established by the McDermott Compensation Committee to ensure that target compensation of our corporate and operational officers was reasonable, competitive and appropriate for B&W, as an independent company. We have summarized key characteristics of 2010 compensation of our Named Executives below:

Reasonable Target and Actual Direct Compensation

•	the amount of 2010 total direct compensation targeted for our Named Executives was, on average, approximately 8% higher than the average median total direct compensation paid to comparable positions as benchmarked against our peer group;

•	2010 target total direct compensation decreased from 2009 target compensation for Named Executives serving in equivalent positions in both years, including Messrs. Taff, Killion and Nash; and

•	the average total direct compensation actually paid to our Named Executives in 2010 was approximately 5% higher than the average median total direct compensation paid to comparable positions as benchmarked against our peer group.

Performance and Variable Compensation Emphasized

•	performance-based compensation, which is compensation earned solely on the attainment of objective criteria or increases in our share price, represented approximately 47% of our Named Executives’ average 2010 target total direct compensation;

•	performance-based compensation represented 50% of the 2010 target long-term incentive compensation, which consisted of stock options and restricted stock units, of each of our Named Executives; and

•	variable compensation, which consisted of annual and long-term incentive compensation, represented approximately 74% of our Named Executives’ average 2010 target total direct compensation.

We believe that compensation, structured properly, should not only reward performance but also drive performance. To that end, a significant amount of our Named Executives’ 2010 target total direct compensation was performance-based, designed to promote and reward the achievement of short- and longer-term objectives that are expected to drive shareholder value. The chart below demonstrates the composition of target total direct compensation in 2010 and highlights the emphasis on performance-based and variable compensation.

At approximately 47% of average target total direct compensation, performance-based compensation represented a smaller percentage of target compensation for our executives than in prior years, due to the increased emphasis on retention by the McDermott Compensation Committee in anticipation of the spin-off. However, at nearly 75%, variable compensation, the value of which is “at-risk” and depends on company performance and/or stock price, continued to represent a substantial majority of average target compensation of our Named Executives in 2010.

Variable compensation consisted of annual and long-term components. For 2010, annual incentive compensation was structured to promote the timely completion of the spin-off and to maintain management focus and discipline on the production of operating income and investment in long-term initiatives during challenging economic conditions facing our Power Generation Systems segment. Long-term incentive compensation in 2010 focused on long-term stock appreciation and retention following the spin-off, with one-half of long-term incentive compensation consisting of stock options and one-half of restricted stock units.

Performance & Compensation

•	Since the spin-off on July 30, 2010, our stock has appreciated over 12% through December 31, 2010.

•	Our Government Operations segment produced operating income of $182.9 million, which represents the highest annual operating income for this segment since we began reporting it as a separate segment in 1996.

•	Our Power Generation Systems segment earned $100.7 million in operating income despite a challenging economic environment.

•	On a consolidated basis, after funding $69.2 million in R&D (net of amounts paid by our customers) which represented an increase of approximately 30% from fiscal year 2009, we earned $264.0 million in operating income, compared to $269.6 million in 2009.

2010 annual incentive compensation for our Named Executives was based on consolidated operating income goals, resulting in payouts to Named Executives at just below target level. Despite a slight decline in consolidated operating income, the annual incentive compensation paid to our Named Executives in 2010 relative to target compensation was considerably less than 2009, in which our Named Executives were eligible to earn the maximum level payout.

To increase the focus on pay-for-performance in 2011, our Compensation Committee determined that at least a majority of 2011 target total direct compensation for our executives would be performance-based. For 2011, performance-based compensation represents approximately 62% and variable compensation represents approximately 77% of target total direct compensation of our Named Executives, excluding Mr. Nash whose incentive compensation for 2011 was structured differently from the other Named Executives as a result of his announced retirement. For both annual incentive and long-term incentive compensation in 2011, we have expanded the performance metrics used by adding return on invested capital under our long-term and annual incentive plans in an effort to emphasize short and longer-term focus on returns from our operations and diluted earnings per share under our long-term incentive plan to emphasize a longer-term focus on performance metrics that we believe drive stockholder value. We are submitting the material terms for performance-based awards applicable under these plans to a vote at our 2011 Annual Meeting of Stockholders. See Proposal 4 below for more information regarding the amended and restated 2010 LTIP and Proposal 5 below for more information regarding the amended and restated EICP.

For 2011, our Compensation Committee awarded target long-term compensation to our Named Executives as follows:

•	50% performance shares, based one-half on the achievement of cumulative diluted earnings per share targets and one-half on the achievement of average annual return on invested capital targets;

•	25% stock options; and

•	25% restricted stock units.

Changes in Compensation Programs

Following the spin-off, we reviewed the compensation arrangements of our Named Executives and implemented a number of changes, including:

•	Appointment of a new independent compensation consultant.

•	Creation of a change in control program, which includes non-solicitation and non-competition restrictions and does not provide for any tax gross-up.

•	Adoption of enhanced stock ownership guidelines, which increase our Chief Executive Officer ownership guideline to five times his annual base salary and the members of our Board of Directors ownership guideline to five times the annual retainer of a director.

•	Adoption of clawback provisions in our 2011 annual and long-term incentive compensation awards, which provide for our ability to recover excess amounts paid to individuals who knowingly engaged in fraud resulting in a restatement.

Overview of Compensation Programs

Administration and Consultants.  Our executive compensation programs are administered by our Compensation Committee. However, prior to the spin-off, our executive compensation program was initially designed by the McDermott Compensation Committee, which established the basic structure of executive compensation, including the initial annual base salaries, components of annual incentive compensation and the type and amount of target long-term incentive compensation. The McDermott Compensation Committee engaged Meridian Compensation Partners, LLC, which we refer to as Meridian, as its outside compensation consultant to advise on principal elements of McDermott’s compensation programs. Meridian spun-off from Hewitt Associates LLC (“Hewitt”) in February 2010 and prior to then, Hewitt served as the consultant to the McDermott Compensation Committee Neither McDermott’s nor our management directed or oversaw the retention or activities of Meridian; although Meridian sought and received input from and worked with McDermott’s and our executive management on various matters and to formalize proposals for the McDermott Compensation Committee. Meridian did not perform any services for us during 2010, except as described below, and we are not aware of any other services provided by Meridian for McDermott during 2010. Hewitt assisted McDermott’s management in preparing the performance graph included in McDermott’s annual report on Form 10-K for the year ended December 31, 2010, otherwise we are not aware of any other services provided by Hewitt for McDermott during 2010.

Following the spin-off, our Compensation Committee retained Meridian as its interim compensation consultant while conducting a search for an independent consultant. In November 2010, our Compensation Committee engaged Hay Group Inc., which we refer to as Hay Group, to provide advice and analysis on the design, structure and level of executive and director compensation. Our management does not direct or oversee the retention or activities of Hay Group; although Hay Group seeks and receives input from and works with our management on various compensation matters and to formalize proposals for our Compensation Committee. Additionally, in determining executive compensation, our Compensation Committee considers recommendations from Hay Group as well as the joint recommendation of our Vice President of Human Resources and our Chief Executive Officer. Hay Group did not perform any other services for us during 2010.

Following the spin-off, our Compensation Committee reviewed the compensation arrangements established by McDermott prior to the spin-off, including the compensation arrangements of the Named Executives, for alignment with our compensation philosophy and objectives. Except as discussed in “— Analysis of Target Total Direct Compensation” below, our Compensation Committee deferred adjusting target compensation (other than annual incentive compensation for internal equity reasons) until our normal annual review cycle in February 2011. Unless otherwise indicated, the information provided in this CD&A reflects the compensation of our Named Executives as approved or adjusted by our Compensation Committee following the spin-off.

Philosophy and Objectives.  We believe that our ability to attract, retain and motivate qualified employees is essential to the success of our company. As a result, our compensation programs seek to provide reasonable and competitive compensation and are generally structured to:

•	incent and reward short- and long-term performance, continuity of service and individual contributions; and

•	promote retention of well-qualified executives, while aligning the interests of our executives with those of our stockholders.

Elements.  Our Compensation Committee sets the total direct compensation for our executives to achieve these objectives. Total direct compensation consists of the following three elements:

•	annual base salary;
•	annual incentive compensation; and
•	long-term incentive compensation.

While our Compensation Committee does not set a specific target allocation among the elements of total direct compensation, it believes that a significant portion of a Named Executive’s total direct compensation should be performance-based. Annual base salary provides a fixed level of compensation that helps attract and retain highly qualified executives. Annual incentive and long-term incentive compensation are the principal performance-based components of a Named Executive’s compensation. The annual incentive element is cash-based compensation generally designed to incent a Named Executive to achieve performance goals relative to the then-current fiscal year. Long-term incentives are generally equity-based and are designed to retain executives and align the interests of executives with our stockholders. Like our annual incentives, performance-based long-term incentive compensation is designed to promote the achievement of performance goals, only over a longer period — typically of three or more years.

As we discuss in more detail below, the Compensation Committee also administers several plans as part of our post-employment compensation arrangements designed to reward long-term service and performance.

Target Total Direct Compensation.  To provide reasonable and competitive compensation, our Compensation Committee seeks, and the McDermott Compensation Committee sought, to target each element of total direct compensation for our Named Executives within approximately 15% of the median compensation paid to the executive’s peers determined through benchmarking. Throughout this CD&A, we refer to compensation that is within approximately 15% of median as “market range” compensation. Because some compensation elements are performance-based, Named Executives are capable of earning compensation above or below the market range for similarly situated executives in our market depending on company and individual performance.

Our Compensation Committee may set elements of total direct compensation above or below the market range to account for a Named Executive’s performance, tenure, experience, internal equity and other factors or situations that are not typically captured by looking at standard market data and practices that our Compensation Committee may deem relevant to the appropriateness and/or competitiveness of the compensation of a Named Executive.

When making decisions regarding individual compensation elements, our Compensation Committee also considers the overall effect of each element on the Named Executive’s target total direct compensation and target total cash-based compensation (annual base salary and annual incentives). Our Compensation Committee’s goal is to establish target compensation for each element it considers appropriate to support the compensation objectives that, when combined, create a target total direct compensation award for each Named Executive that is reasonable and competitive.

Determining Median Compensation — Benchmarking.  To identify median compensation and the relevant market range, our Compensation Committee relies on “benchmarking” — reviewing the compensation of our Named Executives relative to the compensation paid to similarly situated executives at companies we consider our peers. Performance goals used within incentive compensation elements of total direct compensation are designed for the principal purpose of supporting our strategic and financial goals and/or driving the creation of shareholder value, and, as a result, are not generally benchmarked.

To benchmark Named Executive compensation, our Compensation Committee and the McDermott Compensation Committee used separate peer groups to determine median compensation. Prior to the spin-off, the McDermott Compensation Committee used two principal peer groups for benchmarking, depending on the primary affiliation of the executive within McDermott. To determine median compensation for executives of its segments previously referred to as corporate and Offshore Oil and Gas Construction, including Mr. Taff, the McDermott Compensation Committee relied on survey data provided by Meridian for companies within a peer group we refer to as the McDermott-Corporate Survey Peer Group. For executives of McDermott’s former Power Generation Systems and Government Operations segments, including Messrs. Bethards, Killion and Nash and Ms. Salomone, the McDermott Compensation Committee relied on survey data provided by Meridian for companies within a peer group we refer to as the McDermott-B&W Survey Peer Group. Additionally, McDermott used publicly available compensation information on selected companies referred to as the McDermott Custom Peer Group, to supplement data provided under the two primary peer groups.

In preparation of the spin-off, the McDermott Compensation Committee approved a new custom peer group for us to use when benchmarking Named Executive compensation following the spin-off in substitution of the McDermott Custom Peer Group. The new peer group, which we refer to as the B&W Custom Peer Group, was recommended by McDermott’s management in consultation with us and Meridian. As advised by Meridian, the B&W Custom Peer Group was selected with the following considerations in mind:

•	Competitors for Executive Talent — The peer group was constructed to reflect the types of companies with which we compete for executive talent, not necessarily with which we are direct business competitors.

•	Similar Business — The peer group was constructed to generally reflect companies of related industries.

•	Similar Size and Scope — The peer group was constructed with the goal in mind to provide valid pay comparisons relative to the scope of the company.

•	Number of Peers — To ensure statistical validity, the peer group was constructed to contain approximately 15 component companies, but with no fewer than 10 and no more than 20.

The B&W Custom Peer Group consists of 13 companies with a focus in the construction and engineering industry and revenues of $1.0-$9.0 billion.

Our Compensation Committee used the B&W Custom Peer Group to benchmark Named Executive compensation following the spin-off. Unless otherwise indicated, references in this CD&A to “market” or “our market” are references to the median compensation of companies within the B&W Custom Peer Group.

Information related to all four peer groups, including the companies comprising each group, is included in Schedule A to this CD&A.

Analysis of Target Total Direct Compensation

2010 Overview.  The chart below shows the 2010 target total direct compensation for each Named Executive as approved or adjusted by our Compensation Committee following the spin-off.

2010 Target Total Direct Compensation Summary

		Annual		Target Total
		Incentive*	Long-Term	Direct
Named Executive	Annual Base Salary	(% of Salary)	Incentive**	Compensation
B. C. Bethards	$850,000	100%	$2,500,000	$4,200,000
M. S. Taff	$520,150	70%	$1,212,000	$2,096,255
M. P. Salomone	$408,000	70%	$600,000	$1,293,600
R. L. Killion	$355,020	60%	$478,500	$1,046,532
W. D. Nash	$360,000	60%	$435,000	$1,011,000

*	Amounts shown represent the target percentage approved by our Compensation Committee following the spin-off used to calculate target annual incentive compensation. See “— Annual Incentive Compensation” below for a discussion of the target awards.

**	The long-term incentive compensation for Messrs. Bethards and Taff exclude the value of restricted stock awards granted in connection with the spin-off in accordance with retention agreements entered into with McDermott in 2009. See “— Post-Employment Compensation — Employment, Severance and Retention Agreements — Retention Agreements” below for a discussion of those awards.

The 2010 target total direct compensation for each of our Named Executives was within the market range, except in respect of Ms. Salomone and Mr. Taff.

*	Market = Median compensation as indicated by the B&W Peer Group. Market range is total direct compensation within 15% of Market. $ in millions.

At the time of the spin-off, Ms. Salomone’s target total direct compensation was roughly equivalent to median compensation of comparable positions as benchmarked by McDermott. However, due to the use of different benchmarks by us and McDermott, her target compensation set by McDermott represented compensation considerably below the market range based on the B&W Custom Peer Group. As a result, our management recommended increasing Ms. Salomone’s annual base salary and annual incentive compensation to approximately 85% of median compensation. As discussed further below, our Compensation Committee adjusted the target annual incentive compensation of Ms. Salomone to align the target percentage used in connection with her annual incentive compensation with the target percentage of Mr. Taff and to more closely align the target compensation of that element with market range compensation. Otherwise, our Compensation Committee generally deferred making compensation adjustments until our annual review cycle in February 2011. As adjusted, Ms. Salomone’s 2010 target total direct compensation was below market range at approximately 80% of median compensation for comparable positions in our market.

Mr. Taff’s target total direct compensation was roughly equivalent to median compensation when benchmarked by McDermott prior to the spin-off. However, it represented above market range compensation as measured against the B&W Custom Peer Group, primarily as a result of differences in median compensation of long-term incentives between the pre- and post- spin-off peer groups. In addition, his 2010 target total direct compensation represented a decrease of approximately 15% from his 2009 target total direct compensation. As a result, following the spin-off, our management made no recommendation nor did our Compensation Committee take any action to change Mr. Taff’s target total direct compensation.

Annual Base Salary

2010 Annual Base Salaries.  The following table shows the annual base salary applicable to each of our Named Executives during 2010.

2010 Annual Base Salary

Named Executive	January 1	April 1	August 1

B. C. Bethards	$526,200	$539,360	$850,000
M. S. Taff	$505,000	$520,150	$520,150
M. P. Salomone	$400,000	$408,000	$408,000
R. L. Killion	$330,000	$355,020	$355,020
W. D. Nash	$348,000	$360,000	$360,000

For all Named Executives other than Ms. Salomone, annual base salaries as of January 1, 2010 represent 2009 annual base salaries set by the McDermott Compensation Committee, based on the recommendation of its compensation consultant and McDermott’s management, as of April 1, 2009.

Ms. Salomone was promoted to our Chief Operating Officer, effective January 1, 2010. Accordingly, the McDermott Compensation Committee set Ms. Salomone’s annual base salary at $400,000 in connection with her promotion. In anticipation of the spin-off, the McDermott Compensation Committee compared market data provided by its compensation consultant at the time showing median base salary for chief operating officers of an operating group and of independent public companies. The McDermott Compensation Committee set her January 1 annual base salary at an amount recommended by McDermott’s management which was higher than the median base salary for the operating group chief operating officers but lower than the median base salary for public company chief operating officers, and represented an increase in annual base salary of approximately 35%.

In February 2010, the McDermott Compensation Committee conducted its annual review of executive compensation and set 2010 annual base salaries,

effective April 1, 2010. It considered the base salary recommendations of its outside compensation consultant and McDermott’s then chief executive officer. Market data provided by its compensation consultant indicated 2010 annual base salary adjustments were expected to be approximately 2-3% for peer companies applicable to McDermott. With the expected adjustments as a guide, the McDermott Compensation Committee sought to position annual base salaries for applicable Named Executives within the market range of comparable positions as benchmarked against the peer groups selected by the McDermott Compensation Committee. Each of Messrs. Bethards and Taff and Ms. Salomone received April 1 annual base salary increases consistent with the expected market adjustment. Messrs. Killion and Nash received increases above expected market levels to maintain the relative pay equity among our operating group presidents; however, each officer’s April 1 annual base salary was within the market range as indicated by the McDermott-B&W Survey Peer Group.

Following the spin-off, our Compensation Committee reviewed the existing annual base salaries for our Named Executives based on market data of the B&W Custom Peer Group provided by Meridian. Our management recommended adjusting the annual base salary of certain executives, including Ms. Salomone and Mr. Killion, to reflect the increase in the scope and scale of their respective responsibilities at an independent public company and to more closely align annual base salaries with applicable median compensation as indicated by the B&W Custom Peer Group. Mr. Taff’s annual base salary was within the market range indicated by the B&W Custom Peer Group and, as a result, our management did not make a recommendation to increase Mr. Taff’s annual base salary. Our Compensation Committee deferred adjusting annual base salaries, other than Mr. Bethards’, until our normal annual review cycle in February 2011. In respect of Ms. Salomone, whose annual base salary was substantially below the market range as indicated by the B&W Custom Peer Group, our Compensation Committee also considered the significant increase she received in January 2010. In the context of promotions, the compensation increase necessary to bring an executive within applicable market range can be substantial. Generally, our Compensation Committee will seek to phase-in compensation adjustments in those circumstances over more than one review cycle as it determines appropriate under the circumstances and, as a result, it is typical for target compensation of our newly promoted executives to trail their benchmark for a short time.

Prior to the spin-off, the McDermott Compensation Committee considered the post-spin-off compensation of Mr. Bethards based on compensation data of the B&W Custom Peer Group. Following its review, the McDermott Compensation Committee recommended that our Compensation Committee set Mr. Bethards’ annual base salary at $850,000 following the spin-off, which amount represented median compensation as indicated by the B&W Custom Peer Group. After a review by our Compensation Committee, including with the advice of Meridian and market data from companies within the B&W Custom Peer Group, our Compensation Committee approved Mr. Bethards’ post-spin-off annual base salary at $850,000.

The following table shows the 2010 annual base salary, as approved or adjusted by our Compensation Committee, of each Named Executive and its relation to median compensation indicated by the B&W Custom Peer Group.

*	$ in thousands.

Annual Incentive Compensation

Overview.  Our Compensation Committee administers the annual incentive compensation element of total direct compensation primarily through our Executive Incentive Compensation Plan, which we refer to as the EICP. The EICP is a cash incentive plan designed to motivate and reward our executives and other key employees for their contributions to business goals and other factors that we believe drive our earnings and/or create shareholder value.

In February 2010, the McDermott Compensation Committee granted annual incentive compensation awards under its annual cash incentive plan to eligible officers of McDermott and its subsidiaries, including our Named Executives. In connection with the spin-off, we assumed the rights and obligations of those incentive awards in respect of our officers under our EICP, pursuant to the Employee Matters Agreement among McDermott, McDermott Investments LLC, Babcock & Wilcox Investment Company and us dated as of July 2, 2010 (the “Employee Matters Agreement”). In general, the Employee Matters Agreement provides, among other things, that we and McDermott will each assume responsibility for our own employees and compensation plans.

The McDermott Compensation Committee set target annual incentive compensation awards for its executives, including our Named Executives, by establishing a target percentage, which is expressed as a percentage of each executive’s annual base salary at the time the award was granted. Except for Mr. Bethards, when determining the actual payout, the applicable pre- and post- spin-off target percentages are applied to an executive’s earnings from salary during the relevant period. As a result, the amount paid under a target award can be affected by, among other factors, any changes to an executive’s annual base salary and target percentage during the year.

An officer’s award is funded based on the attainment of pre-established short-term financial or other goals, which determine principal payout levels, including threshold payout (25% of target award), target payout (100% of target award) and maximum payout (200% of target award). Except as discussed below, the actual payout received under an award is determined based on the attainment of financial and individual performance goals. For 2010 EICP awards, the McDermott Compensation Committee divided financial and individual performance as follows:

•	70% of target EICP was attributable to financial performance; and

•	30% of target EICP was attributable to individual performance.

No amount is paid under the EICP unless the financial goal required for the threshold payout is achieved. Notwithstanding the level of performance attained, our Compensation Committee may decrease an annual incentive compensation award in its discretion.

2010 EICP Award Analysis.  The following table shows the 2010 target percentages applicable to each Named Executive before and after the spin-off.

	EICP – Target Percentages
	(as a % of salary)
	Pre-	Post-
Named Executive	Spin-Off	Spin-Off

B. C. Bethards	70%	100%
M. S. Taff	70%	70%
M. P. Salomone	55%	70%
R. L. Killion	55%	60%
W. D. Nash	50%	60%

In February 2010, the McDermott Compensation Committee conducted its annual review of executive compensation and set initial 2010 target annual incentive compensation. It considered the annual incentive compensation recommendations of its outside compensation consultant and McDermott’s then chief executive officer. The McDermott Compensation Committee positioned annual incentive compensation for applicable Named Executives within the market range of comparable positions as benchmarked against the applicable peer group used by the McDermott Compensation Committee.

Following the spin-off, our Compensation Committee reviewed existing annual incentive compensation for our Named Executives based on market data provided by Meridian from the B&W Custom Peer Group. Our management recommended adjusting the target percentage applicable to the annual incentive compensation of certain executives, including Messrs. Killion and Nash and Ms. Salomone, whose target annual incentive compensation fell considerably below market range as indicated by the B&W Custom Peer Group. To more closely align target annual incentive compensation with market range compensation, our Compensation Committee adjusted the target percentages of each of Messrs. Killion and Nash and Ms. Salomone, factoring in internal equity considerations. Mr. Taff’s target annual incentive compensation was within the market range as indicated by the B&W Custom Peer Group; therefore, our management made no recommendation nor did our Compensation Committee take any action to adjust his target percentage.

The following table shows 2010 target annual incentive compensation based on the target percentage and annual base salary applicable to the Named Executive following the spin-off and its relation to median compensation indicated by the B&W Custom Peer Group.

*	$ in thousands.

Prior to the spin-off, the McDermott Compensation Committee considered the post-spin-off compensation of Mr. Bethards based on compensation data from the B&W Custom Peer Group. Following its review, the McDermott Compensation Committee recommended that our Compensation Committee set Mr. Bethards’ annual incentive compensation at 100% of his annual base salary as it may be modified in connection with the spin-off. After a review by our Compensation Committee, consultation with Meridian and review of market data from companies within the B&W Custom Peer Group, our Compensation Committee set Mr. Bethards’ target percentage at 100%. Unlike other Named Executives, Mr. Bethards’ target annual incentive compensation for 2010 was based entirely on his adjusted target percentage and post-spin-off annual base salary, or 100% of $850,000. The target percentage adjustments made for the other Named Executives were effective as of the spin-off to coincide with the increase in the scope of their respective responsibilities with a public company. Mr. Bethards, however, had begun to assume responsibilities of an independent public company chief executive officer from the beginning of 2010. As a result, for all Named Executives other than Mr. Bethards, 2010 annual incentive compensation was prorated between the pre- and post- spin-off time periods, as follows:

•	for the period prior to the spin-off, target annual incentive compensation was determined based on the target percentage set by the McDermott Compensation Committee and the respective base salary earned by the Named Executive during the period; and

•	for the period following the spin-off, target annual incentive compensation was determined based on the target percentage approved by our Compensation Committee and the respective base salary earned by the Named Executive during the period.

2010 EICP Structure and Performance Goals.  The McDermott Compensation Committee structured 2010 EICP compensation around two distinct performance designs depending on the principal role of the participating executive within McDermott and its subsidiaries prior to the spin-off.

Traditional Structure — Financial & Individual Performance.  For participating executives who were principally functioning within one of McDermott’s operating segments, including Messrs. Bethards, Killion and Nash and Ms. Salomone, 2010 EICP awards followed the structure traditionally used by McDermott, which consisted of a financial performance component and an individual performance component. To maintain the focus of segment executives on successful operational performance, the McDermott Compensation Committee tied the financial performance component of EICP awards of segment executives to approved financial goals related to each executive’s respective segment. For Messrs. Bethards, Killion and Nash and Ms. Salomone, their financial goals were based on the combined operations of McDermott’s former Power Generation Systems and Government Operations segments.

Under this structure, a segment executive would be eligible to earn 0-200% of his or her target EICP award, depending on the level of financial performance attained. Of the performance factors, the financial performance component is the larger factor in determining EICP compensation because historically the McDermott Compensation Committee has considered financial performance to be more objective and to more directly influence the creation of shareholder value, as compared to individual performance. The McDermott Compensation Committee, however, has historically recognized that individual performance can serve an important role in helping promote the achievement of strategic and operational, non-financial goals. The traditional structure includes the individual performance component to reward and incent significant individual contributions to the organization’s success.

Spin-off Plus Traditional Structure.  The McDermott Compensation Committee structured 2010 EICP awards for McDermott’s corporate executives, including Mr. Taff, around the spin-off. To maintain focus on the timely and successful completion of the spin-off, corporate executives would be eligible to earn their prorated target EICP award based on the effective date of the spin-off. For corporate executives who continued employment with us following the spin-off, their EICP award for the remainder of 2010 followed the traditional structure applicable to our executives. As a result, Mr. Taff’s EICP award was capped at an amount equal to a prorated target EICP award prior to the spin-off, but he was eligible to earn 0-200% of his prorated target EICP award following the spin-off, depending on the level of financial performance attained.

2010 Financial Goals.  The McDermott Compensation Committee established the financial goals applicable to our executives under the traditional structure described above based on the combined operations of McDermott’s former Power Generation Systems and Government Operations segments. The results of those operations at McDermott excluded certain corporate expenses that were not allocated by McDermott to such operations. However, following the spin-off, our results of operation for 2010 included certain of those unallocated and other expenses previously not charged to or incurred by us other than as a result of the spin-off. To avoid diluting the annual incentive compensation awards of our Named Executives as a result of the spin-off, our Compensation Committee adjusted the performance goals to exclude approximately $31 million of additional operating expenses either allocated to or incurred by us in connection with the spin-off. The chart below shows the initial and adjusted performance goals.

	Operating Income Levels
	($ in millions)
Performance	Pre-	Post-
Level	Spin-off	Spin-off

Threshold	$210	$188
Target (min)	$285	$256
Target	$300	$269
Target (max)	$315	$282
Maximum	$360	$323

The McDermott Compensation Committee has historically based EICP financial goals on operating income because it considered it to be the primary driver of net income, which is expected to drive the stock price. Additionally, in comparison to net income, operating income is more directly influenced by the revenues generated and costs incurred as a result of management action and, as a result, it is more readily attributable to McDermott’s operating segments.

In 2010, the McDermott Compensation Committee established three principal operating income goals to determine the threshold, target and maximum amounts that would be payable under the EICP. The EICP was designed to drive target level performance, the goal for which was based on management’s internal projections of operating income for 2010 excluding $33 million of research and development expenditures relating to our B&W mPower nuclear reactor program. The focus of annual incentive compensation is, by its nature, on the attainment of short-term goals, whereas the development of our B&W mPower nuclear reactor program is a long-term strategic initiative. The research and development expenses were excluded to avoid creating potential conflicts between short-term goals and strategic long-term initiatives.

The goals for threshold level and maximum level payout were set as a percentage of the target level goal. To avoid rewarding financial performance substantially below target, the McDermott Compensation Committee established a threshold level goal, which determines the minimum level of financial performance required to be attained under the traditional structure to fund an EICP award. To reward superior financial performance, the McDermott Compensation Committee established a maximum level payout goal, but capped the payout to maximize shareholder returns for performance above that level and reduce risk related to incentive compensation.

Additionally, the McDermott Compensation Committee established two secondary operating income goals, target (min) and target (max), to create a range for target level performance. By creating a target range, the McDermott Compensation Committee intended to reduce the impact on the payout of a Named Executive’s EICP award for minor changes in financial performance within the range and the risk related to annual incentive compensation.

The McDermott Compensation Committee considered a number of performance goals recommended by management, including threshold level goals as low as 50% of target operating income and maximum level goals as high as 120% of target operating income. In consultation with its outside compensation consultant at that time, the McDermott Compensation Committee set the threshold level operating income goal at 70% of target and the maximum level operating income goal at 120% of target. The operating income goals at the target level ranged from 95% of the target goal to 105% of the target goal.

Named Executives were eligible to earn the following amounts under the 2010 EICP based on attaining the following levels of operating income:

•	25% of target EICP at threshold level operating income (70% of target operating income);

•	98% of target EICP at target (Min) level operating income (95% of target operating income);

•	100% of target EICP at target level operating income (100% of target operating income);

•	102% of target EICP at target (Max) level operating income (105% of target operating income); and

•	200% of target EICP at maximum level operating income (120% of target operating income).

For other levels of operating income between threshold and maximum, the percentage paid would have been determined by linear interpolation using the two neighboring pre-established performance levels and percentage payout of target award. No payment would have been earned under the EICP for 2010 if operating income results had been below the threshold level.

The following graph shows the correlation between financial results and EICP payout levels for 2010:

2010 Individual Goals.  Generally, individual goals established for each Named Executive included safety metrics and were tailored to the individual’s position and focused on supporting strategic and operational initiatives. The McDermott Compensation Committee, with the advice of both B&W and McDermott management, determined the safety goals. Mr. Bethards established the other individual goals for Ms. Salomone and, with respect to annual incentive compensation for the period following the spin-off, Mr. Taff. Ms. Salomone established the other individual goals of Messrs. Killion and Nash. The Named Executives’ individual goals and target weightings are set forth in the table below.

Brandon C. Bethards:
•    receive a positive assessment by the Governance Committee of the Board regarding six categories: leadership, strategic planning, financial results, succession planning, communications and Board relations (30%)

Michael S. Taff:	• achieve specific levels of company-wide health, safety and environmental performance averages (10%); and
• successfully complete spin-off transition relating to finance and accounting and investor relations (20%).
Mary Pat Salomone:	• achieve specific levels of company-wide health, safety and environmental performance averages (10%);
• achieve specific levels of new bookings at the segments (10%);
• successfully develop and integrate the chief operating officer function within the organization (5%); and
• maintain active participation in certain subsidiary or joint venture boards of directors (5%).

Richard L. Killion:	• achieve specific levels of health, safety and environmental performance averages for B&W PGG (10%);
• achieve specific levels of new bookings at B&W PGG (5%);
• achieve specific strategic milestones relating to new investments and integration of certain businesses (5%);
• secure demonstration project commitment relating to a strategic technology (5%); and
• achieve two specified renewable strategic initiatives (5%).
Winfred D. Nash:	• achieve specific levels of health, safety and environmental performance averages for B&W NOG (10%);
• achieve specific milestones regarding production at a specified facility within the Government Operations segment (10%);
• develop a strategic plan relative to certain manufacturing process at B&W NOG (5%); and
• achieve specific levels of new bookings at B&W NOG (5%).

2010 Annual Incentive Compensation Payments.  In February 2011, our Compensation Committee considered (1) our 2010 consolidated operating income relative to the established operating income performance goals; (2) the Governance Committee’s assessment of the individual performance of Mr. Bethards; (3) Mr. Bethards’ self-assessment of his individual performance relative to his individual goals and (4) Mr. Bethards’ recommendation of each other Named Executive’s 2010 EICP compensation based on his assessment of the financial and individual performance applicable to each.

For 2010, we produced operating income of approximately $264.0 million, which was approximately 98% of target level performance. Accordingly, applicable Named Executives were eligible to earn a 99% payout on their target EICP awards. The following paragraphs contain a description of the evaluation and calculation of each Named Executive’s 2010 annual incentive compensation.

Mr. Bethards.  Mr. Bethards’ target annual incentive compensation was $850,000 or 100% of his annual base salary in effect following the spin-off. Based on the financial results discussed above, Mr. Bethards was eligible to earn 99% of his target award, subject to the assessment of his individual goals. Mr. Bethards met or exceeded his individual goals. As a result, Mr. Bethards earned 99% of his 2010 target EICP compensation, or $841,500.

Mr. Taff.  Mr. Taff’s target annual incentive compensation was equal to $361,454, calculated by multiplying his target percentage (70%) by his earnings from annual base salary in 2010 ($516,363). Mr. Taff’s 2010 annual incentive compensation payout was prorated between the pre and post spin-off time periods. For the pre-spin-off period, Mr. Taff was a former corporate executive of McDermott and earned 7/12 of his target annual incentive compensation award based on the effective date of the spin-off, which occurred on July 30, 2010.

In addition, for the post-spin-off period, Mr. Taff was an executive officer of our company and he was eligible to earn 5/12 of his annual incentive compensation award depending on our financial results and the assessment of his individual goals. Based on the financial results discussed above, Mr. Taff was eligible to earn 99% of his target award, subject to the assessment of his individual goals. Mr. Taff met or exceeded his individual goals. As a result, Mr. Taff earned 99% of his 2010 prorated post spin-off target award. Mr. Taff’s total 2010 annual incentive compensation was $359,936.

Ms. Salomone.  Ms. Salomone’s target annual incentive compensation was equal to $248,800, based on target percentages of 55% for annual base salary earned from January 1, 2010 through July 31, 2010 and 70% for annual base salary earned from August 1, 2010 through December 31, 2010.

Based on the financial results discussed above, Ms. Salomone was eligible to earn 99% of her target award, subject to the assessment of her individual goals. Ms. Salomone met or exceeded her individual goals, except with respect to one goal (new bookings), which was only partially achieved. As a result, Ms. Salomone earned 97.6% of her 2010 target EICP compensation, or $242,829.

Mr. Killion.  Mr. Killion’s target annual incentive compensation was equal to $199,217, based on target percentages of 55% for annual base salary earned from January 1, 2010 through July 31, 2010 and 60% for annual base salary earned from August 1, 2010 through December 31, 2010.

Based on the financial results discussed above, Mr. Killion was eligible to earn 99% of his target award, subject to the assessment of his individual goals. Mr. Killion met or exceeded his individual goals, except with respect to one goal (new bookings) which was only partially achieved As a result, Mr. Killion earned 97.2% of his 2010 target EICP compensation, or $193,639.

Mr. Nash.  Mr. Nash’s target annual incentive compensation was equal to $193,500, based on target percentages of 50% for annual base salary earned from January 1, 2010 through July 31, 2010 and 60% for annual base salary earned from August 1, 2010 through December 31, 2010.

Based on the financial results discussed above, Mr. Nash was eligible to earn 99% of his target award, subject to the assessment of his individual goals. Mr. Nash met or exceeded his individual goals, except with respect to one goal (safety). As a result, Mr. Nash earned 89.1% of his 2010 target EICP compensation, or $172,409.

Long-Term Incentive Compensation

Long-term incentive compensation for our Named Executives in 2010 consisted entirely of equity-based awards granted under one or more of the following circumstances:

•	by the McDermott Compensation Committee in February 2010 in connection with its annual review of executive compensation, in the case of all Named Executives; and

•	retention equity awards granted by our Compensation Committee following the spin-off pursuant to retention agreements entered into with McDermott in December 2009, in the case of each of Messrs. Bethards and Taff.

Analysis of 2010 Equity Grants.

Mix of 2010 Equity.  In determining the type and mix of equity granted to our Named Executives prior to the spin-off, the McDermott Compensation Committee sought to maintain a strong correlation between pay and performance in long-term incentive compensation while balancing the need to retain employees through the complexity and uncertainty associated with the spin-off. When granting equity to its executives, including our Named Executives, in connection with McDermott’s annual review of executive compensation in February 2010, the McDermott Compensation Committee allocated long-term incentive compensation between the following types and amounts of equity:

•	50% stock options; and
•	50% restricted stock units.

To maintain its commitment to performance-based compensation, the McDermott Compensation Committee determined to issue at least a majority of long-term incentive compensation in the form of performance-based compensation. The McDermott Compensation Committee utilized stock options for this purpose, which reward and drive performance based on absolute improvement in stock price. The McDermott Compensation Committee considered using performance shares in 2010 as it had each year since 2006. However, it elected not to utilize performance shares as a component of long-term compensation during 2010 as a result of (1) the complexities of establishing performance goals for McDermott or our company when the precise date of the spin-off was uncertain but was anticipated to occur during the measurement period that would have been applicable to the equity awards and (2) the belief that it was more appropriate for our board of directors to establish performance targets and metrics tailored to our specific strategies following the spin-off.

To promote the retention of employees, the McDermott Compensation Committee granted time-based restricted stock units as part of long-term incentive compensation. The restricted stock units represented a larger percentage of a Named Executive’s long-term incentive compensation than in the recent past. However, at the time of grant, the McDermott Compensation Committee anticipated that, in the case of our Named Executives, the restricted stock units would be converted in connection with the spin-off into restricted stock units payable in shares of our common stock. As a result, the restricted stock units were intended to provide us with an immediate long-term retention tool following the spin-off.

The stock options and restricted stock units granted by the McDermott Compensation Committee in 2010 were each denominated in shares of McDermott common stock. Both forms of awards were converted in connection with the spin-off to equity-based awards granted under our long-term incentive plan and payable in shares of our common stock. See

“— Conversion of McDermott Equity in the Spin-Off” below for a discussion of the conversion of McDermott equity awards in connection with the spin-off.

For more information regarding the 2010 restricted stock units and stock options, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and disclosures under “Compensation of Executive Officers — Estimated Future Payouts Under Equity Incentive Plan Awards.”

Value of 2010 Target Long-Term Incentive Compensation.  The following table shows the 2010 target long-term incentive compensation of each Named Executive and its relation to median compensation indicated by the B&W Custom Peer Group.

*	$ in millions. The long-term incentive compensation for Messrs. Bethards and Taff exclude the value of restricted stock awards granted in connection with the spin-off in accordance with retention agreements entered into with McDermott in 2009.

In connection with the McDermott Compensation Committee’s review of executive compensation in February 2010, its outside compensation consultant advised that the adverse economic and stock market conditions that began in 2008 resulted in decreases in target long-term incentive compensation values among applicable peer companies in 2009. The benchmark used by McDermott to determine the target value of its executives’ long-term incentive compensation awards reflected those decreases. As a result, the target value of 2010 long-term incentive compensation (excluding the retention grants discussed below) for most of our executives, including Messrs. Taff, Killion and Nash, decreased compared to the target value of their 2009 long-term incentive compensation. The target value of 2010 long-term incentive compensation for Mr. Bethards and Ms. Salomone increased due to the substantial change in their respective positions from 2009.

Mr. Bethards’ 2010 target long-term incentive compensation represented an approximate increase of 65% over his 2009 target; although its value was below market range based on McDermott’s market data. The value was set by the McDermott Compensation Committee to be equal with the amount awarded to the chief executive officer of McDermott’s other principal subsidiary at that time. At the time of the grants, it was anticipated that McDermott’s two segment chief executive officers, which included Mr. Bethards, would become the chief executive officer of their respective companies following the spin-off. The value of Mr. Bethards’ target long-term incentive compensation, however, was above market range based on the B&W Custom Peer Group due to the use of different benchmarks between us and McDermott.

The value of Mr. Taff’s target long-term incentive compensation was set by the McDermott Compensation Committee based on market data provided by its compensation consultant and was roughly equivalent to median compensation when benchmarked by McDermott. As a result of the market conditions discussed above, however, the value of Mr. Taff’s 2010 target long-term incentive compensation represented a decrease of approximately 25% from his 2009 target, which decrease contributed to the year-over-year decrease in target total direct compensation. Due to the use of different benchmarks between us and McDermott, the value of his 2010 target long-term incentive compensation was considerably above market range as indicated by the B&W Custom Peer Group when reviewed by our Compensation Committee following the spin-off.

The value of Ms. Salomone’s target long-term incentive compensation was set by the McDermott Compensation Committee based on market data provided by its compensation consultant and was roughly equivalent to median compensation as benchmarked by McDermott. Due to her promotion to Chief Operating Officer, the value of Ms. Salomone’s 2010 target long-term incentive compensation represented a substantial increase from her 2009 target, despite the impact on long-term incentive compensation values following the market conditions discussed above. The value of her 2010 target long-term incentive compensation was within market range as indicated by the B&W Custom Peer Group when reviewed by our Compensation Committee following the spin-off.

The value of Mr. Killion’s target long-term incentive compensation was set by the McDermott Compensation Committee based on market data provided by its compensation consultant and was roughly equivalent to median compensation when benchmarked by McDermott. As a result of the market conditions discussed above, however, the value of Mr. Killion’s 2010 target long-term incentive compensation represented a decrease of approximately 14% from his 2009 target, which decrease contributed to the year-over-year decrease in target total direct compensation. Due to the use of different benchmarks between us and McDermott, the value of his 2010 target long-term incentive compensation was above market range as indicated by the B&W Custom Peer Group when reviewed by our Compensation Committee following the spin-off.

The value of Mr. Nash’s target long-term incentive compensation was set by the McDermott Compensation Committee based on market data provided by its compensation consultant and was slightly higher than median compensation when benchmarked by McDermott, although within market range. As a result of the market conditions discussed above, however, the value of Mr. Nash’s 2010 target long-term incentive compensation represented a decrease of approximately 13% from his 2009 target, which decrease contributed to the year-over-year decrease in his target total direct compensation. When reviewed by our Compensation Committee following the spin-off the value of his 2010 target long-term incentive compensation was still within market range although below median compensation, due to the use of different benchmarks between us and McDermott.

Other Retention Awards.  On August 2, 2010, our Compensation Committee granted Messrs. Bethards and Taff restricted stock awards. The awards were made pursuant to certain Restructuring Transaction Retention Agreements between the officers selected by the McDermott Compensation Committee (including Messrs. Bethards and Taff) and McDermott, dated as of December 10, 2009 (“Retention Agreements”), in connection with McDermott’s announcement of our spin-off. In accordance with the Employee Matters Agreement, we assumed the rights and obligations arising under those agreements in respect of Messrs. Bethards and Taff. Under the terms of the agreement, in the event the officer remained employed with McDermott or us through the spin-off, the officer would receive a one-time bonus generally payable in restricted stock equal in value to the sum of the officer’s annual base salary and target annual incentive compensation in effect immediately prior to the effective date of the spin-off. For Mr. Taff, one-third of his bonus was payable in cash. As stipulated in the agreement, the restricted stock awards vest 100% on July 30, 2011, which is the first anniversary of the spin-off; provided the Named Executive remains employed with us through that date. The chart below shows the grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and number of restricted stock granted to Messrs. Bethards and Taff.

	Grant Date Fair	Restricted
Named Executive	Value of Award	Shares Granted

B. C. Bethards	$941,062.32	39,607
M. S. Taff	$605,024.64	25,464

Sizing Long-Term Incentive Compensation.  When granting long-term incentive compensation, our Compensation Committee generally seeks to target a dollar value to grant, rather than granting a targeted number of shares. The McDermott Compensation Committee employed the same methodology when granting long-term incentive compensation to our Named Executives prior to the spin-off. The number of restricted stock, restricted stock units and stock options granted can be expressed through the following formula:

target value of award($)/fair market value of stock($)

The fair market value of one restricted stock unit or one share of restricted stock was computed based on the closing price of the common stock underlying the award on the date of the grant. The fair market value of one stock option was determined by the outside compensation consultant using a Black-Scholes formula also based on the closing price of the common stock underlying the award on the date of the grant. Because the long-term incentive compensation grants vest over three years, the number of shares calculated was rounded to the nearest multiple of three.

In prior years, fair market value of the stock was determined using a discounted share price to reflect the vesting conditions and transfer restrictions characterizing the equity awards. The valuation methodology was changed with respect to awards made in 2010, which had the intended effect of lowering the number of shares or units that otherwise would have been granted.

Timing of Equity Grants.  To avoid timing equity grants ahead of the release of material nonpublic information, our Compensation Committee generally approves stock option and other equity awards effective as of the first day following the end of a trading blackout after the meeting at which the grants are approved, which is generally the third day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the Securities and Exchange

Commission. This practice was followed for all long-term incentive compensation grants to Named Executives in 2010 with the exception of the retention grants to Messrs. Bethards and Taff. Unlike other awards granted during 2010, the retention grants were not discretionary. They were earned on the effective date of the spin-off pursuant to a retention agreement with the executives and were granted on the first business day following the spin-off.

Conversion of McDermott Equity in the Spin-Off.  In preparation for the spin-off, the McDermott Compensation Committee carefully considered the treatment of outstanding McDermott equity awards for its employees, including those who would be transferred to or continuing with us following the spin-off. The decisions regarding equity treatment were made by the McDermott Compensation Committee in consultation with the committee’s outside legal and compensation advisors as well as McDermott management.

In general, the principles underlying the decisions regarding treatment of equity included:

•	fully converting certain outstanding McDermott equity awards to our equity awards consistent with the post-spin-off employment of the award holder to align the holder with their future employer; and

•	preserving the intrinsic value of the outstanding equity awards as of the date of the spin-off.

The treatment approved by the McDermott Compensation Committee for our employees, including our Named Executives, included the following:

•	Options: Each McDermott option was cancelled on the spin-off and replaced with substitute options to purchase shares of our common stock. For Mr. Taff, each McDermott option was cancelled on the spin-off and one-half of each was replaced with a substitute option to purchase shares of our common stock and one-half of each was replaced with a substitute option to purchase shares of McDermott common stock. Each of the substitute options contained terms intended to preserve the intrinsic value of the original option and the ratio of the exercise price to the fair market value of the stock subject to the option, each as of the date of the spin-off. The substitute options were generally made subject to the same terms and conditions as the options that were replaced, including vesting schedule. To the extent the options that were replaced had already vested, the substitute options were also vested.

•	Restricted Stock and Restricted Stock Units: Each McDermott restricted stock award and restricted stock unit award was cancelled and replaced with substitute restricted stock and restricted stock unit awards based on our common stock, each of which generally preserved the intrinsic value of the original award as of the date of the spin-off. The substituted awards were generally made subject to the same terms and conditions as the awards being replaced, including vesting schedule. For Mr. Taff, one-half of his McDermott restricted stock awards and restricted stock unit awards were cancelled on the spin-off and were replaced with substitute restricted stock and restricted stock unit awards as described above. The other one-half of Mr. Taff’s McDermott restricted stock awards and restricted stock unit awards continued and he received additional restricted shares and restricted stock units with respect to McDermott common stock in an amount designed to preserve the value of the one-half McDermott awards as of the date of the spin-off.

•	Performance Shares: Each McDermott performance share award was cancelled and replaced with a substitute restricted stock unit award based on our common stock. The replacement restricted stock unit awards represented the right to receive at the time of vesting the number of shares of our common stock equal to the number of shares of McDermott common stock underlying the replaced performance shares assuming target performance. For Mr. Taff, each McDermott performance share award was cancelled on the spin-off and one-half of each was replaced with a substitute restricted stock unit award described above and one-half of each was replaced with a substitute McDermott restricted stock unit award. The replacement McDermott restricted stock unit awards represented the right to receive at the time of vesting the number of shares of McDermott common stock equal to the number of shares of McDermott common stock underlying the replaced performance shares assuming target performance. The replacement restricted stock unit awards retained the original three year cliff vesting schedule as the original performance share award.

Perquisites

Perquisites are not factored into the determination of the total direct compensation of our Named Executives because they are typically not material in light of a Named Executive’s total compensation. Our Named Executives received the following perquisites and other benefits, as described in the Summary Compensation Table under “Compensation of Executive Officers” below: relocation assistance, annual physicals, tax and financial planning services, limited personal use of corporate aircraft, club dues and other miscellaneous items.

Following the spin-off, our Compensation Committee reviewed the type and level of perquisites and other personal benefits provided to Named Executives. The committee decided to continue the perquisites offered under McDermott’s compensation program for the remainder of 2010 with a further review in connection with its 2011 annual executive compensation review. We believe the personal benefits to our Named Executives that we provide are reasonable and appropriate.

We own a fractional interest in two aircraft through an aircraft management company. We acquired these interests and we use the aircraft to facilitate travel to and from our operations, a number of which have infrequent or limited access to commercial flights as a result of their location. We do make the aircraft available to our Named Executives for limited personal use, which use is typically limited to permitting the executive’s spouse to accompany the executive on business travel.

Under current Internal Revenue Service rules, we may impute to the executive officer the actual cost incurred by us for any personal aspects of the flight or an amount based on Standard Industry Fare Level (“SIFL”) rates set by the U.S. Department of Transportation. Imputing income based on SIFL rates usually results in less income tax liability to the executive officer but higher income taxes to us due to limitations on deducting aircraft expenses that exceed the income imputed to employees. To minimize our cost of permitting the personal use of the aircraft, we impute income for personal use of aircraft to our Named Executives in an amount that results in the least amount of tax burden for us.

In addition, the presence of an employee’s spouse may be appropriate or necessary at certain meetings, conferences or other business-related functions. In those cases, we will bear the expenses of the employee’s spouse, including the provision of a gross-up for any imputed income to the employee.

As a result of the spin-off, we incurred higher than normal relocation expenses in 2010, some of which we expect to carry over into 2011. In preparation of the spin-off, we established our headquarters in Charlotte, North Carolina and relocated a number of our employees principally from Ohio and Virginia and former McDermott employees from Texas. Under the Employee Matters Agreement, we are responsible for all relocation expenses for our employees (including former McDermott employees) relating to the spin-off other than expenses incurred prior to the effective date of the spin-off, which remained McDermott’s responsibility. We have reported relocation amounts as a “perquisite” in the Summary Compensation Table in strict adherence with the U.S. Securities and Exchange Commission’s rules relating to executive compensation. However, the Named Executives who relocated in connection with the spin-off received our standard relocation package provided to all other employees who relocated in connection with the spin-off. Our relocation package includes gross-up of related employment and income taxes in order to ensure that the relocation is cost neutral to the employee.

Post-Employment Compensation

Retirement Plans

Overview.  We provide retirement benefits through a combination of qualified defined benefit pension plans, which we refer to as our Retirement Plans, and a qualified defined contribution 401(k) plan, which we refer to as our Thrift Plan, for most of our U.S. employees, including our Named Executives. In respect of our Named Executives, we sponsor the following two Retirement Plans:

•	the Government Operations Retirement Plan for the benefit of employees of us and our Government Operations segment; and

•	the Commercial Operations Retirement Plan for the benefit of U.S. employees of our Power Generation Systems segment.

We sponsor the Government Operations Retirement Plan through Babcock & Wilcox Investment Company and the Commercial Operations Retirement

Plan through B&W PGG. In connection with the spin-off, we assumed the Government Operations Retirement Plan from McDermott which sponsored the plan through one of its subsidiaries.

In addition to the broad-based qualified plans described above, McDermott maintains unfunded, nonqualified excess retirement plans, which we refer to as the Excess Plans. The Excess Plans cover a small group of highly compensated employees, including Messrs. Bethards, Killion and Nash and Ms. Salomone, whose ultimate benefits under the applicable Retirement Plan are reduced by Internal Revenue Code limits on the amount of benefits which may be provided under qualified plans, and on the amount of compensation which may be taken into account in computing benefits under qualified plans. Benefits under the excess plans are paid from the general assets of the B&W company employing the participant, which is not necessarily the plan sponsor. We sponsor the Commercial Operations Excess Plan and the Government Operations Excess Plan through the same subsidiaries that sponsor the respective qualified plan. See the “Pension Benefits” table under “Compensation of Executive Officers” below for more information regarding the Retirement Plans.

Recent Changes to Retirement Plans.  Over the past several years, we have reassessed our retirement plans due to the volatility, cost and complexity associated with defined benefit plans and evolving employee preferences. As a result, we have taken steps to shift away from traditional defined benefit plans toward a defined contribution approach. In 2006, the Commercial Operations and Government Operations Retirement Plans were closed to new salaried participants and benefit accruals were frozen for existing salaried participants with less than five years of credited service as of March 31, 2006, subject to specific annual cost-of-living increases. In lieu of future defined benefit plan accruals under those plans, our qualified defined contribution 401(k) plan provides an automatic cash contribution to plan accounts of affected employees and new hires in an amount between 3% and 8% of the employee’s base pay, plus overtime pay, expatriate pay and commissions, based on their length of service. Mr. Taff does not participate in a Retirement Plan or an Excess Plan because he did not meet the eligibility requirements at the time that the plan applicable to him was closed to new participants; however, he does receive the supplemental cash contribution to his 401(k) plan account. In 2007, salaried participants in the Commercial Operations and Government Operations Retirement Plans with between five and 10 years of credited service as of January 1, 2007 were offered the one-time irrevocable choice between (1) continuing to accrue future benefits under the Retirement Plan or (2) freezing their Retirement Plan accrued benefit as of March 31, 2007, subject to annual cost-of-living increases, and receiving an automatic service-based cash contribution to their Thrift Plan account instead. No Named Executives were affected by the changes in 2007.

Supplemental Plans.  Prior to the spin-off, McDermott maintained a supplemental executive retirement plan, or the McDermott SERP, in which selected officers of McDermott and its subsidiaries participated, including Messrs. Bethards, Taff and Nash. In connection with the spin-off, we adopted the Supplemental Executive Retirement Plan of The Babcock & Wilcox Company, which was substantially similar to the McDermott SERP. We amended that plan on December 8, 2010 and refer to that plan, as amended and restated, as the B&W SERP. The B&W SERP assumed all liabilities of the McDermott SERP attributable to persons who were or would become employees of us and certain of our subsidiaries following the spin-off, including Messrs. Bethards, Taff and Nash, and such persons ceased participating in the McDermott SERP. Our employees were credited under the B&W SERP with service for any period of employment with McDermott and its subsidiaries prior to the spin-off.

The B&W SERP is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to participants’ notional accounts. Participants include our Chief Executive Officer and other officers of us and certain of our subsidiaries selected by our Compensation Committee. Under eligibility guidelines for the B&W SERP adopted by our Compensation Committee, employees must generally have completed at least one year of service with us or one of our subsidiaries as a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or as an officer with direct responsibility over operations. As a result of these guidelines, Ms. Salomone and Mr. Killion were selected to participate in the B&W SERP for 2011. As previously discussed, Messrs. Bethards, Taff and Nash were already participants in the B&W SERP during 2010.

In addition and as a result of the December 8, 2010 amendments, participants may, if permitted by the Compensation Committee, elect to defer the payment of certain compensation earned from us. For purposes of compensation deferral, members of our Board are also participants in the B&W SERP. Under the B&W SERP, an officer selected by our Compensation Committee may elect to defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year and a member of the Board may elect to defer up to 100% of his or her retainers and fees earned in any plan year. No compensation was eligible to be deferred in 2010. See the Nonqualified Deferred Compensation table and accompanying narrative under “Compensation of Executive Officers” below for more information about the B&W SERP and our contributions to our Named Executives’ B&W SERP accounts.

Employment, Severance and Retention Arrangements

Employment and Severance Agreements.  Except for the change-in-control agreements and retention agreements discussed below, we did not have any employment or severance agreements with any of our Named Executives during 2010.

Change-in-Control Agreements.  Prior to the spin-off, McDermott maintained change in control agreements for selected executives, including Messrs. Bethards and Taff. For those Named Executives, their change in control agreement terminated by its terms on the effective date of the spin-off.

Following the spin-off, our Compensation Committee approved change in control agreements for selected executives, including the Named Executives, after considering market data and trend information provided by Meridian on change in control practices among companies within the B&W Custom Peer Group and selected S&P 500 companies, the McDermott change in control agreements and recommendations from B&W’s management. We believe change in control agreements protect stockholders’ interests by serving the following objectives:

•	to attract and retain top-quality executive management;

•	to assure both present and future continuity of executive management in the event of a threatened or actual change in control; and

•	to ensure the objective focus of executive management in the evaluation of any change in control opportunities.

Our change in control agreements contain what is commonly referred to as a “double trigger,” that is, they provide benefits only upon a qualified termination of the executive within one year following a change in control. Additionally, the agreements do not provide any tax gross-up on the benefits following a qualified termination. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to an executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the executive retaining a larger after-tax amount. The provision was included with the intent of benefiting us by seeking to preserve the tax deductibility of the benefits paid under the agreement, without compromising the objectives for which the agreement was approved.

In respect of our Named Executives, the change in control agreements generally provide a cash severance payment of two (2.99 for Mr. Bethards) times the sum of the Named Executive’s annual base salary and target annual incentive compensation; a pro-rated annual incentive compensation payment at target for the year in which the qualified termination occurs; a cash payment equal to three years of medical benefits; full vesting in any outstanding and unvested equity and full vesting in the executive’s supplemental executive retirement plan account balance. See the “Potential Payments Upon Termination or Change in Control” tables under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change in control agreements with our Named Executives, events considered to be change in control events and other plans and arrangements that have different trigger mechanisms that relate to a change in control.

Retention Agreements.  Following McDermott’s announcement of the spin-off in December 2009, McDermott sought to retain key employees and executives in connection with the spin-off by entering into the Retention Agreements with selected executives and employees, including Messrs. Bethards and Taff. Under the terms of the Employee Matters Agreement, we assumed the rights and obligations arising under the Retention Agreements in respect of Messrs. Bethards and Taff on the spin-off.

In general, the Retention Agreements contained retention and severance provisions. The retention provision provided that if the executive remained employed through the spin-off, he would receive a restricted stock grant that would vest on the first anniversary of the spin-off. In the case of Mr. Taff, his agreement provided that one-third of his retention payment would be payable in cash on the effective date of the spin-off. Accordingly, in connection with the completion of the spin-off and pursuant to their respective retention agreements, Mr. Taff received a cash payment and our Compensation Committee granted restricted shares of our common stock to Messrs. Bethards and Taff. See the “Grants of Plan Based Awards” table under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the restricted stock awards granted.

The severance provision provides for cash payments to the executive of two times the sum of their annual base salary and target annual incentive compensation, prorated target annual incentive compensation and a cash payment equal to two years of medical benefits as well as the full vesting of outstanding equity and supplemental executive retirement plan account balance in the event of a qualifying termination prior to the first anniversary of the spin-off. The McDermott Compensation Committee determined that the need to maintain continuity of management and personnel that exists under a change in control scenario equally existed in connection with the spin-off and, as a result, based the retention agreement payments on the severance payments that were payable under McDermott’s change in control agreements at that time. In recognition of Mr. Taff’s agreement to serve as our chief financial officer following the spin-off, under his Retention Agreement it was agreed that such service would not constitute a qualifying termination under but that Mr. Taff may elect to terminate his employment with us on the first anniversary of the effective date of the spin-off and that such termination would then constitute a qualifying termination for purposes of the Retention Agreement. See the “Potential Payments Upon Termination or Change in Control” tables under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the retention agreements with Messrs. Bethards and Taff and the events considered to be a qualifying termination.

Other Compensation Policies / Practices

Stock Ownership Guidelines.  Following the spin-off, our Board of Directors adopted stock ownership guidelines to further align the interests of our officers and directors with the interests of our stockholders and promote our commitment to sound corporate governance. Under these guidelines, our officers and non-management directors are expected to maintain minimum stock ownership in our company. The minimum ownership level is between two and five times annual base salary for officers depending on their position, and five times annual base retainer for non-management directors.

Directors and officers have five years from the effective date of the stock ownership guidelines or their initial election as a director/officer, whichever is later, to comply with the guidelines. The Governance Committee annually reviews the compliance with these guidelines and has discretion to waive or modify the stock ownership guidelines for directors and officers.

Schedule A to Compensation Discussion and Analysis

B&W Custom Peer Group.  This group consists of the following 13 companies selected with a focus on companies within the construction and engineering industry:

AECOM Technology Corporation Chicago Bridge & Iron Company N.V. Curtiss-Wright Corporation EMCOR Group Fluor Corporation	Foster Wheeler AG Jacobs Engineering Group Inc. KBR, Inc. MasTec, Inc. Quanta Services, Inc.	The Shaw Group Inc. Tetra Tech, Inc. URS Corporation

McDermott-Corporate Survey Peer Group.  The group consisted of 43 companies with operations in engineering, construction, government operations and/or energy. The component companies within this group included:

Alliant Techsystems Inc.
Ameron International Corp.
Anadarko Petroleum Corp.
Baker Hughes, Inc.
BJ Services Company
Cameron International, Inc.
Chicago Bridge & Iron Company N.V.
Cooper Industries Plc
Curtiss-Wright Corporation
Devon Energy Corporation
Dover Corporation
Eaton Corporation
El Paso Corporation
ESCO Technologies Inc.
Flowserve Corporation	FMC Technologies, Inc.
Foster Wheeler AG
General Dynamics Corporation
Granite Construction Incorporated
Halliburton Company
Honeywell International, Inc.
Hubbell Inc.
Illinois Tool Works Inc.
Ingersoll-Rand Company
ITT Corp.
Joy Global Inc.
KBR, Inc.
Lockheed Martin Corporation
Martin Marietta Materials, Inc.
Noble Corporation	Northrop Grumman Corporation
Pioneer Natural Resources Company
Raytheon Company
Rockwell Collins, Inc.
The Shaw Group Inc.
The Williams Companies, Inc.
Terex Corporation
Textron Inc.
Thomas & Betts Corporation
USG Corporation
Valmont Industries, Inc.
Vulcan Materials Company
Walter Industries, Inc.

McDermott-B&W Survey Peer Group.  The group is largely a subset of the McDermott-Corporate Survey Peer Group and consisted of 27 engineering, construction and/or government operations companies that are more specifically representative of McDermott’s former Power Generation Systems and Government Operations segments. The component companies within this group included:

Ameron International Corp.
Chicago Bridge & Iron Company N.V.
Cooper Industries Plc
Curtiss-Wright Corporation
Dover Corporation
Eaton Corporation
ESCO Technologies Inc.
Flowserve Corporation
General Dynamics Corporation
Honeywell International, Inc.	Hubbell Inc.
Illinois Tool Works Inc.
Ingersoll-Rand Company
ITT Corporation
Joy Global Inc.
Lockheed Martin Corporation
Martin Marietta Materials, Inc.
Northrop Grumman Corporation
Raytheon Company
Rockwell Collins, Inc.	The Shaw Group Inc. Terex Corporation Textron, Inc. Thomas & Betts Corporation USG Corporation Valmont Industries, Inc. Vulcan Materials Company

McDermott Custom Peer Group.  The McDermott Custom Peer Group consisted of nine similarly situated engineering and construction companies. Compensation information for the McDermott Custom Peer Group companies was based on information reported by those companies in publicly available Securities and Exchange Commission filings. The component companies within this group included:

Cal Dive International, Inc. Chicago Bridge & Iron Company N.V. Fluor Corporation	Foster Wheeler AG. Jacobs Engineering Group Inc. KBR, Inc.	Oceaneering International, Inc. The Shaw Group Inc. URS Corporation.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that B&W specifically incorporates it by reference into such filing.

We have reviewed and discussed the Compensation Discussion and Analysis with B&W’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Oliver D. Kingsley, Jr., Chairman
Robert W. Goldman
Stephen G. Hanks
Larry L. Weyers

Compensation of Executive Officers

The following table summarizes the prior three years’ compensation of our Named Executives. Prior to July 30, 2010, the effective date of our spin-off from McDermott, B&W was a subsidiary of McDermott. Accordingly, the information presented reflects compensation paid to our Named Executives by McDermott and its subsidiaries prior to the spin-off and by us and our subsidiaries after the spin-off.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
B.C. Bethards,	2010	$665,503	$0	$2,191,026	$865,320	$841,500	$509,958	$111,292	$5,184,599
President &	2009	$526,200	$0	$840,544	$473,450	$663,012	$305,160	$65,693	$2,874,059
Chief Executive Officer	2008	$438,675	$10,000	$1,207,512	$0	$509,298	$158,014	$54,831	$2,378,330

M.S. Taff,	2010	$516,363	$294,752	$908,021	$209,751	$359,936	N/A	$83,967	$2,372,790
Senior Vice President &	2009	$505,000	$0	$980,544	$552,314	$707,000	N/A	$59,315	$2,804,173
Chief Financial Officer	2008	$440,000	$110,000	$1,671,638	$0	$141,207	N/A	$45,757	$2,408,602

M.P. Salomone,	2010	$406,000	$0	$300,026	$207,699	$242,829	$577,713	$96,054	$1,830,321
Senior Vice President &
Chief Operating Officer(7)

R.L. Killion,	2010	$348,765	$0	$239,215	$165,623	$193,639	$338,891	$7,350	$1,293,483
President & COO,	2009	$330,000	$0	$309,627	$174,413	$347,210	$305,071	$7,546	$1,473,867
B&W PGG	2008	$272,850	$0	$551,098	$0	$256,350	$182,469	$6,957	$1,269,724

W.D. Nash,	2010	$357,000	$0	$217,513	$150,562	$172,409	$116,224	$38,701	$1,052,409
Former President,	2009	$348,000	$0	$279,320	$157,324	$292,668	$76,599	$37,872	$1,191,783
B&W NOG	2008	$330,800	$0	$673,920	$0	$292,808	$6,272	$33,271	$1,337,071

(1)	The amounts included in this column include 2010 salary paid prior to the spin-off to the Named Executives in the following amounts: Mr. Bethards: $311,337; Mr. Taff: $299,633; Ms. Salomone: $236,000; Mr. Killion: $200,840; and Mr. Nash: $207,000.
(2)	See “Bonus” below for a discussion of the amounts included in this column.
(3)	See “Stock and Option Awards” below for a discussion of the amounts included in this column.
(4)	See “Non-Equity Incentive Plan Compensation” below for a discussion of the amounts included in this column.
(5)	See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below for a discussion of the amounts included in this column.
(6)	See “All Other Compensation” below for a discussion of the amounts included in this column.
(7)	No compensation information is provided for Ms. Salomone for 2009 and 2008 because she became a Named Executive in 2010.

Bonus.  The amount reported for Mr. Taff in the “Bonus” column is attributable to the cash portion of the retention bonus paid to Mr. Taff under the Retention Agreement entered into in conjunction with the spin-off.

Stock and Option Awards.  The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of all stock and option awards granted to Named Executives in 2010 (i) by McDermott prior to the spin-off (the “2010

McDermott Awards”) and (ii) by us following the spin-off (the “2010 B&W Awards”). The 2010 B&W Awards consist of stock awards made by us to Messrs. Bethards and Taff in accordance with their respective Retention Agreements entered into in conjunction with the spin-off representing $941,062 and $605,025, respectively, of the amounts reported under “Stock Awards” above. In accordance with the Employee Matters Agreement, the 2010 McDermott Awards were converted entirely to stock and options awards based on our common stock, except in the case of Mr. Taff. For

Mr. Taff, one-half of his 2010 McDermott Awards were converted to stock and option awards based on our common stock and one-half were converted to stock and option awards based on McDermott common stock, in accordance with the Employee Matters Agreement. The amounts reported above in respect of the 2010 McDermott Awards represent the grant date fair value attributable to such awards as converted to awards based on our common stock, which amounts are being expensed by us over the remaining vesting period of the award. McDermott is expensing the grant date fair value attributable to Mr. Taff’s 2010 McDermott Awards that were converted on the spin-off to stock and option awards based on McDermott common stock. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Conversion of McDermott Equity in the Spin-Off” above for more information about the treatment of the 2010 McDermott Awards and other pre-spin-off equity awards in connection with the spin-off.

The grant date fair values shown were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718). For a discussion of the valuation assumptions used in determining the grant date fair value, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010. See the “Grants of Plan-Based Awards” table for more information regarding the stock and option awards granted in 2010, including a discussion of grant date fair value.

Non-Equity Incentive Plan Compensation.  The amounts reported in the “Non-Equity Incentive Plan Compensation” column are attributable to the annual incentive awards earned under our EICP in fiscal years 2008, 2009 and 2010, but paid in 2009, 2010 and 2011, respectively. See the “Grants of Plan-Based Awards” table for more information regarding the annual incentive awards earned in 2010.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.  The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed fiscal year end amount to the covered fiscal year end amount.

All Other Compensation.  The amounts reported for 2010 in the “All Other Compensation” column are attributable to the following:

All Other Compensation

			Service-Based
			Thrift
	SERP Contribution	Thrift Match	Contribution	Tax Gross-Ups	Perquisites
B.C. Bethards	$52,275	$4,900	N/A	$7,038	$47,079

M.S. Taff	$37,810	$7,350	$7,671	$3,022	$28,114

M.P. Salomone	N/A	$6,230	N/A	$7,706	$82,118

R.L. Killion	N/A	$7,350	N/A	$0	—

W.D. Nash	$32,040	$6,220	N/A	$441	—

SERP Contribution.  The amounts reported represent contributions made by McDermott prior to the spin-off to the McDermott SERP. In connection with the spin-off, we adopted the B&W SERP and assumed all liabilities of McDermott’s plan attributable to participating Named Executives and other B&W employees. We did not make any contributions to our SERP in 2010. See the “Nonqualified Deferred Compensation” table for more information regarding these amounts and our SERP.

Thrift Match and Service-Based Thrift Contribution.  The amounts in this column include the following contributions by McDermott to the McDermott Thrift Plan prior to the spin-off: Mr. Bethards: $4,900; Mr. Taff: $15,021; Ms. Salomone: $6,230; Mr. Killion:

$6,025; and Mr. Nash: $5,760. In connection with the spin-off, McDermott transferred the aggregate assets and liabilities (other than amounts attributable to the McDermott common stock fund) credited to our Named Executives and other persons who would be affiliated with B&W following the spin-off from its plan to our Thrift Plan. The amounts reported in excess of McDermott’s contributions were contributed by us. Under our Thrift Plan, we will match 50% of employee’s contributions, up to six percent. For information regarding our Thrift Plan matching contributions and service-based contributions, see “Compensation Discussion and Analysis — Post-Employment Compensation — Retirement Plans” above.

Tax Gross-Ups.  The tax gross-ups reported for 2010 under “All Other Compensation” are attributable to the following:

•	Mr. Bethards received tax gross-ups associated with income imputed to him as a result of his relocation from Virginia to North Carolina in connection with the spin-off and as a result of his spouse accompanying him on business travel.

•	Mr. Taff received tax gross-ups associated with income imputed to him in connection with a temporary auto lease and as a result of his spouse accompanying him on business travel. $646 of the tax gross-ups reported was incurred prior to the spin-off.

•	Ms. Salomone received tax gross-ups associated with income imputed to her as a result of her relocation from Ohio to North Carolina in connection with the spin-off.

•	Mr. Nash received a tax gross-up on a gift card and as a result of his spouse accompanying him on business travel.

Perquisites.  Perquisites and other personal benefits received by a Named Executive are not included if their aggregate value does not exceed $10,000. For Messrs. Bethards and Taff and Ms. Salomone the values of the perquisites and other personal benefits reported for 2010 are as follows:

•	Mr. Bethards: $21,485 is attributable to the costs of providing him relocation assistance in connection with his move from Virginia to North Carolina in connection with the spin-off. The remainder is attributable to the cost of club dues, airline club membership, financial planning, annual physical and accompanying medical costs, personal use of corporate aircraft and the costs associated with his spouse accompanying him on business travel. $29,899 of the perquisites reported were incurred prior to the spin-off.

•	Mr. Taff: $14,852 is attributable to the cost of McDermott paying for financial planning services prior to the spin-off. The remainder is attributable to the cost of an annual physical, financial planning, his spouse accompanying him on business travel, airline club membership, tax preparation fees and a temporary car lease. $21,132 of the perquisites reported were incurred prior to the spin-off.

•	Ms. Salomone: $73,550 is attributable to the costs of providing her relocation assistance in connection with her move from Ohio to North Carolina in connection with the spin-off. The remainder is attributable to the cost of an annual physical, cash incentive awarded under our wellness program and cash payments paid to former employees of Marine Mechanical Corporation in connection with our acquisition of that company to partially offset the increased costs of our medical benefits.

Following the spin-off, we maintained our consolidated accounting, tax and certain treasury functions in Houston, Texas. Mr. Taff, who continued to reside in Houston following the spin-off, maintains an office in each of our Houston, Texas and Charlotte, North Carolina offices. As a result, no expenses are reported in the Summary Compensation Table relating to Mr. Taff’s travel between offices. Messrs. Killion and Nash were headquartered in Ohio and Virginia, respectively, before and after the spin-off and, as a result, they incurred no relocation expense.

We calculate all perquisites and personal benefits based on the incremental cost we incur to provide such benefits. For relocation, that includes costs paid to the employee and to third parties for the benefit of the employee, without regard to whether those costs are deductible to the employee. However, we exclude any payments by us to the third party that manages our relocation program, which would have been incurred without the employee’s relocation and therefore are not “incremental.” For personal use of corporate aircraft, we compute incremental cost based on the actual cost incurred by us for the flight, including:

•	the cost of fuel;

•	a usage charge equal to the hourly rate charged by our flight operator multiplied by the flight time;

•	“dead head” costs, if applicable, of flying aircraft without passengers to and from locations; and

•	the dollar amount of increased income taxes we incur as a result of disallowed deductions under IRS rules.

Since the aircraft are used primarily for business travel, incremental costs generally exclude fixed costs such as the purchase price of our interests in the aircraft, aircraft management fees, depreciation, maintenance and insurance. Our cost for flights, whether business or personal, is not affected by the number of passengers. As a result, we do not assign any amount, other than the amount of any disallowed deduction, when computing incremental costs for the presence of guests accompanying a Named Executive on such flights.

Grants of Plan-Based Awards

The following table summarizes awards made to our Named Executives during the year ended December 31, 2010, including awards originally granted by McDermott in 2010 prior to the spin-off, which were converted to awards granted under our long-term incentive plan in connection with the spin-off (indicated by *). The table does not show any stock or option awards granted by McDermott prior to 2010, which were converted to awards granted under our long-term incentive plan in connection with the spin-off. Please see the Outstanding Equity Awards at Fiscal Year-End Table and accompanying narrative thereto for more information regarding those awards. The “Estimated Future Payouts Under Equity Incentive Plan Awards” column has been omitted from the following table as no equity incentive awards required to be reported in that column were awarded to any of our Named Executives during 2010.

							All Other	All Other
							Stock	Option
							Awards:	Awards:	Exercise	Grant Date
				Estimated Possible Payouts Under			Number of	Number of	or Base	Fair Value
			Committee	Non-Equity Incentive Plan Awards			Shares of	Securities	Price of	of Stock and
			Action	(1)			Stock	Underlying	Option	Option
Name	Grant Date		Date	Threshold	Target	Maximum	or Units(2)	Options(3)	Awards	Awards(4)
B.C. Bethards
	08/11/10	*	08/11/10	$212,500	$850,000	$1,700,000				—
	08/02/10	*	08/02/10				—	75,496	$24.55	$865,320
	08/09/10	*	08/02/10				50,915	—	—	$1,249,963
	08/09/10	(5)	08/02/10				39,607	—	—	$941,062

M.S. Taff
	08/11/10	*	08/11/10	$248,776	$361,454	$514,269				—
	08/02/10	*	08/02/10				—	18,300	$24.55	$209,751
	08/09/10	*	08/02/10				12,342	—	—	$302,996
	08/09/10	(5)	08/02/10				25,464	—	—	$605,025
M.P. Salomone
	08/11/10	*	08/11/10	$62,200	$248,800	$497,600				—
	08/02/10	*	08/02/10				—	18,121	$24.55	$207,699
	08/09/10	*	08/02/10				12,221	—	—	$300,026

R.L. Killion
	08/11/10	*	08/11/10	$49,804	$199,217	$398,434				—
	08/02/10	*	08/02/10				—	14,450	$24.55	$165,623
	08/09/10	*	08/02/10				9,744	—	—	$239,215
W.D. Nash
	08/11/10	*	08/11/10	$48,375	$193,500	$387,000				—
	08/02/10	*	08/02/10				—	13,136	$24.55	$150,562
	08/09/10	*	08/02/10				8,860	—	—	$217,513

(1)	Amounts shown represents the range of potential payouts under our annual incentive compensation plan. See “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” below for a discussion of the amounts included in this column. The actual amounts paid to our Named Executives are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above.
(2)	Amounts shown represent shares of our common stock underlying time-based restricted stock and/or restricted stock units. See “All Other Stock and Option Awards” below for a discussion of the amounts included in this column.
(3)	Amounts shown represent the number of shares of our common stock that may be issued to the Named Executive on the exercise of stock options. See “All Other Stock and Option Awards” below for a discussion of the amounts included in this column.
(4)	See “Grant Date Fair Value of Stock and Option Awards” below for a discussion of the amounts included in this column.
(5)	Amounts represent restricted stock granted under the Retention Agreements.

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

We maintain an annual cash incentive plan, which we refer to as the Executive Incentive Compensation Plan, or EICP, which our Compensation Committee administers. Under the EICP, our Compensation Committee determines target award opportunities for eligible officers, expressed as a percentage of the officer’s base salary. Except as discussed below, an officer’s award is funded based on the attainment of short-term financial goals, which determine principal payout levels, including threshold payout (25% of target award), target payout (100% of target award) and maximum payout (200% of target award). Notwithstanding the level of financial results attained, our Compensation Committee may decrease an annual incentive compensation award in its discretion. However, if the financial goal to fund threshold payout is not achieved, no amount is paid under the plan.

In February 2010, the McDermott Compensation Committee granted non-equity incentive awards under its annual cash incentive plan to eligible officers of McDermott and its subsidiaries, including our Named Executives (the “McDermott Bonus Awards”). B&W assumed the rights and obligations of the McDermott Bonus Awards under our EICP in respect of our officers, including the Named Executives, pursuant to the Employee Matters Agreement. Following the spin-off, in August 2010, our Compensation Committee reviewed the total direct compensation of our officers and adjusted the target percentages used to determine target annual incentive compensation for selected officers, including Messrs. Bethards, Killion and Nash and Ms. Salomone, with all but Mr. Bethards’ target prorated based on the period from the spin-off through December 31, 2010. For Mr. Bethards, our Compensation Committee did not prorate his adjusted target opportunity, rather it established his 2010 target annual incentive compensation as 100% of his adjusted annual base salary.

The amounts shown in these columns reflect the adjustments to Named Executives’ target awards under the EICP made by our Compensation Committee following the spin-off. As a result of these adjustments, the threshold, target and maximum amounts reported in the above table were calculated based on the following target award opportunities:

	Target Award Opportunity
	(% of Salary)
Named Executive	Pre Spin-Off	Post Spin-Off
B. C. Bethards	N/A	100%
M. S. Taff	70%	70%
M. P. Salomone	55%	70%
R. L. Killion	55%	60%
W. D. Nash	50%	60%

The amounts reflected in the “target” column of the “Grants of Plan Based Awards” table represent the value of the Named Executive’s target award opportunity as approved by our Compensation Committee following the spin-off. The amounts shown in the “maximum” column represent the maximum amount of annual incentive compensation the Named Executive was eligible to receive at the time the awards were approved by our Compensation Committee, which for all Named Executives, other than Mr. Taff, was 200% of the target award opportunity. The amounts shown in the “threshold” column represent the amount of annual incentive compensation the Named Executive was eligible to receive at the time the awards were approved by our Compensation Committee assuming financial performance at the threshold payout level, which for all Named Executives other than Mr. Taff was 25% of the target award opportunity.

At the time the McDermott Compensation Committee granted the initial annual incentive compensation awards, it established two distinct award structures depending on whether the officer was principally functioning within one of McDermott’s operating segments, such as Messrs. Bethards, Killion and Nash and Ms. Salomone, or a corporate officer, such as Mr. Taff. The McDermott Compensation Committee determined that its corporate officers would be eligible to earn a prorated target award based on the effective date of the spin-off and that their award opportunity for the balance of 2010 would follow the structure of McDermott’s operating segment officers. At the time our Compensation Committee reviewed the officers’ compensation, Mr. Taff was eligible to earn 7/12th of his target award opportunity based on the July 30, 2010 effective date of the spin-off. As a result, only 5/12th of Mr. Taff’s target award opportunity was subject to the threshold and maximum payouts and the amounts reported in the respective columns reflect that limitation.

All threshold, target and maximum amounts reported in the table above assume that our Compensation Committee exercises no discretion over the annual incentive compensation award ultimately paid.

See “Compensation Discussion and Analysis — Annual Incentive Compensation” above for more information about the 2010 EICP awards and performance goals.

All Other Stock and Option Awards

Prior to the spin-off, the McDermott Committee granted its annual equity-based awards under its long-term incentive plan to selected employees of McDermott and its subsidiaries, including the Named Executives. The awards to the Named Executives consisted of 50% stock options to purchase shares of McDermott common stock (“McDermott Options”) and 50% restricted stock units payable in shares of McDermott common stock (“McDermott RSUs”).

McDermott Options.  The McDermott Options were granted with an exercise price equal to the closing price of McDermott common stock on the date of grant and were generally scheduled to vest and become exercisable in one-third increments on the first, second and third anniversaries of the date of grant, with an exercise term of seven years. In connection with the spin-off, the McDermott Options held by our Named Executives were converted to stock options to purchase shares of our common stock (“B&W Options”) in accordance with the Employee Matters Agreement. The B&W Options were granted under our 2010 LTIP. The number of shares underlying the B&W Options and the exercise price of such options were granted on terms intended to preserve the intrinsic value of the McDermott Options at the time of the spin-off and remained subject to the same vesting schedule as the McDermott Options.

McDermott RSUs.  The McDermott RSUs represented the right to receive one share of McDermott common stock for each unit that vests and were generally scheduled to vest in one-third increments on the first, second and third anniversaries of the date of grant. In connection with the spin-off, the McDermott RSUs held by our Named Executives were converted to restricted stock units payable in shares of our common stock (“B&W RSUs”) in accordance with the Employee Matters Agreement. The B&W RSUs were granted under our 2010 LTIP on terms intended to preserve the intrinsic value of the McDermott RSUs at the time of the spin-off and remained subject to the same vesting schedule as the McDermott RSUs.

On August 2, 2010, our Compensation Committee approved and authorized, among other awards, the grants of the B&W Options and B&W RSUs as contemplated by the Employee Matters Agreement. The share amounts reported in the table above are presented giving effect to the spin-off and reflect the conversion of the McDermott Options and McDermott RSUs to B&W Options and B&W RSUs.

Post Spin-Off Awards.  Additionally, on August 2, 2010, our Compensation Committee granted to Messrs. Bethards and Taff restricted shares of our common stock due them under the Retention Agreements (“Post Spin-Off Awards”). Under the terms of the agreements, in the event the officer remained employed with McDermott or B&W through the spin-off, the officer would receive a one-time bonus generally payable in restricted stock equal in value to the sum of the of the officer’s annual base salary and target annual incentive compensation in effect immediately prior to the spin-off. For Mr. Taff, one-third of his bonus was payable in cash. Under the terms of the Employee Matters Agreement, we assumed the rights and obligations arising under those agreements in respect of Messrs. Bethards and Taff. See “Compensation Discussion and Analysis — Post-Employment Compensation — Employment, Severance and Retention Arrangements” above for more information about the Retention Agreements.

Grant Date Fair Value of Stock and Option Awards

The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the fair value of equity awards is determined on the date of grant. The grant date fair value of the Post Spin-Off Awards was determined using the closing price of our common stock on the date of grant. Because the intrinsic value of the McDermott Options and McDermott RSUs were preserved in the conversion to B&W Options and B&W RSUs, the grant date fair values reported for the B&W Options and B&W RSUs represent the grant date fair value based on the date initially granted by McDermott. For these awards, the grant date fair values were determined based on the closing price of McDermott’s common stock on the date of grant, as adjusted to reflect the spin-off. The amounts reported for Mr. Taff represent the grant date fair value of the stock and option awards attributable to the one-half of his McDermott Options and McDermott RSUs that converted to awards based on our common stock. A Black-Scholes option-pricing model was used for determining the grant date fair value of stock options. The determination of the fair value of an award on the date of grant using an option-pricing model requires various assumptions, such as the expected life of the award and stock price volatility. For more information regarding the compensation expense related to 2010 awards, and a discussion of valuation assumptions utilized in option pricing, see

Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010.

See Proposal 4 below for more information regarding the amended and restated 2010 LTIP and Proposal 5 below for more information regarding the amended and restated EICP.

Outstanding Equity Awards at Fiscal Year-End

The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our Named Executives which were outstanding as of December 31, 2010. The information presented below reflects the conversion of equity granted by McDermott prior to the spin-off to equity granted by us in connection with the spin-off, which we refer to below as “Pre-Spin Awards” (marked by *).

		Option Awards						Stock Awards
					Equity
					Incentive
					Plan
					Awards:
		Number of	Number of		Number of			Number of
		Securities	Securities		Securities			Shares or		Market Value of
		Underlying	Underlying		Underlying			Units of		Shares or Units of
		Unexercised	Unexercised		Unexercised	Option	Option	Stock That		Stock That Have
		Options	Options		Unearned	Exercise	Expiration	Have Not		Not Vested
Name	Grant Date(1)	Exercisable	Unexercisable		Options	Price	Date	Vested		(2)
B.C. Bethards
Restricted Stock*	03/03/08							1,354	(3)	$34,649
RSUs*	03/03/08							4,982	(3)	$127,489
Restricted Stock*	11/10/08							8,956	(4)	$229,184
RSU*	03/05/09							25,543	(5)	$653,645
RSU*	03/05/09							19,809	(6)	$506,912
Stock Options*	03/05/09	—	48,328	(7)	—	$10.58	03/05/16
Stock Options*	03/04/10	—	75,496	(8)	—	$24.55	03/04/17
RSU*	03/04/10							50,915	(8)	$1,302,915
Restricted Stock	08/09/10							39,607	(9)	$1,013,543
M.S. Taff
Stock Options*	06/08/05	11,884	—		—	$6.96	06/08/15
Restricted Stock*	03/03/08							1,187	(3)	$30,375
RSUs*	03/03/08							12,845	(3)	$328,704
RSU*	03/05/09							19,865	(5)	$508,345
RSU*	03/05/09							17,245	(6)	$441,300
Stock Options*	03/05/09	14,094	28,190	(7)	—	$10.58	03/05/16
Stock Options*	03/04/10	—	18,300	(8)		$24.55	03/04/17
RSU*	03/04/10							12,342	(8)	$315,832
Restricted Stock	08/09/10							25,464	(9)	$651,624
M.P. Salomone
Restricted Stock*	03/03/08							483	(3)	$12,360
RSUs*	03/03/08							1,736	(3)	$44,424
RSU*	03/05/09							4,741	(5)	$121,322
Stock Options*	03/05/09	—	2,883	(7)	—	$10.58	03/05/16
Stock Options*	03/04/10	—	18,121	(8)	—	$24.55	03/04/17
RSU*	03/04/10							12,221	(8)	$312,735
R.L. Killion
Restricted Stock*	03/03/08							641	(3)	$16,403
RSUs*	03/03/08							2,360	(3)	$60,392
Restricted Stock*	11/10/08							3,503	(4)	$89,642
RSU*	03/05/09							9,409	(5)	$240,776
RSU*	03/05/09							7,296	(6)	$186,705
Stock Options*	03/05/09	8,901	17,804	(7)	—	$10.58	03/05/16
Stock Options*	03/04/10	—	14,450	(8)	—	$24.55	03/04/17
RSU*(8)	03/04/10							9,744	(8)	$249,349
W.D. Nash
Restricted Stock*	03/03/08							958	(3)	$24,515
RSUs*	03/03/08							3,520	(3)	$90,077
RSU*	03/05/09							8,488	(5)	$217,208
RSU*	03/05/09							6,582	(6)	$168,433
Stock Options*	03/05/09	2,063	16,060	(7)	—	$10.58	03/05/16
Stock Options*	03/04/10	—	13,136	(8)	—	$24.55	03/04/17
RSU*	03/04/10							8,860	(8)	$226,727

(1)	The dates presented in this column represent the date the awards were granted (a) by McDermott for Pre-Spin Awards and (b) by us for all other awards. The Pre-Spin Awards were converted to B&W equity in connection with the spin-off with new grant dates of August 2, 2010 for stock options and August 9, 2010 for stock awards. However, when the Pre-Spin Awards were converted to B&W equity, they remained subject to the same general vesting schedule. Therefore, to assist in understanding the vesting dates associated with the Pre-Spin Awards, we are presenting the McDermott grant dates.

(2)	Market values in these columns are based on the closing price of our common stock as of December 31, 2010 ($25.59), as reported on the NYSE.

(3)	These shares of restricted stock or restricted stock units vest 100% on March 3, 2011.

(4)	These shares of restricted stock vest 100% on November 10, 2011.

(5)	These restricted stock units vest 50% on March 5, 2011 and 50% on March 5, 2012.

(6)	These restricted stock units vest 100% on March 5, 2012.

(7)	These stock options vest 50% on March 5, 2011 and 50% on March 5, 2012.

(8)	These shares of stock options and restricted stock units vest one-third on each of March 4, 2011, 2012 and 2013.

(9)	These shares of restricted stock vest 100% on July 30, 2011.

Option Exercises and Stock Vested — B&W

The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executives on exercises of B&W option awards and vesting of B&W stock awards during the year ended December 31, 2010.

	Option Awards		Stock Awards

	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise (#)	on Exercise	on Vesting (#)	on Vesting
B.C. Bethards	—	N/A	28,386	$669,436
M.S. Taff	—	N/A	—	N/A
M.P. Salomone	—	N/A	—	N/A
R.L. Killion	—	N/A	11,682	$275,603
W.D. Nash	5,966	$74,098	10,078	$239,453

Option Awards.  Each stock option exercise reported in the Option Exercises and Stock Vested — B&W table was effected as a simultaneous exercise and sale. The value realized on exercise was calculated based on the difference between the exercise price of the stock option and the price at which the shares were sold.

Stock Awards.  For each Named Executive, the amounts reported in the number of shares acquired on vesting column in the Option Exercises and Stock Vested — B&W table represent the aggregate number of shares of our common stock acquired by the Named

Executive in connection with restricted stock and restricted stock units awarded under our 2010 LTIP in connection with the spin-off and which vested in 2010. The amounts reported in the value realized on vesting column was calculated by multiplying the number of shares acquired on the vesting by the closing price of our common stock on the date of vesting.

The following table sets forth the amount of shares and associated value realized attributable to restricted stock and restricted stock units for each Named Executive:

	Restricted Stock		Restricted Stock Units

	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Vesting	on Vesting	on Vesting	on Vesting
B.C. Bethards	8,956	$207,779	19,430	$461,657
M.S. Taff	—	N/A	—	N/A
M.P. Salomone	—	N/A	—	N/A
R.L. Killion	3,503	$81,270	8,179	$194,333
W.D. Nash	—	N/A	10,078	$239,453

The number of shares acquired in connection with the vesting of restricted stock awards and restricted stock units includes 12,048, 4,818 and 4,252 shares withheld by us for Messrs. Bethards, Killion and Nash, respectively, to satisfy the minimum statutory withholding tax due upon vesting.

Option Exercises and Stock Vested — McDermott

The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executives on exercises of McDermott option awards and vesting of McDermott stock awards prior to the spin-off during the year ended December 31, 2010.

	Option Awards		Stock Awards

	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise (#)	on Exercise	on Vesting (#)	on Vesting
B.C. Bethards	23,383	$332,156	70,427	$1,783,606
M.S. Taff	—	N/A	59,019	$1,471,141
M.P. Salomone	1,395	$19,795	2,760	$70,494
R.L. Killion	320	$7,161	24,725	$626,379
W.D. Nash	N/A	N/A	32,474	$823,708

Option Awards.  The amounts reported in the number of shares acquired on exercise column in the Option Exercises and Stock Vested — McDermott table represent the aggregate number of shares of McDermott common stock acquired by the Named Executive on the exercise of stock options awarded under McDermott’s long-term incentive plans. At the time of the exercise, the shares acquired were retained by the Named Executive, less shares withheld to cover the exercise price and applicable taxes, if any. As a result, the amount reported as the value realized on exercise does not represent cash proceeds, but rather the difference between the exercise price of the stock options and the average of the highest and lowest reported trading price of McDermott common stock on the date of exercise — which is the definition of fair market value of McDermott common stock under the applicable McDermott long-term incentive plan.

Stock Awards.  For each Named Executive, the amounts reported in the number of shares acquired on vesting column in the Option Exercises and Stock Vested — McDermott table represent the aggregate number of shares of McDermott common stock acquired by the Named Executive in connection with performance shares, restricted stock, restricted stock units awarded under McDermott’s long-term incentive plans and which vested prior to the spin-off in 2010. For Messrs. Taff and Nash, the amounts also include the number of deferred stock units awarded under McDermott’s long-term incentive plans and which vested prior to the spin-off in 2010. The deferred stock units were payable entirely in cash in an amount equal to the number of vested units multiplied by the average of the highest and lowest price of McDermott common stock on the date of vesting. As a result, in respect of the deferred stock units no shares of McDermott stock were actually acquired upon the vesting and the amount included in the value realized column represents the actual amount of cash proceeds paid to the Named Executive before deducting applicable withholding taxes. In respect of shares of McDermott common stock acquired on the vesting of performance shares, restricted stock and restricted stock units, the value realized was calculated by multiplying the number of shares acquired on the vesting by the average of the highest and lowest price of McDermott common stock on the date of vesting.

The following table sets forth the amounts attributable to performance shares, restricted stock, restricted stock units and deferred stock units for each Named Executive:

	Performance Shares		Restricted Stock		Restricted Stock Units		Deferred Stock Units

	Number of		Number of		Number of		Number of
	Shares	Value	Shares	Value	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired	Realized	Acquired	Realized	Acquired	Realized
Name	Vesting	on Vesting	on Vesting	on Vesting	on Vesting	on Vesting	on Vesting	on Vesting
B.C. Bethards	44,400	$1,119,324	1,310	$33,628	24,717	$630,654	0	N/A
M.S. Taff	33,000	$831,930	2,296	$58,938	19,223	$490,475	4,500	$89,798
M.P. Salomone	0	N/A	466	$11,962	2,294	$58,531	0	N/A
R.L. Killion	15,000	$378,150	620	$15,915	9,105	$232,314	N/A	N/A
W.D. Nash	20,700	$521,847	926	$23,770	8,214	$209,580	2,634	$68,510

The number of shares acquired in connection with the exercise of stock options held, to the extent applicable, and the vesting of performance shares, restricted stock awards and restricted stock units includes the following number of shares withheld by McDermott to satisfy the minimum statutory withholding tax due upon exercise or vesting, as applicable.

	Shares Withheld by McDermott	Shares Withheld by McDermott
Name	on Exercise of Stock Options	on Vesting of Stock Awards

B.C. Bethards	15,744	27,163
M.S. Taff	N/A	17,777
M.P. Salomone	858	978
R.L. Killion	0	8,024
W.D. Nash	N/A	9,917

Pension Benefits

The following Pension Benefits table shows the present value of accumulated benefits payable to each of our Named Executives under our qualified and nonqualified pension plans.

		Number of
		Years	Present Value	Payments
		Credited	of Accumulated	During
Name	Plan Name	Service	Benefit	2010
B.C. Bethards	B&W Governmental Operations Qualified Retirement Plan	37.00	$1,246,422	$0
	B&W Governmental Operations Excess Plan	37.00	$1,719,768	$0
M.S. Taff	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
M.P. Salomone	B&W Governmental Operations Qualified Retirement Plan	28.417	$1,250,764	$0
	B&W Governmental Operations Excess Plan	28.417	$ 488,835	$0
R.L. Killion	B&W Commercial Operations Qualified Retirement Plan	40.583	$1,385,468	$0
	B&W Commercial Operations Excess Plan	40.583	$ 550,774	$0
W.D. Nash	B&W Governmental Operations Qualified Retirement Plan	41.333	$1,288,883	$0
	B&W Governmental Operations Excess Plan	41.333	$ 963,716	$0

Overview of Qualified Plans.  We maintain retirement plans that are funded by trusts and cover certain eligible regular full-time employees, described below in the section entitled “Participation and Eligibility,” except certain nonresident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. Participation in our retirement plans by our Named Executives is summarized below.

•	Messrs. Bethards and Nash and Ms. Salomone participate in the Retirement Plan for Employees of Babcock & Wilcox Government Operations (the “B&W Government Operations Qualified Retirement Plan”) for the benefit of eligible employees of the company and our Governmental Operations segment.

•	Mr. Killion participates in the Retirement Plan for Employees of Babcock & Wilcox Commercial Operations (the “B&W Commercial Operations Qualified Retirement Plan”) for the benefit of eligible employees of our Power Generation Systems segment.

•	Due to Mr. Taff’s date of employment, he is not eligible to participate in our defined benefit plans. For more information on our retirement plans, see “Compensation Discussion and Analysis — Post-Employment Compensation — Retirement Plans.”

Participation and Eligibility.  Generally, employees over the age of 21 years, who were hired before April 1, 2005, participate in the B&W Commercial Operations Qualified Retirement Plan or B&W Governmental Operations Qualified Retirement Plan.

•	For participants with less than five years of service as of March 31, 2006, benefit accruals were frozen as of that date. Affected employees receive annual service-based company cash contributions to their Thrift Plan account.

•	For participants with more than five but less than ten years of service as of January 1, 2007, benefit accruals were frozen as of March 31, 2007. If the participant so elected, they now receive annual service-based company cash contributions to their Thrift Plan accounts.

•	Frozen accrued benefits of affected employees under these plans will increase annually in line with increases in the Consumer Price Index, up to a maximum of 8% for each year the employee remains employed. For further discussion on the service-based company cash contributions under the Thrift Plan, see “Compensation Discussion and Analysis — Post-Employment Compensation — Retirement Plans.”

Benefits.  Benefits under these plans are calculated as follows:

•	For participating employees originally hired by our Power Generation Systems or Government Operations segment before April 1, 1998, which we refer to as the “B&W Tenured Employees,” benefits are based on years of credited service and final average cash compensation (including bonuses and commissions); and

•	For participating employees originally hired by McDermott or its subsidiaries and affiliates other than B&W before April 1, 1998, which we refer to as “McDermott Tenured Employees,” and for participating employees hired on or after April 1, 1998, benefits are based on years of credited service, final average cash compensation (excluding bonuses and commissions) and either anticipated social security benefits or the social security taxable wage base. Final average cash compensation is based on each employee’s average annual earnings during the 60 successive months out of the 120 successive months before retirement in which such earnings were highest.

The present value of accumulated benefits reflected in the Pension Benefit Table above is based on a 5.6% discount rate and the 1994 Group Annuity Mortality Table projected to 2010.

Retirement and Early Retirement.  Under each of these plans, normal retirement is age 65. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin. Early retirement eligibility and benefits under these plans depend on the employee’s date of hire. Messrs. Bethards, Killion and Nash and Ms. Salomone are each currently eligible for early retirement.

For B&W Tenured Employees (which includes Messrs. Bethards, Killion and Nash and Ms. Salomone):

•	an employee is eligible for early retirement if the employee has completed at least 15 years of credited service and attained the age of 50; and

•	early retirement benefits are based on the same formula as normal retirement, but the pension benefit is unreduced if the sum of the employee’s age and years of service equals 75 or greater at the date benefits commence; otherwise the pension benefit is reduced 4% for each “point” less than 75.

For McDermott Tenured Employees:

•	an employee is eligible for early retirement after completing at least 10 years of credited service and attaining at least age 50; and

•	early retirement benefits are based on the same formula as normal retirement, but the pension benefit is generally reduced 0.6% for each month that benefits commence before age 60.

For employees hired on or after April 1, 1998:

•	an employee is eligible for early retirement after completing at least 15 years of credited service and attaining the age of 55; and

•	early retirement benefits are based on the same formula as normal retirement, but the pension benefit is generally reduced 0.4% for each month that benefits commence before age 62.

Overview of Nonqualified Plans.  To the extent benefits payable under these qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by our applicable subsidiaries under the terms of unfunded excess benefit plans (the “Excess Plans”) maintained by them. Effective January 1, 2006, the Excess Plans were amended to limit the annual bonus payments taken into account in calculating the Tenured Employees’ Excess Plan benefits to the lesser of the actual bonus paid or 25% of the prior year’s base salary.

•	Messrs. Bethards and Nash and Ms. Salomone participate in the Restoration of Retirement Income Plan for Certain Participants in the Retirement Plan for Employees of Babcock & Wilcox Governmental Operations; and

•	Mr. Killion participates in the Restoration of Retirement Income Plan for Certain Participants in the Retirement Plan for Employees of Babcock & Wilcox Commercial Operations.

Nonqualified Deferred Compensation

The following Nonqualified Deferred Compensation table summarizes our Named Executives’ compensation under our nonqualified supplemental retirement plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance at
Name	2010	2010	in 2010	Distributions	12/31/10
B.C. Bethards	N/A	$52,275	$25,782	$0	$524,588
M.S. Taff	N/A	$37,810	$20,439	$0	$198,227
M.P. Salomone(1)	N/A	N/A	N/A	N/A	N/A
R.L. Killion(1)	N/A	N/A	N/A	N/A	N/A
W.D. Nash	N/A	$32,040	$48,472	$0	$372,149

(1)	No information is provided for Ms. Salomone or Mr. Killion because neither executive was a participant in the B&W SERP for 2010. Ms. Salomone and Mr. Killion are now participants in the B&W SERP.

Prior to the spin-off, McDermott maintained the McDermott SERP, in which selected officers of McDermott and its subsidiaries participated, including Messrs. Bethards, Taff and Nash. McDermott established a grantor trust to support its obligations under the McDermott SERP, which we refer to as the “McDermott Rabbi Trust.” In connection with the spin-off, we adopted our SERP and established a grantor trust to support our SERP obligations, which trust we refer to as our “Rabbi Trust.” Our SERP assumed all liabilities of the McDermott SERP attributable to our post spin-off employees, including Messrs. Bethards, Taff and Nash. As a result of the spin-off, those individuals ceased participating in the McDermott SERP and were credited under our SERP with service for any period of employment with McDermott and its subsidiaries prior to the spin-off. Assets of the McDermott Rabbi Trust attributable to the McDermott SERP liabilities assumed by us were transferred to our Rabbi Trust. Our SERP assumed all liabilities of the McDermott SERP attributable to our post spin-off employees, including Messrs. Bethards, Taff and Nash, and such persons ceased participating in the McDermott SERP and were credited under our SERP with service for any period of employment with McDermott and its subsidiaries prior to the spin-off.

Our SERP is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to participant’s notional accounts. Participants include our Chief Executive Officer and other officers selected by our Compensation Committee. Benefits under our SERP are based on the participating officer’s vested percentage in his or her notional account balance at the time of retirement (as defined in the plan) or termination. An officer generally vests in his or her SERP account 20% each year, subject to accelerated vesting for death, disability, termination without cause, retirement or on a change in control.

In addition and as a result of certain amendments made on December 8, 2010, participants may, if permitted by the Compensation Committee, elect to defer the payment of certain compensation earned from us. For purposes of compensation deferral, members of our Board are also participants in our SERP. Under our SERP, an officer selected by our Compensation Committee may elect to defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year and a member of the Board may elect to defer up to 100% of his or her retainers and fees earned in any plan year.

Executive Contributions in 2010.  Employee contributions were not permitted under our SERP in 2010.

Registrant Contributions in 2010.  We make annual notional contributions to participating employees’ accounts equal to a percentage determined by our Compensation Committee of the employee’s prior-year compensation. Under the terms of our SERP, the contribution percentage does not need to be the same for each participant. Additionally, our Compensation Committee may make a discretionary contribution to a participant’s account at any time.

For 2010, the contributions reported in the table above reflect notional contributions made to McDermott SERP accounts prior to the spin-off, which were transferred to our SERP in connection with the spin-off. The 2010 contributions equaled 5% of the Named Executives’ base salaries and annual incentive compensation awards paid by McDermott and its subsidiaries in 2009. No additional contributions were made in 2010. All 2010 contributions are included in the Summary Compensation Table above as “All Other Compensation.”

Aggregate Earnings in 2010.  The amounts reported in this table as earnings represent hypothetical amounts credited as earnings during 2010 on each Named Executive’s account. Our SERP accounts are “participant-directed,” meaning each participating officer personally directs the investment of contributions made on his or her behalf. Any gains or losses attributable to the performance of the directed investments are then credited to the Named Executive’s account.

No amount of the earnings shown is reported as compensation in the Summary Compensation Table.

Aggregate Balance at 12/31/10.  The balance of a participating officer’s account consists of contributions made by us and hypothetical credited gains or losses. The balances shown represent the accumulated account values (including gains and losses) for each

Named Executive as of December 31, 2010. Messrs. Bethards, Taff and Nash are each 100% vested in their SERP balance shown above.

The balances include contributions from previous years, which have been reported as compensation to the Named Executives in the Summary Compensation Table for those years — to the extent a Named Executive was included in the Summary Compensation Table during those years. The amounts and years reported are as follows:

		Amount
Named Executive	Year	Reported
B.C. Bethards	2009	$44,948
	2008	$31,042
M.S. Taff	2009	$41,378
	2008	$31,125
W.D. Nash	2009	$30,361
	2008	N/A

Potential Payments Upon Termination or Change in Control

The following tables show potential payments to our Named Executives under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios under which a payment would be due (assuming each is applicable) in the event of a change in control or termination of employment of each of our Named Executives, assuming a December 31, 2010 termination date. Where applicable, the amounts listed below use the closing price of our common stock of $25.59 (as reported on the NYSE) as of December 31, 2010. These tables do not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested.

The amounts reported in the below tables for stock options, restricted stock and restricted stock units represent the value of unvested and accelerated shares or units, as applicable, calculated by:

•	for stock options: multiplying the number of accelerated options by the difference between the exercise price and $25.59 (the closing price of our common stock on December 31, 2010, as reported on the NYSE); and

•	for restricted stock and restricted stock units: multiplying the number of accelerated shares or units by $25.59 (the closing price of our common stock on December 31, 2010, as reported on the NYSE).

Estimated Value of Benefits to Be Received Upon Involuntary Termination Without Cause

The following table shows the estimated value of payments and other benefits due the Named Executives assuming their involuntary termination without cause as of December 31, 2010.

	B.C. Bethards	M.S. Taff	M.P. Salomone	R.L. Killion	W.D. Nash
Severance Payments	$3,400,000	$1,768,510	$109,846	$95,582	$96,923
EICP	$850,000	$364,105	$242,829	$193,639	$172,409
Supplemental Executive Retirement Plan (SERP)	N/A	N/A	N/A	N/A	N/A
Benefits	$23,376	$38,411	—	—	—
Thrift Plan	—	—	—	—	—
Stock Options (unvested and accelerated)	$803,919	$442,164	$10,822	$66,810	$60,265
Restricted Stock (unvested and accelerated)	$1,277,376	$681,999	$6,193	$53,048	$12,258
Restricted Stock Units (unvested and accelerated)	$2,590,962	$1,594,180	$59,676	$161,703	$169,380
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A

Total	$8,945,633	$4,889,369	$429,366	$570,782	$511,235

Severance Payment.  For Messrs. Bethards and Taff, the severance payments reported represent payments that would have been paid under the Retention Agreements. These payments are in lieu of any other severance benefits payable under any other severance policy. For more information on the amounts payable to Messrs. Bethards and Taff, see “Retention Agreements” below.

For Ms. Salomone and Messrs. Killion and Nash, the severance payments reported represent payment that would have been made under the Babcock & Wilcox Severance Plan. Through this severance plan, our full-time employees are entitled to receive a severance benefit in the event their employment is terminated because of the elimination of a previously required position or previously required service, or due to the consolidation of departments, abandonment of plants or offices, or technological change or declining business activities, where such termination is intended to be permanent. The amount of severance benefit is determined based on the length of service and the employee’s base salary. In general, an eligible employee is entitled to a severance benefit of one-half week of base salary for each year of service, subject to a maximum of 14 weeks of pay.

EICP.  For Messrs. Bethards and Taff, the EICP payments reported represent payments that would have been paid under the Retention Agreements. For more information on the amounts payable to Messrs. Bethards and Taff, see “Retention Agreements” below.

For Ms. Salomone and Messrs. Killion and Nash, the amounts reported under EICP represent the annual incentive compensation each person earned under the

EICP for 2010 based on the attainment of applicable financial and individual results. For participants in the EICP who have an accrued pension benefit, our practice has been to pay the prorated amount of an EICP award that would have been earned during the year in which the employee is involuntarily terminated without cause. The EICP payment is contingent on the participant executing a general release of claims. See “Compensation Discussion and Analysis — Annual Incentive Compensation — 2010 Annual Incentive Compensation Payments” above for information regarding the EICP payments.

SERP.  Pursuant to our SERP, an executive’s SERP account becomes fully vested on, among other events, the date of the executive’s termination for any reason other than cause. Messrs. Bethards, Taff and Nash were each 100% vested in their respective SERP accounts as of December 31, 2010 and no amounts would be accelerated on their termination without cause. Ms. Salomone and Mr. Killion were not participants in our SERP during 2010, but have been selected by our Compensation Committee to be participants beginning for the year ending December 31, 2011.

Under our SERP, “cause” means:

•	the willful and continued failure of a participant to perform substantially his or her duties (occasioned by reason other than physical or mental illness or disability) after a written demand for substantial performance is delivered to the participant by the Compensation Committee or our Chief Executive Officer, which specifically identifies the manner in which the Compensation Committee or the Chief Executive Officer believes that the participant has not substantially performed his or her duties, after which the participant will have 30 days to defend or remedy such failure to substantially perform his or her duties;

•	the willful engaging by a participant in illegal conduct or gross misconduct, which is materially and demonstrably injurious to our company; or

•	the conviction of a participant with no further possibility of appeal, or plea of nolo contendere by the participant to, any felony or crime of falsehood.

Equity Awards.  Generally, our stock and option award provide for accelerated vesting of at least a part of an executive’s outstanding options, shares or units if the executive’s employment is involuntarily terminated due to a reduction in force. The amount that is accelerated depends on whether the termination occurred during the second or third year of the award. For options, restricted stock and most restricted stock units, 25% of the then unvested options or then-outstanding shares or units, as applicable, vests if termination occurs during the second year of the award and 50% of the then unvested options or then-outstanding shares or units, as applicable, vests if termination occurs during the third year of the award. For outstanding restricted stock units that were converted in the spin-off from performance shares based on McDermott common stock, 33% of the then-outstanding units vests if termination occurs during the second year of the award and 66% of the then-outstanding units vests if termination occurs during the third year of the award.

Retention Agreements

In contemplation of the spin-off, McDermott entered into the Retention Agreements with Messrs. Bethards and Taff. Under the terms of the Employee Matters Agreement, we assumed the rights and obligations arising under the Retention Agreements in respect of Messrs. Bethards and Taff on the spin-off.

In general, the Retention Agreements provide certain severance payments in the event of a qualifying termination of the executive prior to July 30, 2011, the first anniversary of the spin-off. Under the Retention Agreement, a qualifying termination includes the termination of employment with us either (1) by us for any reason other than cause or disability or (2) by the employee for good reason. In the event of such termination, the executive would be entitled to receive the payments described below, assuming a December 31, 2010 termination date. The definition of “cause” under the Retention Agreements is substantially similar to the definition used in our SERP.

Under the Retention Agreements, “good reason” is defined as:

•	any action by us which results in a material diminution in the employee’s position, authority, duties or responsibilities immediately prior to December 10, 2009; but, for the avoidance of doubt, if the employee has a position with us following the spin-off, a material diminution in position, authority, duties or responsibilities will not have occurred if the employee has a position, authority, duties and responsibilities substantially the same as those attendant to the employee’s position immediately prior to December 9, 2009;

•	requiring an employee, without the employee’s consent, to be based at any office or location other than the office or location at which employee was employed immediately following December 10, 2009; provided, however, that any such relocation requests shall not be grounds for resignation with good reason if such relocation is within a fifty mile radius of the location at which the employee was employed immediately following December 10, 2009 or such relocation does not result in an increase in the employee’s actual commuting distance from his principal residence to the employee’s new office or location;

•	a material reduction in the employee’s annual base salary in effect immediately prior to December 10, 2009 or a material reduction in the target percentage used to calculate the annual bonus awarded to the employee below the target percentage used to calculate the bonus paid to the employee under the EICP immediately prior to December 10, 2009, provided, however that in either case a material reduction in the annual base salary or the target percentage shall not be considered “good reason” with respect to any year for which such reduction is part of a reduction uniformly applicable to all similarly situated employees;

•	a material adverse change in an employee’s eligibility to participate in long-term incentive compensation plans as in effect immediately prior to December 10, 2009 or in a comparable plan; or

•	any material breach of the Retention Agreement by the us, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof given by an employee.

In recognition of Mr. Taff’s agreement to serve as our chief financial officer following the spin-off, under his Retention Agreement it was agreed that such service would not constitute “good reason,” but that Mr. Taff may elect to terminate his employment with us on the first anniversary of the effective date of the spin-off and that such termination shall be treated as “good reason” for purposes of the Retention Agreement.

Severance Payment.  Assuming a termination by us other than for cause or by the employee for good reason on December 31, 2010, each of Messrs. Bethards and Taff would have been entitled to a cash payment equal to 200% of the sum of his annual base salary and his target annual incentive compensation, each as in effect immediately prior to the date of termination. Severance payments under a restructuring transaction are in lieu of any payment under any severance policy generally applicable to our salaried employees. The severance payment was calculated based on the following:

•	Mr. Bethards: $850,000 annual base salary and $850,000 target annual incentive compensation (100% of his annual base salary); and

•	Mr. Taff: $520,150 annual base salary and $364,105 target annual incentive compensation (70% of his annual base salary).

EICP Payment.  The EICP is an annual cash-based performance incentive plan under which payments are made in the year following the year in which performance is measured. For example, 2010 EICP awards are paid in 2011 for performance achieved in 2010. As a result, depending on the timing of the termination relative to the payment of an EICP award, Messrs. Bethards and Taff could receive up to two EICP payments in connection with termination resulting from a restructuring transaction, as follows:

•	If an EICP award for the year prior to termination is paid to other EICP participants after the date of his termination, each of Messrs. Bethards and Taff would be entitled to a cash payment equal to the product of his EICP target percentage and his annual base salary for the applicable period. The 2009 EICP awards had already were paid before December 31, 2010. As a result, no payment would have been due to Messrs. Bethards or Taff in this respect.

•	Each of Messrs. Bethards and Taff would be entitled to a prorated target EICP payment for the year in which the termination occurs. Based on a December 31, 2010 termination, each of Messrs. Bethards and Taff would have been entitled to an EICP payment equal to 100% of his 2010 target EICP, as in effect immediately prior to the date of termination, as follows: Mr. Bethards: $850,000 (100% of $850,000) and Mr. Taff: $364,105 (70% of $520,150).

SERP.  The Retention Agreements provide for accelerated vesting in the executive’s SERP account balance. Messrs. Bethards and Taff were each 100% vested in their respective SERP account balance as of December 31, 2010.

Benefits.  As provided in the Retention Agreements, the amounts reported represent two times the full annual cost of coverage for medical, dental and vision benefits provided to Messrs. Bethards and Taff and his covered dependents for the year ended December 31, 2010.

Equity Awards.  The Retention Agreements provide for the vesting of any outstanding equity that had been granted prior to December 10, 2009, the date of the Retention Agreement. In the case of Mr. Taff, it also provided for the vesting of any equity granted in 2010 provided he remained employed for at least one year following the grant date of such equity. The amounts reported for stock options, restricted stock and restricted stock units represent the value of B&W stock options, restricted stock and restricted stock units that would be accelerated by the terms of the Retention Agreement. Mr. Taff would also be entitled to accelerated equity of any outstanding McDermott equity awards.

Estimated Value of Benefits to Be Received Upon Normal Retirement

The following table shows the estimated value of payments and other benefits due the Named Executives assuming their retirement as of December 31, 2010. This table does not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested (for example, pension benefits). See the “Pension Benefits” table above for more information on pension benefits.

	B.C. Bethards	M.S. Taff	M.P. Salomone	R.L. Killion	W.D. Nash
Severance Payments	—	—	—	—	—
EICP	—	—	—	—	—
Supplemental Executive Retirement Plan (SERP)	—	—	—	—	—
Stock Options (unvested and accelerated)	$181,351	—	—	$66,810	$60,265
Restricted Stock (unvested and accelerated)	$131,916	—	—	$53,048	$12,258
Restricted Stock Units (unvested and accelerated)	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—

Total	$313,267	—	—	$119,858	$72,523

SERP.  Under the terms of our SERP, an executive’s account shall become fully vested on, among other events, the date of the executive’s retirement. For purposes of our SERP, retirement is defined as separation from service with us on or after the first day of the calendar month coincident with or following the executive’s attainment of the age of 65. Mr. Nash is eligible for retirement under the terms of our SERP and was 100% vested as of December 31, 2010.

Equity Awards.  Certain awards provide for accelerated vesting either on retirement or upon becoming eligible for retirement. The 2010 restricted stock and restricted stock unit awards do not contain any vesting terms relating to retirement.

Generally, the terms of B&W stock and option award grants define retirement as a voluntary termination of employment after attaining age 60 and completing 10 years of service. Under this definition, the Named Executives eligible for retirement as of a December 31, 2010 were Messrs. Bethards, Killion and Nash.

The vesting associated with retirement varies by award type, as follows:

•	Stock Options: 25% of then-unvested options will become vested in the event a Named Executive retires during the second year of an award’s three-year vest term, and 50% will become vested if the retirement occurs during the third year.

•	Eligible Restricted Stock: 25% of then-outstanding shares will become vested in the event a Named Executive retires during the second year of an award’s three-year vest term, and 50% will become vested if the retirement occurs during the third year; provided in either instance that our Compensation Committee, in its sole discretion, authorizes such acceleration. The amounts shown in the table above assume our Compensation Committee exercised such discretion to permit accelerated vesting.

•	Eligible Restricted Stock Units: 25% of then-outstanding units will become vested when the Named Executive first becomes eligible for retirement during the second year of the three-year vest cycle and 50% when the Named Executive first becomes eligible for retirement during the third year. If the restricted stock units represent outstanding units converted on the spin-off from performance shares based on McDermott common stock, the applicable percentages are 33% and 66%. Because the Messrs. Bethards, Killion and Nash had already become eligible for retirement prior to December 31, 2010, no payments would have been due under their restricted stock units as a result of their retirement on that date.

Estimated Value of Benefits to Be Received Upon Termination Due to Death or Disability

The following table shows the value of payments and other benefits due the Named Executives assuming the termination of their employment by reason of death or disability as of December 31, 2010.

	B.C. Bethards	M.S. Taff	M.P. Salomone	R.L. Killion	W.D. Nash
Severance Payments	—	—	—	—	—
EICP	—	—	—	—	—
Supplemental Executive Retirement Plan (SERP)	N/A	N/A	N/A	N/A	N/A
Stock Options (unvested and accelerated)	$803,919	$442,164	$62,120	$282,266	$254,722
Restricted Stock (unvested and accelerated)	$1,277,376	$681,999	$12,360	$106,045	$24,515
Restricted Stock Units (unvested and accelerated)	$2,590,962	$1,594,180	$478,482	$737,222	$702,446
Tax Gross-Up	—	—	—	—	—

Total	$4,672,257	$2,718,343	$552,962	$1,125,533	$981,683

SERP.  Under the terms of our SERP, an executive’s account shall become fully vested on, among other events, the executive’s death or disability. Messrs. Bethards, Taff and Nash were each 100% vested in their respective B&W SERP accounts as of December 31, 2010 and no amounts would have been accelerated. Ms. Salomone and Mr. Killion were not participants in our SERP during 2010.

Equity Awards.  Under the terms of the awards outstanding for each Named Executive as of December 31, 2010, all unvested stock awards become vested and all unvested option awards become vested and exercisable in the event the Named Executive’s employment terminates by reason of his or her death or disability.

Estimated Value of Benefits to Be Received Upon Change in Control

The following table shows the estimated value of payments and other benefits due the Named Executives assuming a change in control and termination as of December 31, 2010.

	B.C. Bethards	M.S. Taff	M.P. Salomone	R.L. Killion	W.D. Nash
Severance Payments	$5,083,000	$1,768,510	$1,387,200	$1,136,064	$1,152,000
EICP	$850,000	$364,105	$285,600	$213,012	$216,000
Supplemental Executive Retirement Plan (SERP)	N/A	N/A	N/A	N/A	N/A
Benefits	$35,064	$57,617	$37,401	$28,653	$29,193
Stock Options (unvested and accelerated)	$803,919	$442,164	$62,120	$282,266	$254,722
Restricted Stock (unvested and accelerated)	$1,277,376	$681,999	$12,360	$106,045	$24,515
Restricted Stock Units (unvested and accelerated)	$2,590,962	$1,594,180	$478,482	$737,222	$702,446
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A

Total	$10,640,321	$4,908,575	$2,263,163	$2,503,262	$2,378,876

We have change in control agreements with various officers, including each of our Named Executives. Generally, under these agreements, if a Named Executive is terminated within one year following a change in control either (1) by the company for any reason other than cause or death or disability; or (2) by the Named Executive for good reason, the Named Executive is entitled to receive:

•	accelerated vesting in the executive’s SERP account;

•	accelerated vesting in any outstanding equity awards;

•	a cash severance payment;

•	a prorated target EICP payment;

•	payment of the prior year’s EICP payment, if unpaid at termination; and

•	a cash payment for health benefits coverage.

In addition to these payments, the Named Executive would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary, earned but unused vacation and reimbursements.

Under these agreements, a “change in control” will be deemed to have occurred on the occurrence of any of the following:

•	any person, other than an ERISA-regulated pension plan established by us or our affiliate makes an acquisition of outstanding voting stock and is, immediately thereafter, the beneficial owner of 30% or more of the then outstanding voting stock, unless such acquisition is made directly from us in a transaction approved by a majority of the incumbent directors; or any group is formed that is the beneficial owner of 30% or more of the outstanding voting stock (other than a group formation for the purpose of making an acquisition directly from the company and approved (prior to such group formation) by a majority of the incumbent directors);

•	individuals who are incumbent directors cease for any reason to constitute a majority of the members of our board of directors;

•	consummation of a business combination unless, immediately following such business combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding voting stock immediately before such business combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such business combination in substantially the same relative proportions as their ownership, immediately before such business combination, of the outstanding voting stock, (ii) if the business combination involves the issuance or payment by the company of consideration to another entity or its stockholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such business combination by a majority of the incumbent directors) does not exceed 50% of the sum of the fair market value of the outstanding voting stock plus the principal amount of the company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the incumbent directors), (iii) no person (other than any corporation resulting from such business combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such business combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such business combination were incumbent directors of our company immediately before consummation of such business combination; or

•	consummation of a major asset disposition unless, immediately following such major asset disposition, (i) individuals and entities that were beneficial owners of the outstanding voting stock immediately before such major asset disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of our voting stock (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of our board of directors (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were incumbent directors of the company immediately before consummation of such major asset disposition.

Severance Payment.  The severance payment made to each Named Executive, with the exception of Mr. Bethards, in connection with a change in control is a cash payment equal to 200% of the sum of his annual base salary prior to termination and his target annual incentive compensation award applicable to the year in which the termination occurs. The severance payment made to Mr. Bethards in connection with a change in control is a cash payment equal to 299% of the sum of his annual base salary prior to termination and his target annual incentive compensation award applicable to the year in which the termination occurs. Assuming a termination as of December 31, 2010, the severance payment under a change in control would have been calculated based on the following:

•	Mr. Bethards: $850,000 base salary and $850,000 target annual incentive compensation (100% of his annual base salary);

•	Mr. Taff: $520,150 base salary and $364,105 target annual incentive compensation (70% of his annual base salary);

•	Ms. Salomone: $408,000 base salary and $285,600 target annual incentive compensation (70% of her annual base salary);

•	Mr. Killion: $355,020 base salary and $213,012 target annual incentive compensation (60% of his annual base salary); and

•	Mr. Nash: $360,000 base salary and $216,000 target annual incentive compensation (60% of his annual base salary).

EICP Payment.  Depending on the timing of the termination relative to the payment of an EICP award, the applicable executive could receive up to two EICP payments in connection with termination resulting from a restructuring transaction, as follows:

•	If an EICP award for the year prior to termination is paid to other EICP participants after the date of the executive’s termination, the executive would be entitled to receive the actual amount of the award determined under the EICP for such prior year (without the exercise of any downward discretion). The 2009 EICP awards were paid before December 31, 2010. As a result, no payment would have been due to Messrs. Bethards, Taff, Killion or Nash or Ms. Salomone in this respect.

•	The executive would be entitled to a prorated target EICP payment equal to the product of the Named Executive’s annual base salary and EICP target percentage, with the product prorated based on the number of days the Named Executive was employed during the year in which the termination occurs. Based on a December 31, 2010 termination, each Named Executive would have been entitled to an EICP payment equal to 100% of his 2010 target EICP, as in effect immediately prior to the date of termination.

SERP.  Under the terms of our SERP, an executive’s account shall become fully vested on, among other events, the date a change in control occurs. Messrs. Bethards, Taff and Nash were each 100% vested in their respective SERP accounts as of December 31, 2010 and no amounts would have been accelerated. Ms. Salomone and Mr. Killion were not participants in our SERP during 2010. Under the SERP, a “change in control” occurs under the same circumstances described above with respect to our change in control agreements.

Benefits.  The amounts reported represent three times the full annual cost of coverage for medical, dental and vision benefits provided to the Named Executive and the Named Executive’s covered dependents for the year ended December 31, 2010.

Tax Gross-Up.  The agreements do not provide any tax gross-up on the benefits. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to a Named Executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the Named Executive retaining a larger after-tax amount.

Equity Awards.  Under the terms of the awards outstanding, all unvested restricted stock and restricted stock units would become vested on a change in control, regardless of whether there is a subsequent termination of employment. All unvested stock options would become vested and exercisable on a change in control, regardless of whether there is a subsequent termination of employment. Under our Amended 2010 LTIP, a “change in control” occurs under the same circumstances described above with respect to our change-in-control agreements.

Security Ownership of Directors and Executive Officers

The following table sets forth the number of shares of our common stock beneficially owned as of March 14, 2011 by each director or nominee as a director, and each Named Executive and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.

Shares
Beneficially
Name	Owned
Brandon C. Bethards (1)	183,049
John A. Fees (2)	103,645
Robert W. Goldman (3)	15,550
Stephen G. Hanks	5,378
Richard L. Killion (4)	62,105
Oliver D. Kingsley, Jr. (5)	33,099
D. Bradley McWilliams (6)	32,404
Adm. Richard W. Mies	6,042
Winfred D. Nash (7)	36,053
Anne R. Pramaggiore	1,957
Mary Pat Salomone (8)	9,084
Michael S. Taff (9)	147,934
Larry L. Weyers	2,248
All directors and executive officers as a group (20 persons) (10)	760,768

(1)	Shares owned by Mr. Bethards include 48,563 restricted shares of common stock as to which he has sole voting power but no dispositive power and 404 shares of common stock held in our Thrift Plan.

(2)	Shares owned by Mr. Fees include 8,896 shares of common stock held in our Thrift Plan.

(3)	Shares owned by Mr. Goldman include 5,115 shares of common stock that he may acquire on the exercise of stock options.

(4)	Shares owned by Mr. Killion include 22,619 shares of common stock that he may acquire on the exercise of stock options, 3,503 restricted shares of common stock as to which he has sole voting power but no dispositive power and 1,927 shares of common stock held in our Thrift Plan.

(5)	Shares owned by Mr. Kingsley include 20,616 shares of common stock that he may acquire on the exercise of stock options.

(6)	Shares owned by Mr. McWilliams include 18,938 shares of common stock that he may acquire on the exercise of stock options.

(7)	Shares owned by Mr. Nash include 8,030 shares of common stock that he may acquire on the exercise of stock options and 470 shares of common stock held in our Thrift Plan.

(8)	Shares owned by Ms. Salomone include 308 shares of common stock held in our Thrift Plan.

(9)	Shares owned by Mr. Taff include 46,166 shares of common stock that he may acquire on the exercise of stock options, 25,464 restricted shares of common stock as to which he has sole voting power but no dispositive power and 968 shares of common stock held in our Thrift Plan.

(10)	Shares owned by all directors and executive officers as a group include 157,955 shares of common stock that may be acquired on the exercise of stock options, as described above, 98,740 restricted shares of common stock as to which they have sole voting power but no dispositive power and 17,866 shares of common stock held in our Thrift Plan.

Shares beneficially owned by each of our directors and officers individually in each case constituted less than one percent of the outstanding shares of common stock on March 14, 2011, as determined in accordance with

Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The aggregate shares beneficially owned by all of our directors and officers as a group constituted approximately 0.6% of the outstanding shares of common stock measured as of the same date and on the same basis.

Security Ownership of Certain Beneficial Owners

The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class(1)
T. Rowe Price	14,422,422(2)	12.3%
100 E. Pratt Street
Baltimore, MD 21202

Mason Capital	11,659,531(3)	9.9%
110 East 59th Street, 30th Floor
New York, New York 10022

PRIMECAP Management Company	8,627,430(4)	7.3%
225 South Lake Ave., #400,
Pasadena, CA 91101

(1)	Percent is based on outstanding shares of our common stock on March 14, 2011.

(2)	As reported on Schedule 13G/A filed with the SEC on February 10, 2011. The Schedule 13G/A reports beneficial ownership of 14,422,422 shares of our common stock by T. Rowe Price Associates, Inc. (“Price Associates”), which has sole voting power over 3,309,567 shares and sole dispositive power over 14,422,422 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Mid-Cap Growth Fund, for which Price Associates serves as an investment adviser. Price Associates expressly disclaims that it beneficially owns such securities. The Schedule 13G/A reports that T. Rowe Price Mid-Cap Growth Fund has sole voting power of 6,500,000 shares and sole dispositive power over no shares.

(3)	As reported on Schedule 13G filed with the SEC on March 18, 2011. The Schedule 13G reports beneficial ownership of 11,659,531 shares of our common stock by Mason Capital Management LLC, which has sole voting and dispositive power over 11,659,531 shares. The Schedule 13G reports beneficial ownership of 8,517,665 shares of our common stock by Mason Capital Master Fund, L.P. and Mason Management LLC, which have shared voting and dispositive power over 8,517,665 shares. The Schedule 13G reports beneficial ownership of 11,659,531 shares of our common stock by Kenneth M. Garschina and Michael E. Martino, which have shared voting and dispositive power over 11,659,531 shares.

(4)	As reported on Schedule 13G/A filed with the SEC on February 14, 2011. The Schedule 13G/A reports beneficial ownership of 8,627,430 shares of our common stock by PRIMECAP Management Company, which has sole voting power over 5,052,580 shares and sole dispositive power over 8,627,430 shares.

Audit & Finance Committee Report

The following report of the Audit & Finance Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that B&W specifically incorporates it by reference into such filing.

As described more fully in its charter, the purpose of the Audit & Finance Committee is to assist the Board in its oversight of B&W’s financial reporting process, internal control system and audit functions. The Audit & Finance Committee also provides oversight of (i) our compliance with legal and regulatory financial requirements; (ii) policies and procedures relating to financial risks; (iii) financial strategies and capital structure and (iv) aspects of our compliance and ethics program relating to financial matters, books and records and accounting and as required by applicable laws, rules and regulations. Our principal responsibility is one of oversight. B&W’s management is responsible for the preparation, presentation and integrity of its financial statements and Deloitte & Touche LLP (“Deloitte”), B&W’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Deloitte reports directly to the Audit & Finance Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.

In this context, we have reviewed and discussed B&W’s audited consolidated financial statements for the year ended December 31, 2010 with B&W’s management and Deloitte. This review included discussions with Deloitte regarding those matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, including information regarding the scope and results of the audit, significant estimates and judgments, accounting principles and critical accounting estimates. In addition, we received from Deloitte the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit & Finance Committee concerning independence and discussed with Deloitte their independence from B&W and its management. We also considered whether the provision of non-audit services to B&W is compatible with Deloitte’s independence.

We reviewed and discussed with management its assessment and report on the effectiveness of B&W’s internal control over financial reporting as of December 31, 2010, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework.” We have also reviewed and discussed with Deloitte its review and report on B&W’s internal control over financial reporting.

Based on these reviews and discussions and the reports of Deloitte, the Audit & Finance Committee recommended to the Board that the audited financial statements be included in B&W’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

THE AUDIT & FINANCE COMMITTEE

Robert W. Goldman, Chairman
Stephen G. Hanks
D. Bradley McWilliams
Anne R. Pramaggiore

Approval of Material Terms for Performance-Based Awards
for Section 162(m) Purposes under the Amended and Restated
2010 Long-Term Incentive Plan

(Proposal 4)

We are asking our stockholders to approve the material terms for performance-based awards under the amended and restated 2010 Long-Term Incentive Plan of The Babcock & Wilcox Company (the “Amended 2010 LTIP”). Stockholder approval of these terms of the plan is necessary for us to make awards under the Amended 2010 LTIP that will be tax-deductible by us as performance-based compensation under Section 162(m) of the Code.

Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year for the chief executive officer and certain other officers, unless such compensation qualifies as performance-based compensation under the Code. Various requirements must be satisfied in order for awards to qualify as performance-based compensation. One requirement is that the material terms relating to such awards must be approved by the shareholders of the public company. In the case of certain corporations that become separate public companies as a result of a spin-off, a special transition rule delays the time by which such shareholder approval must be obtained until no later than the first regularly scheduled meeting of shareholders that occurs more than 12 months after the date the corporation becomes a separate public corporation.

If the shareholders approve the proposal, the Amended 2010 LTIP will enable the Compensation Committee to continue to grant awards under the Amended 2010 LTIP that, assuming other conditions are met, will qualify as performance-based compensation.

The 2010 Long-Term Incentive Plan of The Babcock & Wilcox Company (the “2010 LTIP”) was adopted by our Board and approved by McDermott, our sole stockholder, on July 2, 2010 prior to our spin-off from McDermott. On February 22, 2011, our Board approved amendments to the 2010 LTIP to (1) modify the definition of “Change in Control” and “Disability” to conform with the definition used in our other benefit plans; (2) clarify our ability to forfeit awards granted or recover awards paid under the Amended 2010 LTIP; (3) add “return on invested capital” as one of the performance measures under the plan; and (4) make other administrative changes.

A summary of the Amended 2010 LTIP is set forth below and is qualified in its entirety to the text of the Amended 2010 LTIP, which is attached as Appendix A to this proxy statement.

Summary Description of the Amended 2010 LTIP

Administration.  The Amended 2010 LTIP is administered by the Compensation Committee of our Board of Directors (the “Compensation Committee”). The Compensation Committee selects the participants and determines the type or types of awards and the number of shares or units to be optioned or granted to each participant under the Amended 2010 LTIP. All or part of the award may be subject to conditions established by the Compensation Committee, which may include continued service with our company, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates or other comparable measures of performance. The Compensation Committee has full and final authority to implement and interpret the Amended 2010 LTIP and may, from time to time, adopt rules and regulations in order to carry out the terms of the Amended 2010 LTIP. As permitted by law, the Compensation Committee may delegate its duties under the Amended 2010 LTIP to our Chief Executive Officer and other senior officers.

Eligibility.  Members of the Board of Directors, officers and employees of our company and its subsidiaries, as well as consultants, are eligible to participate in the Amended 2010 LTIP. Any participant may receive more than one award under the Amended 2010 LTIP. Presently, 131 current and former employees and 9 current members of the Board of Directors participate in the Amended 2010 LTIP. Because the Amended 2010 LTIP provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate in the Amended 2010 LTIP going forward and the respective benefits to be awarded to them will vary from time to time and is undeterminable at this time.

Shares Available for Issuance Through the Amended 2010 LTIP.  Subject to the provisions we describe below, up to 10,000,000 shares of our common stock may be issued under the Amended 2010 LTIP. Shares which are subject to awards that are cancelled, terminated, forfeited or expired will become available for issuance under the Amended 2010 LTIP. As of March 7, 2011, 6,526,322 shares remained available for issuance under the Amended 2010 LTIP.

The Compensation Committee, in its discretion, will make appropriate adjustments in the number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the exercise or other applicable price and other value determinations applicable to outstanding awards under the Amended 2010 LTIP to reflect any amendment to the Amended 2010 LTIP, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event. Types of Awards Under the Amended 2010 LTIP. The Compensation Committee may award to participants incentive and nonqualified stock options, restricted stock, restricted stock units and performance shares and performance units. The forms of awards are described in greater detail below.

Stock Options.  The Compensation Committee has discretion to award incentive stock options and nonqualified stock options. A stock option is a right to purchase a specified number of shares of our common stock at a specified exercise price. An incentive stock option is intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Under the Amended 2010 LTIP, no participant may be granted options during any fiscal year that are exercisable for more than 1,200,000 shares of our common stock. Incentive stock options may only be granted to employees. The exercise price of an option may not be less than the fair market value of a share of our common stock on the date of grant. Subject to the specific terms of the Amended 2010 LTIP, the Compensation Committee has discretion to determine the number of shares, the exercise price, the terms and conditions of exercise, whether an option will qualify as an incentive stock option under the Code and set such additional limitations on and terms of option grants as it deems appropriate. The stock option award agreement will specify, among other things, the exercise price, duration and number of shares applicable to the award as well as whether than award is of nonqualified or incentive stock options.

Options granted to participants under the Amended 2010 LTIP will expire at such times as the Compensation Committee determines at the time of the grant, but no option will be exercisable later than seven years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment or service. The termination provisions will be determined within the discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service. Dividend equivalents do not attach to stock options.

Upon the exercise of an option granted under the Amended 2010 LTIP, the option price is payable in full to us: (1) in cash; (2) if permitted, by tendering shares of our common stock having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender); (3) if permitted, by a combination of (1) and (2); or (4) by any other method approved by the Compensation Committee in its sole discretion.

Restricted Stock.  The Compensation Committee also is authorized to award restricted shares of our common stock under the Amended 2010 LTIP on such terms and conditions as it shall establish. Although recipients will have the right to vote restricted shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. The restricted stock award agreement will specify the periods of restriction, restrictions based on achievement of specific performance objectives, restrictions under applicable federal or state securities laws and such other terms the Compensation Committee deems appropriate. Unless the Compensation Committee otherwise determines, participants will receive cash dividends on their shares of restricted stock. The Compensation Committee in its discretion may apply any restrictions to the dividends that it deems appropriate. Under the terms of our outstanding restricted stock awards, dividend rights are subject to the forfeiture provisions applicable to the award.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested shares of restricted stock following termination of the participant’s employment or service. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service.

Restricted Stock Units.  An award of a restricted stock unit constitutes an agreement by us to deliver shares of our common stock or to pay an amount equal to the fair market value of a share of our common stock for each restricted stock unit to a participant in the future. Restricted stock units may be granted by the Compensation Committee on such terms and conditions as it may establish. The restricted stock unit award agreement will specify the vesting period or periods, the specific performance objectives and such other conditions as may apply to the award. During the applicable vesting period, participants will have no voting rights with respect to the shares of our common stock underlying a restricted stock unit grant. However, participants shall, unless the Compensation Committee otherwise determines, receive dividend equivalents on the shares underlying their restricted stock unit grants in the form of cash or additional restricted stock units if a cash dividend is paid with respect to shares of our common stock. Such dividend equivalents are subject to the vesting requirements applicable to the award.

Each award agreement for restricted stock units will set forth the extent to which the participant will have the right to retain unvested restricted stock units following termination of employment or service. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on reasons for termination of employment or service.

No more than 1,200,000 shares of our common stock may be granted in the form of awards of restricted stock and restricted stock units to any participant in any fiscal year.

Performance Units and Performance Shares.  Performance units and performance shares are forms of performance awards that are subject to the attainment of one or more pre-established performance goals during a designated performance period. Performance units and performance shares may be granted by the Compensation Committee at any time in such amounts and on such terms as the Compensation Committee determines. Each performance unit will have an initial value that is established by the Compensation Committee at the time of the grant. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of the grant. The Compensation Committee in its discretion will determine the applicable performance period and will establish performance goals for any given performance period. When the performance period expires, the holder of performance units or performance shares will be entitled to receive a payout on the units and/or shares earned over the performance period based on the extent to which the performance goals have been achieved. Amended 2010 LTIP participants holding performance units and/or performance shares are not entitled to receive dividend units for dividends declared with respect to shares of our common stock.

Payments may be made in cash or in shares of our common stock that have an aggregate fair market value equal to the earned performance units or performance shares. Subject to any permissible deferral, payment of all earned performance units and performance shares will be made no later than March 15 following the end of the calendar year in which the awards vest (or as soon as administratively practicable thereafter if payment is delayed due to unforeseen events). Each award agreement will set forth the extent to which the participant will have the right to receive a payout of these performance shares and/or performance units following termination of the participant’s employment or service. The termination provisions will be determined by the Compensation Committee in its sole discretion, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service.

No more than 1,200,000 shares of our common stock may be granted in the form of awards of performance shares to any participant in any fiscal year. No more than $6,000,000 may be paid in cash to any participant with respect to performance units granted in any fiscal year, as valued on the date of each grant.

Performance Measures.  The Compensation Committee may grant awards under the Amended 2010 LTIP to eligible employees subject to the attainment of specified performance measures. The number of performance-based awards granted to an officer or employee in any year will be determined by the Compensation Committee in its sole discretion, subject to the limitations set forth in the Amended 2010 LTIP. The value of each performance-based award will be determined based on the achievement of the pre-established, objective performance goals during each performance period. The duration of a performance period is set by the Compensation Committee. A new performance period may begin every year, or at more frequent or less frequent intervals, as determined by the Compensation Committee. The Compensation Committee will establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each performance period, the performance measures that will be used to determine the achievement of those performance goals and any formulas or methods to be used to determine the value of the performance-based awards.

Performance measures will be defined by the Compensation Committee on a consolidated, segment, group, subsidiary or division basis and/or in comparison to one or more peer groups or indices. The Compensation Committee may include or exclude from the performance measures research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions and other unusual or extraordinary items. Performance measures selected by the Compensation Committee will be based on one or more of the following: cash flow; cash flow return on capital; cash flow return on assets; cash flow return on equity; net income; return on capital; return on invested capital; return on assets; return on equity; share price; earnings per share (basic or diluted); earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; total and relative return to stockholders; operating income; return on net assets; gross or operating margins; safety and economic value added. Following the end of a performance period, the Compensation Committee will determine the value of the performance-based awards granted for the period based on its determination of the degree of attainment of the pre-established performance goals. The Compensation Committee will also have discretion to reduce (but not to increase) the value of any awards designated as a qualified performance-based award by the Compensation Committee for purposes of the Section 162(m) of the Code.

Deferrals.  The Compensation Committee will have the discretion to provide for the deferral of an award or to permit participants to elect to defer payment of some or all types of awards in a manner consistent with the requirements of Section 409A of the Code.

Change in Control.  The treatment of outstanding awards upon the occurrence of a change in control (as defined in the Amended 2010 LTIP) will be determined in the sole discretion of the Compensation

Committee and will be described in the applicable award agreements and need not be uniform among all awards granted under the Amended 2010 LTIP.

Adjustment and Amendments.  The Amended 2010 LTIP provides for appropriate adjustments in the number of shares of our common stock subject to awards and available for future awards, as well as the maximum award limitations under the Amended 2010 LTIP, in the event of changes in our outstanding common stock by reason of a merger, stock split, or certain other events. The Amended 2010 LTIP may be modified, altered, suspended or terminated by the Board of Directors at any time and for any purpose that the Board of Directors deems appropriate, but no amendment to the Amended 2010 LTIP may adversely affect any outstanding awards without the affected participant’s consent, and stockholder approval may be required if the changes materially alter the terms of the plan or by applicable law, regulation or stock exchange requirements. Additionally, the Compensation Committee may make adjustments in the terms, conditions or criteria of an award in recognition of certain unusual or nonrecurring events.

Clawbacks.  The ability of us and/or our Board of Directors to forfeit awards granted or recover awards paid under the Amended 2010 LTIP may be determined in the sole discretion of the Compensation Committee, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges. The forfeiture and recovery rights will be described in the applicable award agreements and need not be uniform among all awards granted under the Amended 2010 LTIP.

Transferability.  Except as otherwise specified in a participant’s award agreement, no award granted pursuant to, and no right to payment under, the Amended 2010 LTIP will be assignable or transferable by an Amended 2010 LTIP participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and any right granted to a participant under the Amended 2010 LTIP will be exercisable during the participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

Restrictions.  Shares of our common stock delivered under the Amended 2010 LTIP, if any, may be subject to stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange or transaction reporting system on which our common stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law.

Tax Withholding.  We have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of cash or shares of our common stock under the Amended 2010 LTIP, or at the time applicable law otherwise requires, an appropriate amount of cash or number of shares of our common stock or combination thereof for payment of taxes required by law or to take such other action as may be necessary in our opinion to satisfy all obligations for withholding of those taxes. The Compensation Committee may permit withholding to be satisfied by the transfer to us of shares of our common stock previously owned by the holder of the award for which withholding is required.

Unfunded Plan.  Insofar as it provides for awards for cash, shares of our common stock or rights thereto, the Amended 2010 LTIP will be unfunded. Although we may establish bookkeeping accounts with respect to plan participants who are entitled to cash, shares of our common stock or rights thereto under the Amended 2010 LTIP, we will use any such accounts merely as a bookkeeping convenience. We are not required to segregate any assets to assure payment of any amounts payable under the Amended 2010 LTIP, nor shall we, our Board of Directors or the Compensation Committee be deemed to be a trustee of any cash, shares of our common stock or rights thereto to be granted under the Amended 2010 LTIP. Any liability or obligation we may have to any participant with respect to an award of cash, shares of our common stock or rights thereto under the Amended 2010 LTIP will be based solely on any contractual obligations that the Amended 2010 LTIP and any applicable award agreement create, and no such liability or obligation of ours will be deemed to be secured by any pledge or other encumbrance on any of our property.

Duration of the Amended 2010 LTIP.  The Amended 2010 LTIP will remain in effect until all options and rights granted under the plan have been satisfied or terminated under the terms of the Amended 2010 LTIP and all performance periods for performance-based awards granted under the plan have been completed. However, in no event will any award be granted under the Amended 2010 LTIP on or after July 2, 2020.

Regulations Not Applicable to Plan.  The Amended 2010 LTIP is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

United States Federal Income Tax Consequences

The following summary is based on current interpretations of existing United States federal income tax laws. The discussion below does not purport to be complete, and it does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any local, state or foreign country in which a participant’s income or gain may be taxable. Differences in participants’ financial situations may cause federal, state and local tax consequences of participation in the Amended 2010 LTIP to vary. Therefore, each participant is urged to consult his or her own accountant, legal counsel or other financial advisor regarding individual tax consequences of participation in the Amended 2010 LTIP.

Stock Options.  Some of the options issuable under the Amended 2010 LTIP may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the Amended 2010 LTIP may be nonqualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded nonqualified stock options.

Generally, upon the grant or exercise of an incentive stock option, the optionee will recognize no income for United States federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. If a participant disposes of shares acquired by exercise of an incentive stock option either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the incentive stock option (the “holding periods”), the participant generally will recognize in the year of disposition: (1) ordinary income to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise or (b) the amount realized upon disposition exceeds the option price and (2) capital gain to the extent the amount realized upon disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized upon disposition and the option price.

An optionee will recognize no income on the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income (subject to withholding for employees) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss.

No deduction is available to us upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas upon exercise of a nonqualified stock option, we are entitled to a deduction in an amount equal to the income recognized by the optionee. Except with respect to death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment (other than upon death or disability) cannot qualify for the tax treatment accorded incentive stock options; such options would be treated as nonqualified stock options instead.

Restricted Stock.  A participant generally recognizes no taxable income at the time of an award of restricted stock. A participant may, however, make an election under Section 83(b) of the Code within 30 days of grant to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted may be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the shares of restricted stock will generally be compensation income to the participant and deductible by us as compensation expense. In general, we will receive an income tax deduction for any compensation income taxed to the participant. To the extent a participant realizes capital gains, as described above, we will not be entitled to any deduction for federal income tax purposes.

Restricted Stock Units.  A participant who is granted a restricted stock unit will recognize no income upon grant of the restricted stock unit. At the time the underlying shares of our common stock (or cash in lieu thereof) are delivered to a participant, the participant will realize compensation income equal to the full fair market value of the shares received (or the cash received). We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

Performance Share or Performance Unit Awards.  A participant who is granted a performance share or a performance unit award will recognize no income upon grant of the performance share or a performance unit award. At the time the cash and/or common stock is received as payment in respect of a performance share or performance unit award, the participant will realize compensation income equal to the sum of the cash and the fair market value of the shares received. We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

Section 409A.  Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding: (1) the timing of payment; (2) the election of deferrals; and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. We intend to structure awards under the Amended 2010 LTIP in a manner that is designed to be exempt from or comply with Section 409A of the Code.

Change in Control.  The acceleration of the exercisability or the vesting of a grant or award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent on a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five-year period preceding the change in control. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and the employer is denied a deduction with respect to such excess payment.

We currently anticipate that the Compensation Committee will at all times consist of “outside directors” as required for purposes of Section 162(m) of the Code, and that the Compensation Committee will take the effect of Section 162(m) of the Code into consideration in structuring awards under the Amended 2010 LTIP.

The following table summarizes information as of December 31, 2010, about outstanding awards and shares of common stock reserved for future issuance under the Amended 2010 LTIP.

Equity Compensation Plan Information

	Number of Securities		Number of
	to be Issued Upon	Weighted-Average	Securities
	Exercise of	Exercise Price of	Remaining
	Outstanding Options	Outstanding Options	Available for
Plan Category	and Rights	and Rights	Future Issuance
Equity compensation plans approved by security holders	1,094,678	$14.21	7,424,674

Recommendation and Vote Required

Our Board of Directors unanimously recommends a vote “FOR” approval of this proposal. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. In general, brokers do not have discretionary authority on proposals relating to equity compensation plans. Therefore, absent instructions from you, your broker may not vote your shares on this proposal. Broker non-votes will have no effect on the vote.

Approval of Material Terms for Performance-Based Awards
for Section 162(m) Purposes under the Amended and Restated
Executive Incentive Compensation Plan

(Proposal 5)

We are asking our stockholders to approve the material terms for performance-based awards granted under the amended and restated Executive Incentive Compensation Plan (the “Amended EICP”). Stockholder approval of these terms of the plan is necessary for us to make awards under the Amended EICP that will be tax-deductible by us as performance-based compensation under Section 162(m) of the Code.

Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year for the chief executive officer and certain other officers, unless such compensation qualifies as performance-based compensation under the Code. Various requirements must be satisfied in order for awards to qualify as performance-based compensation. One requirement is that the material terms relating to such awards must be approved by the shareholders of the public company. In the case of certain corporations that become separate public companies as a result of a spin-off, a special transition rule delays the time by which such shareholder approval must be obtained until no later than the first regularly scheduled meeting of shareholders that occurs more than 12 months after the date the corporation becomes a separate public corporation.

If the shareholders approve the proposal, the Amended EICP will enable the Compensation Committee to continue to grant awards under the Amended EICP that, assuming other conditions are met, will qualify as performance-based compensation.

The Executive Incentive Compensation Plan (the “EICP”) was originally adopted by our Board and approved by McDermott, our sole stockholder, on July 2, 2010 prior to our spin-off from McDermott. On February 22, 2011, our Board approved amendments to the EICP to (1) generally conform the performance measures to the Amended 2010 LTIP by adding “earnings per share (basic or diluted),” “return on invested capital,” “safety,” “share price” and “total and relative shareholder return” as performance measures under the plan; (2) clarify our ability to recover awards paid under the Amended EICP; and (3) make other administrative changes.

A summary of the Amended EICP is set forth below and is qualified in its entirety to the text of the Amended EICP, which is attached as Appendix B to this proxy statement.

Summary Description of the Amended EICP

Administration.  The Compensation Committee administers the Amended EICP. The Compensation Committee annually selects the participants and establishes the amount of the award opportunity that each participant may earn based on the level of attainment of performance goals previously determined by the Compensation Committee. The Compensation Committee has full and final authority to implement and interpret the Amended EICP. Except as prohibited by law, the Compensation Committee may delegate its duties under the Amended EICP to our Chief Executive Officer and other executive officers.

Eligibility.  All of our full-time salaried employees are eligible to participate in the Amended EICP. Other than our Chief Executive Officer, who automatically participates, the Compensation Committee selects the participants for the Amended EICP. During 2010, 21 employees participated in the EICP.

Performance Goals.  The Compensation Committee establishes, for each plan year, performance goals based upon any combination of corporate, segment, group, subsidiary, divisional and/or individual goals. For any award that is intended to qualify as a performance-based award under Section 162(m) of the Code, the amount paid out will be based on: (a) the participant’s target award and (b) the company, segment, group, subsidiary or division performance relative to the pre-established performance goals. Performance measures which may be used in such qualified performance-based awards are generally limited to: cash flow, cash flow return on capital, cash flow return on assets, cash flow return on equity, earnings per share (basic or diluted), economic value added, net income, operating income, return on assets, return on capital, return on invested capital, return on equity, safety, share price, relative shareholder return and total shareholder return. At the time the performance goals are established, the Compensation Committee, in a manner consistent with Code

Section 162(m), may specify that such performance measures shall be adjusted to exclude any negative impact caused by research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions, changes in accounting principles and such other unusual, nonrecurring or extraordinary items specified by the Compensation Committee in its sole discretion. The Committee has the discretion to decrease or eliminate the amount of any award otherwise payable.

No Adjustment of Performance Goals or Award Opportunities.  Performance goals may not be changed following their establishment where such action would cause the award to no longer qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Award Payments.  Following the end of each plan year, awards are computed for each plan participant. Final individual awards may vary above or below the target award, based on the level of achievement of the preestablished performance goal and/or the exercise of the Compensation Committee’s discretion. The maximum award that may be paid out to any one participant in any given plan year under the Amended EICP is three million dollars ($3,000,000). Awards earned will be paid no later than the March 15 following the end of the plan year during which the award is earned, or as soon as administratively practicable thereafter in the event payment is delayed due to unforeseeable events.

Clawbacks.  For awards granted under the Amended EICP on or after February 22, 2011, we have the general right to recover certain payments under the Amended EICP to individuals that knowingly engaged in fraud, in the event we are required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement as a result of such fraud. We may recover from such persons any amounts paid during the three years prior to the determination to prepare a restatement that were in excess what would have been earned by such persons under the restatement.

Amended EICP Benefits.  Because the Amended EICP provides for broad discretion in selecting participants and in making and paying awards, the total number of persons who will participate in the Amended EICP going forward and the respective benefits to be awarded to them will vary from time to time and is undeterminable at this time. On February 22, 2011, the Compensation Committee set 2011 target award opportunities under the Amended EICP for 22 participants.

Recommendation and Vote Required

Our Board of Directors unanimously recommends a vote “FOR” approval of this proposal. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. In general, brokers do not have discretionary authority on proposals relating to equity compensation plans. Therefore, absent instructions from you, your broker may not vote your shares on this proposal. Broker non-votes will have no effect on the vote.

Ratification of Appointment of Independent Registered Public Accounting Firm
for Year Ending December 31, 2011

(Proposal 6)

Our Board of Directors has ratified the decision of the Audit & Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011. Although we are not required to seek stockholder approval of this appointment, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit & Finance Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit & Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit & Finance Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

For the year ended December 31, 2010 following the spin-off on July 30, 2010, we paid Deloitte fees, including expenses and taxes, totaling $3,015,116, which are categorized below. Prior to the spin-off, McDermott paid any audit, audit-related, tax and other fees of Deloitte. As a result, the amounts reported below are not necessarily representative of the fees we expect to pay Deloitte in future years.

	2010(1)	2009
Audit
The Audit fees for the year ended December 31, 2010 following the spin-off were for professional services rendered for the audits of the combined and consolidated financial statements of B&W, the audit of B&W’s internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly combined and consolidated financial statements of B&W and assistance with review of documents filed with the SEC	$2,677,029	N/A
Audit-Related
The Audit-Related fees for the year ended December 31, 2010 following the spin-off were for assurance and related services, employee benefit plan audits and advisory services related to Sarbanes-Oxley Section 404 compliance	$79,061	N/A
Tax
The Tax fees for the year ended December 31, 2010 following the spin-off were for professional services rendered for consultations on various U.S. federal, state and international tax compliance assistance, consultation and advice on various foreign tax matters and transfer pricing assistance	$171,477	N/A
All Other
The fees for All Other services for the year ended December 31, 2010 following the spin-off were for professional services rendered for international payroll and benefit administration and other advisory or consultation services not related to audit or tax	$87,549	N/A
Total	$3,015,116	N/A

(1)	This table excludes the following amounts reported by McDermott as having been paid prior to the spin-off: (1) $215,000 for audit services related to our Form 10; (2) $480,205 for B&W audit-related services; (3) $91,800 for B&W tax services; and (4) $140,000 for B&W other services. In addition, we estimate that approximately $782,000 of audit fees paid by McDermott to Deloitte prior to the spin-off is attributable to B&W audit fees.

It is the policy of our Audit & Finance Committee to preapprove all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.

Annually, the independent registered public accounting firm and the Vice President of Internal Audit present to the Audit & Finance Committee the anticipated services to be performed by the firm during the year. The Audit & Finance Committee reviews and, as it deems appropriate, pre-approves those services. The separate Audit, Audit-Related, Tax and All Other services and estimated fees are presented to the Audit & Finance Committee for consideration. The Audit & Finance Committee reviews on at least a quarterly basis the proposed services and fees for additional services that have occurred and are outside the scope of the services and fees initially pre-approved by the Audit & Finance Committee. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit & Finance Committee has pre-approved specific audit, audit-related, tax and other services and individual and aggregate fees for such services. The Audit & Finance Committee did not approve any audit, audit-related, tax or other services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act of 1934.

Recommendation and Vote Required

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the decision of our Audit & Finance Committee to appoint Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal.

Certain Relationships and Related Transactions

Pursuant to our Code of Business Conduct, all employees (including our Named Executives) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with us, supplies goods or services to us, or is our customer, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Governance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of our Board members and reviews transactions between us and other companies with which our Board members are affiliated. To obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement.

Ms. Salomone served as the President and Chief Executive Officer of Marine Mechanical Corporation (“MMC”) before we acquired MMC in 2007. Prior to our acquisition, the shares of Class A common stock of MMC were owned by an employee stock ownership trust (the “ESOP”), and Ms. Salomone was a participant in the ESOP. In addition, among other former MMC employees, Ms. Salomone owned shares of Class B common stock of MMC and certain options to purchase shares of Class B common stock of MMC. In connection with the acquisition, we deposited a portion of the acquisition price for the Class A shares, the Class B shares and the options in an escrow account, as a means of providing a fund for resolution of any post-closing claims under the indemnification provisions of the acquisition agreement. As of January 31, 2011, the balance of the escrow account was approximately $5.6 million. Under the terms of the escrow arrangement, and subject to certain exceptions, any remaining balance in the escrow account as of May 2011 is scheduled to be released to the ESOP participants and former holders of the Class B shares and the options, including Ms. Salomone, after such date. Ms. Salomone has an approximate 5.2% interest in the funds in the escrow account based on her participation interest in the ESOP and her former ownership of Class B shares and options.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the NYSE. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that, during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% or more beneficial owners were satisfied other than (i) one late Form 4 filed by Mr. John A. Fees with respect to one transaction involving 5,431 shares of our common stock and (ii) one late Form 4 filed by Mr. Christofer M. Mowry with respect to one transaction involving 1,259 shares of our common stock.

Stockholders’ Proposals

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2012 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than December 3, 2011. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2012 Annual

Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our bylaws, such notice must (1) be received at our principal executive offices no earlier than close of business on January 13, 2012 or later than February 12, 2012 and (2) satisfy specified requirements set forth in our bylaws. A copy of the pertinent By-Law provisions can be found on our Web site at www.babcock.com at “Investor Relations — Corporate Governance — Highlights.”

By Order of the Board of Directors,

JAMES D. CANAFAX
Secretary

Dated: April 1, 2011

APPENDIX A

2010 LONG-TERM INCENTIVE PLAN
OF THE BABCOCK & WILCOX COMPANY
AS AMENDED & RESTATED FEBRUARY 22, 2011

ARTICLE I

Establishment, Objectives and Duration

1.1  Establishment of the Plan.  The Babcock & Wilcox Company, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the 2010 Long-Term Incentive Plan of The Babcock & Wilcox Company (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (each as hereinafter defined).

The original effective date of this Plan was July 2, 2010. The Plan is amended and restated effective February 22, 2011 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2  Objectives.  This Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of Participants (as hereinafter defined) to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the employment and/or services of Participants.

1.3  Duration.  This Plan, as amended and restated, shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors (as hereinafter defined) to amend or terminate this Plan at any time pursuant to Article 15 hereof, until all Shares (as hereinafter defined) subject to it shall have been purchased or acquired according to this Plan’s provisions; provided, however, that in no event may an Award (as hereinafter defined) be granted under this Plan on or after July 2, 2020.

ARTICLE 2

Definitions

As used in this Plan, the following terms shall have the respective meanings set forth below:

2.1  “Award” means a grant under this Plan of any Nonqualified Stock Option, Incentive Stock Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit.

2.2  “Award Agreement” means an agreement entered into by the Company and a Participant, setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3  “Award Limitations” has the meaning ascribed to such term in Section 4.2.

2.4  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6  “Change in Control” means, for purposes of this Plan and any Awards, the occurrence of any of the following:

(a)  30% Ownership Change:  Any Person, other than an ERISA-regulated pension plan established by the Company, makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock (other than a group formation for the

APPENDIX A

purpose of making an acquisition directly from the Company and approved (prior to such group formation) by a majority of the Incumbent Directors); or

(b)  Board Majority Change:  Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

(c)  Major Mergers and Acquisitions:  Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately before such Business Combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately before such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately before consummation of such Business Combination; or

(d)  Major Asset Dispositions:  Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately before such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the Board (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately before consummation of such Major Asset Disposition.

For purposes of this definition of  “Change in Control”,

(1)  “Person” means an individual, entity or group;

(2)  “group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;

(3)  “beneficial owner” is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

(4)  “Outstanding Voting Stock” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) is determined based on the combined voting power of such securities;

(5)  “Incumbent Director” means a director of the Company (x) who was a director of the Company on the effective date of this Agreement or (y) who becomes a director after such date and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director will not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

(6)  “election contest” is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

APPENDIX A

(7)  “Business Combination” means

(x) a merger or consolidation involving the Company or its stock or

(y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(8)  “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries; and

(9)  “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company will be based on fair market value, as determined by a majority of the Incumbent Directors.

However, in no event shall a Change in Control be deemed to have occurred under this Plan with respect to a Participant if the Participant is part of a purchasing group which consummates a transaction resulting in a Change in Control. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors).

2.7  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8  “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer this Plan (or the entire Board if so designated by the Board by written resolution), as specified in Article 3 hereof.

2.9  “Company” means The Babcock & Wilcox Company, a corporation organized and existing under the laws of the State of Delaware, and, except where the context otherwise indicates, shall include the Company’s Subsidiaries and, except with respect to the definition of “Change in Control” set forth above and the application of any defined terms used in such definition, any successor to any of such entities as provided in Article 18 hereof.

2.10  “Consultant” means a natural person who is neither an Employee nor a Director and who performs services for the Company or a Subsidiary pursuant to a contract, provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11  “Director” means any individual who is a member of the Board of Directors; provided, however, that any member of the Board of Directors who is employed by the Company shall be considered an Employee under this Plan.

2.12  “Disability” means, as determined by the Committee in its sole discretion, a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.13  “Economic Value Added” means net operating profit after tax minus the product of capital and the cost of capital.

2.14.  “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.15  “Employee” means any person who is employed by the Company.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

APPENDIX A

2.17  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.18  “Fair Market Value” of a Share shall mean, as of a particular date, (a) if Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (b) if no Shares are so listed but are traded on an over-the-counter market, the mean between the closing bid and asked prices for Shares on that date, or, if there are no such quotations available for that date, on the last preceding date for which such quotations are available, as reported by the National Quotation Bureau Incorporated, or (c) if no Shares are publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

2.19  “Fiscal Year” means the year commencing January 1 and ending December 31.

2.20  “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 hereof and which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422, or any successor provision.

2.21  “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and which is not an Incentive Stock Option.

2.22  “Officer” means an Employee of the Company included in the definition of “Officer” under Section 16 of the Exchange Act and rules and regulations promulgated thereunder or such other Employees who are designated as “Officers” by the Board.

2.23  “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.24  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.25  “Participant” means an eligible Officer, Director, Consultant or Employee who has been selected for participation in this Plan in accordance with Section 5.2.

2.26  “Performance-Based Award” means an Award that is designed to qualify for the Performance-Based Exception.

2.27  “Performance-Based Exception” means the performance-based exception from the deductibility limitations of Code Section 162(m).

2.28  “Performance Period” means, with respect to a Performance-Based Award, the period of time during which the performance goals specified in such Award must be met in order to determine the degree of payout and/or vesting with respect to that Performance-Based Award.

2.29  “Performance Share” means an Award designated as such and granted to an Employee, as described in Article 8 hereof.

2.30  “Performance Unit” means an Award designated as such and granted to an Employee, as described in Article 8 herein.

2.31  “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion) as set forth in the related Award Agreement, and/or the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 hereof.

2.32  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” (as that term is used in Section 13(d)(3) thereof).

2.33  “Restricted Stock” means an Award designated as such and granted to a Participant pursuant to Article 7 hereof.

APPENDIX A

2.34  “Restricted Stock Unit” or “RSU” means a contractual promise to distribute to a Participant one Share or cash equal to the Fair Market Value of one Share, determined in the sole discretion of the Committee, which shall be delivered to the Participant upon satisfaction of the vesting and any other requirements set forth in the related Award Agreement.

2.35  “Retirement” shall have the meaning ascribed to such term by the Committee, as set forth in the applicable Award Agreement.

2.36  “Shares” means the common stock, par value $0.01 per share, of the Company.

2.37  “Subsidiary” means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest and which the Committee designates as a participating entity in this plan.

2.38  “Vesting Period” means the period during which an Award granted hereunder is subject to a service or performance-related restriction, as set forth in the related Award Agreement.

ARTICLE 3

Administration

3.1  The Committee.  This Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2  Authority of the Committee.  Except as limited by law or by the Articles of Incorporation or Amended and Restated By-Laws of the Company (each as amended from time to time), the Committee shall have full and exclusive power and authority to take all actions specifically contemplated by this Plan or that are necessary or appropriate in connection with the administration hereof and shall also have full and exclusive power and authority to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as the Committee may deem necessary or proper. The Committee shall have full power and sole discretion to: select Officers, Directors, Consultants and Employees who shall be granted Awards under this Plan; determine the sizes and types of Awards; determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted; determine the terms and conditions of Awards in a manner consistent with this Plan; determine whether the conditions for earning an Award have been met and whether a Performance-Based Award will be paid at the end of an applicable performance period; determine the guidelines and/or procedures for the payment or exercise of Awards; and determine whether a Performance-Based Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a Performance-Based Award granted to an Officer should qualify as performance-based compensation. The Committee may, in its sole discretion, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (a) not adverse to the Participant to whom such Award was granted or (b) consented to in writing by such Participant, and (c) consistent with the requirements of Code Section 409A, if applicable. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified herein.

3.3  Delegation of Authority.  To the extent permitted under applicable law, the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish; provided however, the Committee may not delegate any authority to grant Awards to a Director.

3.4  Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on

APPENDIX A

all persons concerned, including the Company, its stockholders, Officers, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

ARTICLE 4

Shares Subject to this Plan

4.1  Number of Shares Available for Grants of Awards.  Subject to adjustment as provided in Section 4.3 hereof, there is reserved for issuance of Awards under this Plan ten million (10,000,000) Shares. Shares subject to Awards under this Plan that are cancelled, forfeited, terminated or expire unexercised, shall immediately become available for the granting of Awards under this Plan. Additionally, the Committee may from time to time adopt and observe such procedures concerning the counting of Shares against this Plan maximum as it may deem appropriate.

4.2  Limits on Grants in Any Fiscal Year.  The following rules (“Award Limitations”) shall apply to grants of Awards under this Plan:

(a) Options.  The maximum aggregate number of Shares issuable pursuant to Awards of Options that may be granted in any one Fiscal Year of the Company to any one Participant shall be one million two hundred thousand (1,200,000).

(b) Restricted Stock and Restricted Stock Units.  The maximum aggregate number of Shares subject to Awards of Restricted Stock and RSUs that may be granted in any one Fiscal Year to any one Participant shall be one million two hundred thousand (1,200,000).

(c) Performance Shares.  The maximum aggregate number of Shares subject to Awards of Performance Shares that may be granted in any one Fiscal Year to any one Participant shall be one million two hundred thousand (1,200,000).

(d) Performance Units.  The maximum aggregate cash payout with respect to Performance Units granted in any one Fiscal Year to any one Participant shall be six million dollars, with such cash value determined as of the date of each grant.

4.3  Adjustments in Authorized Shares.  The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall adjust, in such manner as it deems equitable, as applicable, the number and kind of Shares that may be granted as Awards under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise or other price applicable to outstanding Awards, the Awards Limitations, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its sole discretion, to: (a) grant or assume Awards by means of substitution of new Awards, as appropriate, for previously granted Awards or to assume previously granted Awards as part of such adjustment; (b) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction; (c) provide for the acceleration of the vesting and exercisability of

APPENDIX A

Options and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof; (d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a Share as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration); or (e) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

ARTICLE 5

Eligibility and Participation

5.1  Eligibility.  Persons eligible to participate in this Plan include all Officers, Directors, Employees and Consultants, as determined in the sole discretion of the Committee.

5.2  Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all Officers, Directors, Employees and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Officer, Director, Employee or Consultant shall have the right to be selected for Participation in this Plan, or, having been so selected, to be selected to receive a future award.

ARTICLE 6

Options

6.1  Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, at any time, and from time to time, as shall be determined by the Committee; provided, however, that ISOs may be awarded only to Employees. Subject to the terms of this Plan, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

6.2  Option Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO (provided that, in the absence of such specification, the Option shall be an NQSO).

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that, subject to any subsequent adjustment that may be made pursuant to the provisions of Section 4.3 hereof, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Except as otherwise provided in Section 4.3 hereof, without prior stockholder approval no repricing of Options awarded under this Plan shall be permitted such that the terms of outstanding Options may not be amended to reduce the Option Price and further Options may not be replaced or regranted through cancellation, in exchange for cash, other Awards, or if the effect of the replacement or regrant would be to reduce the Option Price of the Options or would constitute a repricing under generally accepted accounting principles in the United States (as applicable to the Company’s public reporting).

6.4  Duration of Options.  Subject to any earlier expiration that may be effected pursuant to the provisions of Section 4.3 hereof, each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that an Option shall not be exercisable later than the seventh (7th) anniversary date of its grant.

6.5  Exercise of Options.  Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

APPENDIX A

6.6  Payment.  Any Option granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company in the manner prescribed in the related Award Agreement, setting forth the number of Shares with respect to which the Option is to be exercised, and either (i) accompanied by full payment of the Option Price for the Shares issuable on such exercise or (ii) exercised in a manner that is in accordance with applicable law and the “cashless exercise” procedures (if any) approved by the Committee involving a broker or dealer.

The Option Price upon exercise of any Option shall be payable to the Company in full: (a) in cash; (b) by tendering previously acquired Shares valued at their Fair Market Value per Share at the time of exercise (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee, in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment, Service or Directorship.  Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Option Award, need not be uniform among all Options granted pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.

6.9  Transferability of Options.

(a) Incentive Stock Options.  No ISO granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement, NQSOs granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7

Restricted Stock

7.1  Grant of Restricted Stock.  Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant Shares as Restricted Stock (“Shares of Restricted Stock”) to Participants in such amounts as the Committee shall determine.

7.2  Restricted Stock Award Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

APPENDIX A

7.3  Transferability.  Except as provided in the Participant’s related Award Agreement and/or this Article 7, the Shares of Restricted Stock granted to a Participant under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the related Award Agreement entered into with that Participant, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of Restricted Stock in violation of this Section 7.3 shall be null and void.

7.4  Other Restrictions.  The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable U.S. federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or have lapsed.

7.5  Removal of Restrictions.  Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award made under this Plan shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or have lapsed.

7.6  Voting Rights.  To the extent permitted by the Committee or required by law, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the applicable Period of Restriction.

7.7  Dividends.  During the applicable Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall, unless the Committee otherwise determines, be credited with cash dividends paid with respect to the Shares, in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that it deems appropriate.

7.8  Termination of Employment, Service or Directorship.  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to Shares of Restricted Stock, need not be uniform among all Shares of Restricted Stock granted pursuant to this Article 7 and may reflect distinctions based on the reasons for termination.

ARTICLE 8

Performance Units and Performance Shares

8.1  Grant of Performance Units/Shares.  Subject to the terms of this Plan, Performance Units and Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2  Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares which will be paid out to the Participant.

APPENDIX A

8.3  Earning of Performance Units/Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payment of the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4  Form and Timing of Payment of Performance Units/Shares.  Subject to the provisions of Article 12 hereof, Payment of earned Performance Units/Shares to a Participant shall be made no later than March 15 following the end of the calendar year in which such Performance Units/Shares vest, or as soon as administratively practicable thereafter if payment is delayed due to unforeseeable events. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares issued or transferred to a Participant for this purpose may be granted subject to any restrictions that are deemed appropriate by the Committee.

8.5  Termination of Employment, Service or Directorship.  Each Award Agreement providing for a Performance Unit/Share shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested Performance Unit/Shares following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Awards of Performance Units/Shares granted pursuant to this Article 8 and may reflect distinctions based on the reasons for termination.

8.6  Transferability.  Except as otherwise provided in a Participant’s related Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to Performance Units/Shares granted to that Participant under this Plan shall be exercisable during the Participant’s lifetime only by the Participant. Any attempted assignment of Performance Units/Shares in violation of this Section 8.6 shall be null and void.

ARTICLE 9

Restricted Stock Units

9.1  Grant of RSUs.  Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant RSUs to eligible Participants in such amounts as the Committee shall determine.

9.2  RSU Award Agreement.  Each RSU Award to a Participant shall be evidenced by an RSU Award Agreement entered into with that Participant, which shall specify the Vesting Period, the number of RSUs granted, and such other provisions as the Committee shall determine in its sole discretion.

9.3  Transferability.  Except as provided in a Participant’s related Award Agreement, RSUs granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to an RSU Award granted to that Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of an RSU Award in violation of this Section 9.3 shall be null and void.

9.4  Form and Timing of Delivery.  If a Participant’s RSU Award Agreement provides for payment in cash, payment equal to the Fair Market Value of the Shares underlying the RSU Award, calculated as of the last day of the applicable Vesting Period, shall be made in a single lump-sum payment. If a Participant’s RSU Award Agreement provides for payment in Shares, the Shares underlying the RSU Award shall be delivered to the Participant. Such payment of cash or Shares shall be made no later than March 15 following the end of the calendar year during which

APPENDIX A

the RSU Award vests, or as soon as practicable thereafter if payment is delayed due to unforeseeable events. Such delivered Shares shall be freely transferable by the Participant.

9.5  Voting Rights and Dividends.  During the applicable Vesting Period, Participants holding RSUs shall not have voting rights with respect to the Shares underlying such RSUs. During the applicable Vesting Period, Participants holding RSUs granted hereunder shall, unless the Committee otherwise determines, be credited with dividend equivalents, in the form of cash or additional RSUs (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the RSUs with respect to which the dividend equivalents are paid.

9.6  Termination of Employment, Service or Directorship.  Each RSU Award Agreement shall set forth the extent to which the applicable Participant shall have the right to receive a payout of cash or Shares with respect to unvested RSUs following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to RSUs, need not be uniform among all RSUs granted pursuant to this Article 9 and may reflect distinctions based on the reasons for termination.

ARTICLE 10

Performance Measures

10.1  Performance Measures.  Unless and until the Committee proposes and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

(a) Cash Flow;

(b) Cash Flow Return on Capital;

(c) Cash Flow Return on Assets;

(d) Cash Flow Return on Equity;

(e) Net Income;

(f) Return on Capital

(g) Return on Invested Capital;

(h) Return on Assets;

(i) Return on Equity;

(j) Share Price;

(k) Earnings Per Share (basic or diluted);

(l) Earnings Before Interest and Taxes;

(m) Earnings Before Interest, Taxes, Depreciation and Amortization;

(n) Total and Relative Shareholder Return;

(o) Operating Income;

(p) Return on Net Assets;

(q) Gross or Operating Margins;

APPENDIX A

(r) Safety; and

(s) Economic Value Added or EVA.

Subject to the terms of this Plan, each of these measures shall be defined by the Committee on a consolidated, segment, group, subsidiary or division basis or in comparison to one or more peer group companies or indices, and may include or exclude specified research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions, and such other unusual or extraordinary items as defined by the Committee in its sole discretion.

10.2  Adjustments.  The Committee shall have the sole discretion to adjust determinations of the degree of attainment of the pre-established performance goals; provided, however, that, except in connection with a Change in Control, an Award that is designed to qualify for the Performance-Based Exception may not be adjusted in a manner that would result in the Award no longer qualifying for the Performance-Based Exception. The Committee shall retain the discretion to adjust such Awards downward.

10.3  Compliance with Code Section 162(m).  In the event that applicable tax and/or securities laws or regulations change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval; provided that after such change or changes the Award continues to qualify for the Performance-Based Exception. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and the regulations issued thereunder. Any performance-based Awards granted to Officers or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such performance measure(s) and be subject to such terms, conditions and restrictions as the Committee shall determine.

ARTICLE 11

Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12

Deferrals

The Committee may, in its sole discretion, permit selected Participants to elect to defer payment of some or all types of Awards, or may provide for the deferral of an Award in an Award Agreement; provided, however, that the timing of any such election and payment of any such deferral shall be specified in the Award Agreement and shall conform to the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations and rulings issued thereunder. Any deferred payment, whether elected by a Participant or specified in an Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

APPENDIX A

ARTICLE 13

Rights of Employees, Directors and Consultants

13.1  Employment or Service.  Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

13.2  No Contract of Employment.  Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary, and accordingly, subject to the provisions of Article 15 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments.

13.3  Transfers Between Participating Entities.  For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the change in reporting relationships.

ARTICLE 14

Change in Control

The treatment of outstanding Awards upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges shall be determined in the sole discretion of the Committee and shall be described in the Award Agreements and need not be uniform among all Participants or Awards granted pursuant to this Plan.

ARTICLE 15

Amendment, Modification and Termination

15.1  Amendment, Modification, and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part, provided, however, that shareholder approval shall be required for any amendment that materially alters the terms of this Plan or is otherwise required by applicable legal requirements. No amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant. Notwithstanding anything in this Plan to the contrary, Participant consent shall not be required for any amendment to Article 19 hereof that is deemed necessary or appropriate by the Company to ensure compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or Section 10D of the Exchange Act, or any rules or regulations promulgated thereunder.

15.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to Sections 10.2 and 10.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

APPENDIX A

ARTICLE 16

Withholding

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Shares under this Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Shares are used to satisfy tax withholding, such Shares shall be valued at their Fair Market Value on the date when the tax withholding is required to be made.

ARTICLE 17

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom the Committee has delegated authority in accordance with Article 3 hereof, shall be indemnified and held harmless by the Company against and from: (a) any loss, cost, liability, or expense that may be imposed upon or reasonable incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan, except for any such action or failure to act that constitutes willful misconduct on the part of such person or as to which any applicable statute prohibits the Company from providing indemnification; and (b) any and all amounts paid by him or her in settlement of any claim, action, suit or proceeding as to which indemnification is provided pursuant to clause (a) of this sentence, with the Company’s approval, or paid by him or her in satisfaction of any judgment or award in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Amended and Restated By-Laws (each, as amended from time to time), as a matter of law, or otherwise.

ARTICLE 18

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or other transaction.

ARTICLE 19

Clawback Provisions

The ability of the Company and/or the Board to forfeit Awards granted or recover Awards paid under this Plan, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, may be determined in the sole discretion of the Committee and described in the Award Agreements and need not be uniform among all Participants or Awards granted pursuant to this Plan.

APPENDIX A

ARTICLE 20

General Provisions

20.1  Restrictions and Legends.  No Shares or other form of payment shall be issued or transferred with respect to any Award unless the Company shall be satisfied that such issuance or transfer will be in compliance with applicable U.S. federal and state securities laws. The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares for investment without a view to distribution thereof. Any certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable U.S. federal or state securities law. In addition to any other legend required by this Plan, any certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.2  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

20.3  Severability.  If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.4  Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.5  Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or transaction reporting system on which the Shares are listed or to which the Shares are admitted for quotation.

20.6  Unfunded Plan.  Insofar as this Plan provides for Awards of cash, Shares or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

20.7  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.8  Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

APPENDIX B

THE BABCOCK & WILCOX COMPANY
THE EXECUTIVE INCENTIVE COMPENSATION PLAN
AMENDED & RESTATED AS OF FEBRUARY 22, 2011

APPENDIX B

ARTICLE 1 — PURPOSE		B-1
ARTICLE 2 — DEFINITIONS		B-1
(a)	Affiliated Company	B-1
(b)	Award Opportunity	B-1
(c)	Board	B-1
(d)	Code	B-1
(e)	Committee	B-1
(f)	Company	B-1
(g)	Consolidated Balance Sheet	B-1
(h)	Consolidated Financial Statements	B-1
(i)	Covered Employee	B-1
(j)	Economic Value Added	B-1
(k)	Employee	B-1
(l)	Equity	B-1
(m)	Final Award	B-1
(n)	Participant	B-1
(o)	Plan	B-1
(p)	Qualified Performance-Based Award	B-2
(q)	Salary	B-2
(r)	Subsidiary	B-2
(s)	Target Incentive Award	B-2
ARTICLE 3 — UNFUNDED STATUS OF THE PLAN		B-2
ARTICLE 4 — ADMINISTRATION OF THE PLAN		B-2
ARTICLE 5 — ELIGIBILITY AND PARTICIPATION		B-2
ARTICLE 6 — AWARD DETERMINATION		B-2
(a)	Performance Measures and Performance Goals	B-2
(b)	Award Opportunities	B-3
(c)	Adjustment of Performance Goals and Award Opportunities	B-3
(d)	Final Award Determinations	B-3
(e)	Award Limit	B-3
(f)	Threshold Levels of Performance	B-3
ARTICLE 7 — PAYMENT OF AWARDS		B-3
ARTICLE 8 — QUALIFIED PERFORMANCE-BASED AWARDS		B-4
(a)	Applicability of Article 8	B-4
(b)	Establishment of Award Opportunities	B-4
(c)	Components of Award Opportunities	B-4
(d)	No Adjustment of Performance Goals or Award Opportunities	B-4
ARTICLE 9 — LIMITATIONS		B-4
ARTICLE 10 — CLAWBACK PROVISIONS		B-5
ARTICLE 11 — AMENDMENT, SUSPENSION, TERMINATION, OR ALTERATION OF THE PLAN		B-5
ARTICLE 12 — COMMENCEMENT OF AWARDS		B-5

B-i

APPENDIX B

Article 1 — Purpose

The purpose of the plan is to make provision for the payment of supplemental compensation to managerial and other key Employees who contribute materially to the success of the Company or one or more of its Subsidiary or Affiliated Companies, thereby affording them an incentive for and a means of participating in that success.

Article 2 — Definitions

For the purpose of the Plan, the following definitions shall be applicable:

(a) Affiliated Company.  Any corporation, joint venture, or other legal entity in which The Babcock & Wilcox Company , directly or indirectly, through one or more Subsidiaries, owns less than fifty percent (50%) but at least twenty percent (20%) of its voting control.

(b) Award Opportunity.  The various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Sections 6(a), 6(b) and 8(b) herein.

(c) Board.  The Board of Directors of The Babcock & Wilcox Company.

(d) Code.  “Code” means the Internal Revenue Code of 1986, as amended.

(e) Committee.  “Committee” means the Compensation Committee of the Board of Directors. The Committee shall be constituted so as to permit the Program to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and the rules and regulations approved by national securities exchanges.

(f) Company.  “Company” means The Babcock & Wilcox Company, a Delaware corporation (or any successor thereto).

(g) Consolidated Balance Sheet With respect to each fiscal year of the Company, the Consolidated Balance Sheet included in the Company’s Consolidated Financial Statements for such year, as certified by the Company’s independent public accountants, and set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(h) Consolidated Financial Statements.  With respect to each fiscal year of the Company, the Company’s Consolidated Balance Sheet and Consolidated Statement of Income and Retained Earnings for such year.

(i) Covered Employee.  A Participant who is one of the group of “covered employees,” as defined in the Regulations promulgated under Code Section 162(m)(3) or who the Committee determines is likely to become one of the group of “covered employees” as defined under Code Section 162(m).

(j) Economic Value Added.  Economic Value Added, with respect to each fiscal year of the Company, is defined as net operating profit after tax minus the product of capital and the cost of capital.

(k) Employee.  Any person who is regularly employed by the Company or any of its Subsidiary or Affiliated Companies on a full-time salaried basis, including any Employee who also is an officer or director of the Company or of any of its Subsidiary or Affiliated Companies.

(l) Equity.  Total stockholders’ equity as reported in the Company’s Consolidated Balance Sheet.

(m) Final Award.  The actual award earned during a plan year by a Participant, as determined by the Committee following the end of a plan year; provided Participant is still an Employee when payment is to be made pursuant to Article 7 herein.

(n) Participant.  An Employee who has received an Award Opportunity.

(o) Plan.  The Executive Incentive Compensation Plan of The Babcock & Wilcox Company.

APPENDIX B

(p) Qualified Performance-Based Award.  An award or portion of an award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).

(q) Salary.  The annual basic compensation earned during a plan year (including any portion which may have been deferred).

(r) Subsidiary.  Any corporation, joint venture or other legal entity in which the Company, directly or indirectly, owns more than fifty percent (50%) of its voting control.

(s) Target Incentive Award.  The award to be paid to Participants when the Company meets “targeted” performance results, as established by the Committee.

Article 3 — Unfunded Status of the Plan

(a) Each Final Award shall be paid from the general funds of the Participant’s employer. The entire expense of administering the Plan shall be borne by the Company. .

(b) No special or separate funds shall be established, or other segregation of assets made to execute payment of Final Awards. No Employee, or other person, shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Company or any Subsidiary or Affiliated Company by virtue of any Final Award.

Article 4 — Administration of the Plan

Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. A determination by the Committee in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and personal representative(s). Except as prohibited by applicable law or limited by Article 8 herein, the Committee may delegate to the Chief Executive Officer and to executive officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

Article 5 — Eligibility and Participation

All Employees are eligible for participation in the Plan. Actual participation in the Plan shall be based upon recommendations by the Chief Executive Officer of the Company, subject to approval by the Committee. The Chief Executive Officer of the Company shall automatically participate in the Plan.

Article 6 — Award Determination

(a) Performance Measures and Performance Goals.

For each plan year, the Committee shall select performance measures and shall establish performance goals for that plan year. Except as provided in Article 8 herein, the performance measures may be based on any combination of corporate, segment, group, subsidiary, divisional, and/or individual goals.

For each plan year, the Committee shall establish ranges of performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award shall be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level.

After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Article 6(b) herein), such that the level of achievement of the pre-established performance goals at the end of the plan year will determine the Final Awards. Except as provided in

APPENDIX B

Article 8 herein, the Committee shall have the authority to exercise subjective discretion in the determination of Final Awards, and the authority to delegate the ability to exercise subjective discretion in this respect.

(b) Award Opportunities.

For each plan year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities shall vary in relation to the job classification of each Participant.

(c) Adjustment of Performance Goals and Award Opportunities.

Once established, performance goals normally shall not be changed during the plan year. However, except as provided in Article 8 herein, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the plan year as such goals apply to the Award Opportunities of specified Participants. In addition, the Committee shall have the authority to reduce or eliminate the Final Award determinations, based upon any objective or subjective criteria it deems appropriate.

Notwithstanding any other provision of this Plan, in the event of any change in Corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, an adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, no such adjustment shall be made to a Qualified Performance-Based Award where such action would cause the award to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m).

(d) Final Award Determinations.

At the end of each plan year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established corporate, segment, group, divisional, and/or individual performance goals.

(e) Award Limit.

The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each plan year. The guidelines may be expressed as a percentage of goals or financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one plan year shall be three million dollars ($3,000,000).

(f) Threshold Levels of Performance.

The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.

Article 7 — Payment of Awards

Each and every Final Award shall be payable in a lump sum no later than the March 15 following the end of the Plan year during which the award is earned, or as soon as administratively practicable thereafter in the event payment is delayed due to unforeseeable events.

APPENDIX B

Article 8 — Qualified Performance-Based Awards

(a) Applicability of Article 8.

The provisions of this Article 8 shall apply only to Qualified Performance-Based Awards. Qualified Performance-Based Awards include only those awards that are designated by the Committee as Qualified Performance-Based Awards. In the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Qualified Performance-Based Awards, the provisions of this Article 8 shall control.

(b) Establishment of Award Opportunities.

Except as provided for by the Committee at the time a Qualified Performance Based Award is made, Qualified Performance-Based Awards shall be established as a function of the Covered Employee’s base Salary. As specified by the Committee at the time the Qualified Performance-Based Award is made, base Salary for this purpose may be stated as a percentage of the base Salary of a Covered Employee at the time the performance measures are established, at the time the Final Award is paid or during the plan year. For each plan year, the Committee shall establish, in writing, various levels of Final Awards which will be paid with respect to specified levels of attainment of the pre-established performance goals.

(c) Components of Award Opportunities.

Each Qualified Performance-Based Award shall be based on: (a) the Covered Employee’s Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company, segment, group, subsidiary or division performance in relation to the pre-established performance goals. Performance measures which may serve as determinants of Qualified Performance-Based Awards shall be limited to Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Earnings Per Share (basic or diluted), Net Income, Operating Income, Return on Assets, Return on Capital, Return on Equity, Return on Invested Capital, Safety, Share Price, Total and Relative Shareholder Return and Economic Value Added. At the time the performance measures are established, the Committee, in a manner consistent with Code Section 162(m), may specify that such performance measures shall be adjusted to exclude any negative impact caused by research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions, changes in accounting principles and such other unusual, nonrecurring or extraordinary items specified by the Committee in its sole discretion. The Committee shall have the right through discretionary downward adjustments to exclude the positive impact of the aforementioned items and occurrences.

(d) No Adjustment of Performance Goals or Award Opportunities.

In the case of Qualified Performance-Based Awards, each Covered Employee’s Final Award shall be based exclusively on the Award Opportunity levels established by the Committee at the time the Qualified Performance-Based Award is made. In addition, performance goals shall not be changed following their establishment where such action would cause the award to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m), and no payout shall be made when the minimum performance goals are not met or exceeded. The Committee, however, shall have the discretion to decrease or eliminate the amount of the Final Award otherwise payable on account of a Qualified Performance-Based Award. Notwithstanding the above, in the event that changes in the tax law are made to Code Section 162(m) to permit greater flexibility with respect to any Qualified Performance-Based Award available under the Plan, the Committee, subject to Article 11, may make such adjustments it deems appropriate, provided that after such adjustment the award would continue to satisfy the requirement for “qualified performance-based compensation” under Code Section 162(m).

Article 9 — Limitations

(a) No person shall at any time have any right to a payment hereunder for any fiscal year, and no person shall have authority to enter into an agreement for the making of an Award Opportunity or payment of a Final Award or to make any representation or guarantee with respect thereto.

APPENDIX B

(b) An employee receiving an Award Opportunity shall have no rights in respect of such Award Opportunity, except the right to receive payments, subject to the conditions herein, of such Award Opportunity, which right may not be assigned or transferred except by will or by the laws of descent and distribution.

(c) Neither the action of the Company in establishing the Plan, nor any action taken by the Committee under the Plan, nor any provision of the Plan shall be construed as giving to any person the right to be retained in the employ of the Company or any of its Subsidiary or Affiliated Companies.

Article 10 — Clawback Provisions

(a) For any Award Opportunity established under this Plan on or after February 22, 2011, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws as a result of fraud (a “Restatement”), the Company will have the right to recover from each current or former Participant who the Board reasonably determines knowingly engaged in the fraud (the “Subject Participant”) who earned a Final Award during the three-year period preceding the date on which the Board or the Company, as applicable, determines the Company is required to prepare the Restatement (the “Three-Year Period”) the amount of such Final Award in excess of what would have been earned by the current or former Subject Participant under the Restatement.

(b) In the event a Restatement is required, the Board, based upon a recommendation by the Committee, will (1) review each current and former Subject Participant’s Final Awards earned under this Plan (for Award Opportunities established under this Plan on or after February 22, 2011) during the Three-Year Period and (2) in accordance with Article 10 hereof, with respect to each current and former Subject Participant, will take reasonable action to seek recovery of the amount of such Final Awards in excess of what would have been earned by the current or former Subject Participant under the Restatement (but in no event more than the total amount of such Awards), as such excess amount is reasonably determined by the Board, in compliance with Section 409A of the Code. There shall be no duplication of recovery under Article 10 hereof and any of 15 U.S.C. Section 7243 (Section 304 of The Sarbanes-Oxley Act of 2002) and Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”).

Article 11 — Amendment, Suspension, Termination, or Alteration of the Plan

The Board may, at any time or from time to time, amend, suspend, terminate or alter the Plan, in whole or in part, but it may not thereby affect adversely rights of Participants, their spouses, children, and personal representative(s) with respect to Final Awards previously made. Notwithstanding anything in this Plan to the contrary, the Board may make any amendment to Article 10 hereof that is deemed necessary or appropriate by the Company to ensure compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or Section 10D of the Exchange Act, or any rules or regulations promulgated thereunder.

Article 12 — Commencement of Awards

The Company’s fiscal year ending December 31, 2010 shall be the first fiscal year with respect to which Award Opportunities may be made under the Plan.

THE BABCOCK & WILCOX COMPANY

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	O	O	O

____

Nominees:

Vote on Proposals

	For	Against	Abstain
2. Advisory vote on executive compensation.	O	O	O

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of the vote on executive compensation.	O	O	O	O

	For	Against	Abstain
4. Approval of the Amended and Restated 2010 Long-Term Compensation Plan.	O	O	O
5. Approval of the Amended and Restated Executive Incentive Compensation Plan.	O	O	O
6. Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2011.	O	O	O

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR all nominees, FOR proposals 2, 4, 5 and 6 and for "1 Year" in proposal 3.** If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. O

Please indicate if you plan to attend this meeting. O Yes O No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

THE BABCOCK & WILCOX COMPANY 13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA 28277 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2011 (May 9, 2011 for participants in B&W’s Thrift Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2011 (May 9, 2011 for participants in B&W’s Thrift Plan). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M30619-P06253 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE BABCOCK & WILCOX COMPANY Vote on Directors The Board of Directors recommends you vote FOR the nominees listed: 1. Election of Directors Nominees: 01) Brandon C. Bethards (Class I) 02) D. Bradley McWilliams (Class I) 03) Anne R. Pramaggiore (Class I) 04) Larry L. Weyers (Class III) For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For AllExcept” and write the number(s) of the nominee(s) for which you are withholding authority on the line below. Vote on Proposals The Board of Directors recommends you vote FOR proposal 2. 2. Advisory vote on executive compensation. For Against Abstain The Board of Directors recommends you vote FOR proposals 4, 5 and 6.

The Babcock & Wilcox Company Annual Meeting of Stockholders Thursday, May 12, 2011 at 9:30 a.m. The Ballantyne Hotel The Ballantyne Ballroom 10000 Ballantyne Commons Parkway Charlotte, North Carolina 28277 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE M30620-P06253 THE BABCOCK & WILCOX COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS Thursday, May 12, 2011 The undersigned stockholder(s) hereby appoint(s) Brandon C. Bethards, James D. Canafax and Michael S. Taff, or any of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of The Babcock & Wilcox Company (“B&W”) that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on May 12, 2011, at The Ballantyne Hotel, The Ballantyne Ballroom, 10000 Ballantyne Commons Parkway, Charlotte, NC 28277, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 4, 5 AND 6 AND VOTED FOR “1 YEAR” ON PROPOSAL 3. ATTENTION PARTICIPANTS IN B&W’S THRIFT PLAN: If you hold shares of The Babcock & Wilcox Company common stock through The Thrift Plan for B&W Employees and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on May 9, 2011. Any shares of B&W common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions for other participants in the Thrift Plan. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPED Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE